                                                       REGISTRATION NO. 33-51745

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          FLEET FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


          RHODE ISLAND                     05-0341324                         6711
(State or other jurisdiction of         (I.R.S. Employer          (Primary Standard Industrial
 incorporation or organization)       Identification No.)         Classification Code Number)


         50 KENNEDY PLAZA, PROVIDENCE, RHODE ISLAND 02903  401-278-5800
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                          WILLIAM C. MUTTERPERL, ESQ.
                          FLEET FINANCIAL GROUP, INC.
                                50 KENNEDY PLAZA
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 278-5880
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:

           V. DUNCAN JOHNSON, ESQ.                      MARTIN CARMICHAEL III, P.C.
              EDWARDS & ANGELL                            GOODWIN, PROCTER & HOAR
          2700 HOSPITAL TRUST TOWER                           EXCHANGE PLACE
       PROVIDENCE, RHODE ISLAND 02903                   BOSTON, MASSACHUSETTS 02109

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions precedent to the merger of Sterling Bancshares Corporation with and into the Registrant have been satisfied or waived as described in the enclosed Proxy Statement-Prospectus.


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

                          FLEET FINANCIAL GROUP, INC.

        CROSS-REFERENCE SHEET FOR REGISTRATION STATEMENT ON FORM S-4 AND
                          PROXY STATEMENT-PROSPECTUS.

                        S-4 ITEM                       LOCATION IN PROXY STATEMENT-PROSPECTUS
       ------------------------------------------    ------------------------------------------
 1.    Forepart of Registration Statement and
         Outside Front Cover Page of
         Prospectus..............................    Facing Page of Registration Statement;
                                                       Cross-Reference Sheet; Cover Page
 2.    Inside Front and Outside Back Cover Pages
         of Prospectus...........................    Table of Contents; Available Information;
                                                       Information Incorporated by Reference
 3.    Risk Factors, Ratio of Earnings to Fixed
         Charges and Other Information...........    Summary of Proxy Statement-Prospectus
 4.    Terms of the Transaction..................    Summary of Proxy Statement-Prospectus; The
                                                       Merger; Comparison of Stockholders'
                                                       Rights under Rhode Island and Delaware
                                                       Law
 5.    Pro Forma Financial Information...........    Not Applicable
 6.    Material Contacts with the Company being
         Acquired................................    The Merger
 7.    Additional Information Required for
         Reoffering by Persons and Parties Deemed
         to be Underwriters......................    Not Applicable
 8.    Interests of Named Experts and Counsel....    Legal Opinions
 9.    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.............................    Not Applicable
10.    Information with Respect to S-3
         Registrants.............................    Information Incorporated by Reference
11.    Incorporation of Certain Information by
         Reference...............................    Information Incorporated by Reference
12.    Information with Respect to S-2 or S-3
         Registrants.............................    Not Applicable
13.    Incorporation of Certain Information by
         Reference...............................    Not Applicable
14.    Information with Respect to Registrants
         Other Than S-2 or S-3 Registrants.......    Not Applicable
15.    Information with Respect to S-3
         Companies...............................    Information Incorporated by Reference
16.    Information with Respect to S-2 or S-3
         Companies...............................    Not Applicable
17.    Information with Respect to Companies
         Other Than S-2 or S-3 Companies.........    Not Applicable
18.    Information if Proxies, Consents or
         Authorizations are to be Solicited......    Cover Page; Summary of Proxy Statement-
                                                       Prospectus; Meeting Information; The
                                                       Merger; Information Incorporated by
                                                       Reference; Experts; Solicitation of
                                                       Proxies; Stockholder Proposals
19.    Information if Proxies, Consents or
         Authorizations are not to be Solicited,
         or in an Exchange Offer.................    Not Applicable

       [FLEET LOGO]      STERLING BANCSHARES CORPORATION
                                ONE MOODY STREET
                          WALTHAM, MASSACHUSETTS 02154


                                                                February 8, 1994


Dear Holder of Sterling Common Stock:


     You are cordially invited to attend a Special Meeting of the Stockholders (the "Special Meeting") of Sterling Bancshares Corporation, a Delaware corporation ("Sterling"), to be held on Wednesday, March 16, 1994, at 9:00 a.m. at the Charles River Museum of Industry, 154 Moody Street, Waltham, Massachusetts.



     At the Special Meeting, holders of the outstanding shares of common stock, par value $.10 per share, of Sterling ("Sterling Common Stock") will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of October 11, 1993 (the "Merger Agreement"), by and between Sterling and Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), and each of the transactions contemplated thereby, pursuant to which Sterling will be merged with and into Fleet (the "Merger"). A copy of the Merger Agreement is attached to the accompanying Proxy Statement-Prospectus as Exhibit A.


     Upon consummation of the Merger, each outstanding share of Sterling Common Stock, except for shares held by Fleet or its subsidiaries or by Sterling or its subsidiaries (other than in both cases shares held in a fiduciary capacity or as a result of debts previously contracted), will be converted into the right to receive the number of shares of Fleet common stock, $1.00 par value ("Fleet Common Stock"), determined by dividing $39.50 by the Average Closing Price, subject to adjustment as described in the next paragraph (the "Exchange Ratio"). The "Average Closing Price" is the average closing sale price per share of Fleet Common Stock on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 20 New York Stock Exchange trading days ending on the tenth business day after the date on which the last of the regulatory approvals required to consummate the transactions contemplated by the Merger Agreement is obtained.

     Notwithstanding the foregoing paragraph, if the Average Closing Price is equal to or greater than $39.24, the Exchange Ratio will be 1.0066; and if the Average Closing Price is equal to or less than $29.01, the Exchange Ratio will be 1.3616; except that if the Average Closing Price is equal to or less than $25.59, Sterling shall have the right, waivable by it, to terminate the Merger Agreement, unless Fleet shall have elected, at its option, to adopt as the Exchange Ratio the "Adjusted Maximum Exchange Ratio", which shall be determined by dividing $34.84 by the Average Closing Price.


     Enclosed are a Notice of Special Meeting of Stockholders and a Proxy Statement-Prospectus which describe the Merger, the background to the transaction and the businesses of Fleet and Sterling. You are urged to read all these materials carefully. The Board of Directors has fixed the close of business on February 3, 1994 as the record date for the Special Meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the shares of Sterling Common Stock outstanding and entitled to vote is necessary to approve and adopt the Merger Agreement.



     THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION APPROVING THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVING AND ADOPTING THE MERGER AGREEMENT. Keefe, Bruyette & Woods, Inc. ("KBW"), Sterling's financial advisor, has rendered a written opinion to the Board of Directors of Sterling that states, among other things, that, as of the date of this Proxy Statement-Prospectus, the Exchange Ratio is fair to Sterling's stockholders from a financial point of view. The written opinion of KBW, dated the date of this Proxy Statement-Prospectus, is reproduced in full as Exhibit C to the accompanying Proxy Statement-Prospectus, and I urge you to read the opinion carefully.


     Holders of shares of Sterling Common Stock do not have any appraisal rights under Delaware law in connection with the Merger.

     A form of proxy solicited by the Board of Directors is enclosed for your convenience. YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

     Promptly after the Merger, a letter of transmittal will be mailed to all holders of record of shares of Sterling Common Stock to use in connection with surrendering their stock certificates. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD OR TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL, WHICH WILL INCLUDE INSTRUCTIONS AS TO THE PROCEDURE TO BE USED IN SENDING YOUR STOCK CERTIFICATES.

     I strongly support the Merger of Sterling with Fleet and join with the other members of the Board in recommending the Merger to you. We urge you to vote in favor of approval and adoption of the Merger Agreement. If you should have any questions about the Merger or need assistance in completing your proxy card, please contact John F. Treanor at Sterling at (617) 894-7790.

                                          Very truly yours,

                                          JOHN C. WARREN
                                          Chairman of the Board,
                                          President and Chief Executive
                                          Officer


     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


     STERLING STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A STERLING STOCKHOLDER HAS RECEIVED A TRANSMITTAL FORM AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

                        STERLING BANCSHARES CORPORATION
                                ONE MOODY STREET
                          WALTHAM, MASSACHUSETTS 02154
                           TELEPHONE: (617) 894-7790

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 16, 1994



     A Special Meeting of Stockholders (the "Special Meeting") of Sterling Bancshares Corporation, a Delaware corporation ("Sterling") will be held on Wednesday, March 16, 1994, at 9:00 a.m. at the Charles River Museum of Industry, 154 Moody Street, Waltham, Massachusetts, for the following purposes:



          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 11, 1993 (the "Merger Agreement"), by and between Sterling and Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), and each of the transactions contemplated thereby, pursuant to which Sterling will be merged with and into Fleet (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the enclosed Proxy Statement-Prospectus. A copy of the Merger Agreement is attached as Exhibit A to the accompanying Proxy Statement-Prospectus.


          2. To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned, or to which the Special Meeting may be postponed.


     The Board of Directors has fixed the close of business on February 3, 1994 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A list of such stockholders will be available at the main office of Sterling, the address of which is set forth above, for a period of ten days prior to the date of the Special Meeting. Only holders of shares of common stock, par value $.10 per share of Sterling ("Sterling Common Stock") of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.


     In the event there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitations of proxies by Sterling.


     A majority of the outstanding shares of Sterling Common Stock entitled to vote must be represented at the Special Meeting, in person or by proxy, to constitute a quorum for the transaction of business.


     Holders of Sterling Common Stock do not have any appraisal rights under Delaware law in connection with the Merger.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors,

                                          JOHN F. TREANOR, SECRETARY
Waltham, Massachusetts

February 8, 1994



     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION


         PRELIMINARY PROXY STATEMENT-PROSPECTUS DATED FEBRUARY 8, 1994



STERLING BANCSHARES CORPORATION                FLEET FINANCIAL GROUP, INC.
One Moody Street                               50 Kennedy Plaza
Waltham, Massachusetts 02154                   Providence, Rhode Island 02903
(617) 894-7790                                 (401) 278-5800


                           PROXY STATEMENT-PROSPECTUS
                        SPECIAL MEETING OF STOCKHOLDERS
                        STERLING BANCSHARES CORPORATION

                                 MARCH 16, 1994



    This Proxy Statement-Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancshares Corporation ("Sterling") to be used at a Special Meeting of stockholders to be held on March 16, 1994 (the "Special Meeting") for the purpose of considering and voting upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 11, 1993, by and between Sterling and Fleet Financial Group, Inc. ("Fleet") providing for the merger of Sterling with and into Fleet (the "Merger"). The Merger Agreement is attached hereto as Exhibit A and is incorporated herein by reference. Although not a condition to the consummation of the Merger, the Merger Agreement also contemplates that immediately upon consummation of the Merger, Sterling Bank, a wholly-owned subsidiary of Sterling (the "Bank"), will merge (the "Bank Merger") with and into Fleet Bank of Massachusetts, National Association (the "Surviving Bank"), an indirect wholly-owned subsidiary of Fleet, pursuant to a Bank Agreement and Plan of Merger (the "Bank Merger Agreement") to be entered into between the Bank and the Surviving Bank. See "THE MERGER -- Structure of the Bank Merger". This Proxy Statement-Prospectus and the form of proxy are first being mailed to stockholders of Sterling on or about February 8, 1994.


    At the Effective Time (as defined below) of the Merger, each Sterling stockholder will receive, for each share of Sterling common stock, $0.10 par value ("Sterling Common Stock") they hold, except for shares held by Fleet or its subsidiaries or by Sterling or its subsidiaries (other than in both cases shares held in a fiduciary capacity or as a result of debts previously contracted), Fleet common stock, $1.00 par value (including the associated preferred share purchase rights described in "DESCRIPTION OF FLEET CAPITAL
STOCK -- Fleet Common Stock -- Preferred Share Purchase Rights") ("Fleet Common Stock"), based on an exchange ratio linked to the average closing price of Fleet Common Stock, subject to certain adjustments. No fractional shares of Fleet Common Stock will be issued and cash will be paid in lieu thereof. See "THE MERGER -- Exchange Ratio and Other Matters" and "DESCRIPTION OF FLEET CAPITAL STOCK -- Fleet Common Stock".


    Fleet has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering a maximum of 7,597,272 shares of Fleet Common Stock, representing shares to be issued in connection with the Merger, including shares issuable upon the exercise of options to acquire Sterling Common Stock granted pursuant to the Sterling Amended and Restated Stock Option Plan. See "THE MERGER -- Effect on Employee Benefits". This Proxy Statement-Prospectus also constitutes the Prospectus of Fleet filed as a part of such Registration Statement.



    Contemporaneously with entering into the Merger Agreement, Sterling granted Fleet an option (the "Option") to purchase up to 512,943 shares of Sterling Common Stock, representing 17.0% of the outstanding shares of Sterling Common Stock as of October 11, 1993 before giving effect to the exercise of the Option. The number of shares to be issued pursuant to the Option is subject to adjustment under certain circumstances. The Option was granted by Sterling to Fleet pursuant to the terms of a Stock Option Agreement dated as of October 11, 1993 (the "Stock Option Agreement"), between Sterling and Fleet, and was required by Fleet as an inducement and condition to entering into the Merger Agreement. The Option is exercisable by Fleet, upon the occurrence of certain events described in the Stock Option Agreement, at an exercise price of $30.50 per share payable in cash. On October 8, 1993, the business day immediately preceding the public announcement of the proposed Merger, the closing price for Sterling Common Stock was $30.50. For a discussion of other terms of the Stock Option Agreement, including provisions regarding repurchase and termination of the Option, see "THE MERGER -- Stock Option Agreement". A copy of the Stock Option Agreement is attached to this Proxy Statement-Prospectus as Exhibit B.


    This Proxy Statement-Prospectus does not cover any resales of Fleet Common Stock received by stockholders of Sterling upon consummation of the Merger, and no person is authorized to make use of this Proxy Statement-Prospectus in connection with any such resale.

    All information contained in this Proxy Statement-Prospectus with respect to Fleet has been supplied by Fleet and all information with respect to Sterling has been supplied by Sterling.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT-PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY
STATEMENT-PROSPECTUS IN ITS ENTIRETY.

    THE SHARES OF FLEET COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF FLEET AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.


THE SECURITIES OF FLEET OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the shares of Fleet Common Stock hereunder shall, under any circumstances, create any implication that there has not been any change in the affairs of Fleet or Sterling since the date hereof.

        THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS FEBRUARY 8, 1994

                               TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       -----
AVAILABLE INFORMATION................................................................      3
INFORMATION INCORPORATED BY REFERENCE................................................      3
SUMMARY OF PROXY STATEMENT-PROSPECTUS................................................      5
MEETING INFORMATION..................................................................     19
  The Special Meeting................................................................     19
  Record Date........................................................................     19
  Proxies; Voting and Revocation.....................................................     19
  Votes Required.....................................................................     20
THE MERGER...........................................................................     20
  General............................................................................     20
  Background of the Merger...........................................................     20
  Recommendation of the Board of Directors and Reasons for the Merger................     22
  Opinion of Financial Advisor.......................................................     24
  Management and Operations after the Merger.........................................     28
  Exchange Ratio and Other Matters...................................................     28
  Exchange of Certificates; Fractional Shares........................................     29
  Effective Time.....................................................................     30
  Conduct of Business Pending the Merger.............................................     30
  Conditions to the Consummation of the Merger.......................................     32
  Structure of the Bank Merger.......................................................     33
  Stock Option Agreement.............................................................     33
  Sterling Shareholder Rights Agreement..............................................     36
  Regulatory Matters.................................................................     36
  Certain Federal Income Tax Consequences............................................     38
  Accounting Treatment...............................................................     39
  Termination of the Merger Agreement................................................     39
  Waiver and Amendment of the Merger Agreement.......................................     39
  Effect on Employee Benefits........................................................     40
  Interests of Certain Persons in the Merger.........................................     41
  Resale of Fleet Common Stock.......................................................     43
  Dividend Reinvestment and Stock Purchase Plan......................................     44
  No Appraisal Rights................................................................     44
MATERIAL CONTRACTS BETWEEN AFFILIATES OF STERLING AND FLEET..........................     44
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.............................................     44
CERTAIN REGULATORY CONSIDERATIONS....................................................     44
RECENT LEGISLATION AND RELATED MATTERS...............................................     45
RECENT DEVELOPMENTS..................................................................     49
DESCRIPTION OF FLEET CAPITAL STOCK...................................................     50
COMPARISON OF STOCKHOLDERS' RIGHTS UNDER RHODE ISLAND AND DELAWARE LAW...............     58
COMPARATIVE STOCK PRICES AND DIVIDENDS...............................................     67
EXPERTS..............................................................................     68
LEGAL OPINIONS.......................................................................     68
SOLICITATION OF PROXIES..............................................................     68
STOCKHOLDER PROPOSALS................................................................     69


                                    EXHIBITS

A.  Agreement and Plan of Merger
B.  Stock Option Agreement
C.  Opinion of Keefe, Bruyette & Woods, Inc. to Sterling Board of Directors

                             AVAILABLE INFORMATION


     Each of Fleet and Sterling is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Proxy statements, reports and other information concerning either Fleet or Sterling can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Room 1400, 75 Park Place, New York, New York 10007) and Chicago (CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Fleet Common Stock is listed on the New York Stock Exchange. Reports, proxy materials and other information concerning Fleet also may be inspected at the offices of the New York Stock Exchange Inc. (the "Stock Exchange"), 20 Broad Street, New York, New York 10005. Sterling Common Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market. Reports, proxy statements and other information concerning Sterling may also be inspected at the offices of the National Association of Securities Dealers, Inc. ("NASD") at 1735 K Street, N.W., Washington, D.C. 20006. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which Fleet has filed with the Commission under the Securities Act, which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.


     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH
ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS,
OTHER THAN EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON,
INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS
DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE FOLLOWING:

                 FLEET DOCUMENTS                          STERLING DOCUMENTS
               -------------------                      ----------------------
              Robert W. Lougee, Jr.                        John F. Treanor
       Director of Corporate Communications                   Secretary
           Fleet Financial Group, Inc.             Sterling Bancshares Corporation
                 50 Kennedy Plaza                          One Moody Street
          Providence, Rhode Island 02903             Waltham, Massachusetts 02154
                   401-278-5879                              617-894-7790


     IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, A REQUEST MUST BE RECEIVED NO LATER THAN MARCH 9, 1994.



                     INFORMATION INCORPORATED BY REFERENCE


     The following Fleet documents are incorporated by reference herein:

          (1) Fleet's Annual Report on Form 10-K for the year ended December 31, 1992;

          (2) Fleet's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993;

          (3) Fleet's Current Reports on Form 8-K dated March 2, 1993, March 17, 1993, March 30, 1993, March 31, 1993, June 14, 1993, October 11, 1993 and
     December 16, 1993;

          (4) The description of the Fleet Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to Fleet) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description; and

          (5) The description of the preferred share purchase rights contained in Fleet's Registration Statement on Form 8-A dated November 29, 1990 (as amended by an Amendment to Application or Report on Form 8 dated September 6, 1991).


Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     The following Sterling documents are incorporated by reference herein:

          (1) Sterling's Annual Report on Form 10-K for the year ended December 31, 1992;

          (2) Sterling's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993;


          (3) Sterling's Current Reports on Form 8-K filed on January 27, 1993 (as amended by Amendment No. 1 on Form 8 dated February 1, 1993) and October 11, 1993;


          (4) The description of Sterling Common Stock contained in Sterling's Current Report on Form 8-K filed on October 1, 1987; and



          (5) The description of certain preferred stock purchase rights granted to holders of Sterling Common Stock pursuant to the Sterling Shareholder Rights Agreement between Sterling and The First National Bank of Boston, as Rights Agent, dated as of January 23, 1989, contained in a Registration Statement on Form 8-A filed on January 25, 1989.



Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.



     All documents filed with the Commission by Fleet and Sterling pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement-Prospectus and prior to the Special Meeting are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Proxy Statement-Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

                     SUMMARY OF PROXY STATEMENT-PROSPECTUS

     The following is a brief summary, which is necessarily incomplete, of certain information contained elsewhere in this Proxy Statement-Prospectus or in documents incorporated herein by reference. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained herein, the Exhibits hereto and the documents incorporated by reference herein. Each stockholder is urged to read the Proxy Statement-Prospectus with care.

THE PARTIES

     Fleet. Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At September 30, 1993, Fleet was the 15th largest banking institution in the United States in terms of total assets, with total assets of $46.9 billion, total deposits of $31.1 billion and stockholders' equity of $3.5 billion.


     Fleet is engaged in a general commercial banking and trust business, with approximately 800 banking branches located in the states of Rhode Island, New York, Connecticut, Massachusetts, Maine and New Hampshire, through its banking subsidiaries, Fleet National Bank, Fleet Bank of New York, Fleet Bank, Fleet Bank, National Association ("Fleet-CT"), the Surviving Bank, Fleet Bank of Maine and Fleet Bank-NH. Fleet also provides, through its nonbanking subsidiaries, a broad range of financial services, including asset-based lending, consumer finance, mortgage banking, real estate lending, sales of mutual funds, student loan servicing, credit-related life and accident/health insurance, investment banking, investment advice and management, and data processing. The principal office of Fleet is located at 50 Kennedy Plaza, Providence, Rhode Island 02903, telephone number (401) 278-5800.



     The Surviving Bank is a national banking association with total assets of $8.1 billion and total deposits of $6.3 billion at September 30, 1993, without giving effect to the contemplated Bank Merger. The Surviving Bank currently has 158 branches throughout Massachusetts, 20 of which are located in Middlesex County. The principal office of the Surviving Bank is located at 75 State Street, Boston, Massachusetts 02106, telephone number (617) 346-4000.



     Sterling. Sterling is a Delaware corporation and the holding company for the Bank. Sterling's principal business consists of the business of the Bank. At September 30, 1993, Sterling, on a consolidated basis, had total assets of $995.2 million and total deposits of $636.9 million. Sterling's only office and principal place of business is located at the main office of the Bank at One Moody Street, Waltham, Massachusetts 02154. Its telephone number is (617) 894-7790. The Bank is a Massachusetts-chartered savings bank serving a market area in the western part of the Boston Metropolitan area. The Bank provides a wide variety of financial services which include retail and commercial banking, residential mortgage origination and servicing, commercial real estate lending, commercial lending and consumer lending. The Bank's main office and headquarters building is located at One Moody Street, Waltham, Massachusetts 02154 and its telephone number is (617) 894-7790. In addition to its main office, the Bank has eleven full-service branch offices located in Middlesex County.


DATE, TIME AND PLACE OF SPECIAL MEETING


     The Special Meeting will be held at the Charles River Museum of Industry, 154 Moody Street, Waltham, Massachusetts, at 9:00 a.m. on Wednesday, March 16, 1994.


PURPOSES OF SPECIAL MEETING

     The Special Meeting will be held for the purpose of considering and voting upon a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, and to conduct any other business that may properly come before the Special Meeting, or any adjournments or postponements thereof. See "MEETING INFORMATION -- The Special Meeting".

VOTES REQUIRED


     The Board of Directors has fixed the close of business on February 3, 1994 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only the holders of record of the outstanding shares of Sterling Common Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. The presence, in person or by proxy, of a majority of the aggregate number of shares of Sterling Common Stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Special Meeting.



     At December 31, 1993, 3,045,031 shares of Sterling Common Stock were outstanding and entitled to vote, of which approximately 318,582 shares, or approximately 10.46%, were held by directors and executive officers of Sterling and their respective affiliates. Each such director and officer of Sterling has indicated his or her intention to vote the Sterling Common Stock beneficially owned by him or her for approval of the Merger Agreement. The affirmative vote of the holders of a majority of the shares of Sterling Common Stock issued, outstanding and entitled to vote at the Special Meeting will be required to approve the Merger Agreement. Consequently, assuming, for illustration purposes only, that the number of outstanding shares of Sterling Common Stock and the number of such shares held by directors and officers of Sterling and their affiliates remains unchanged between December 31, 1993, and the Record Date and that each director and officer of Sterling and their respective affiliates votes in favor of the Merger Agreement, the affirmative vote of holders of approximately 1,203,934 additional shares of Sterling Common Stock, representing approximately 39.54% of the shares issued and outstanding on December 31, 1993, will be required. The approval of the Merger Agreement by Sterling's stockholders is a condition to the consummation of the Merger.


     See "MEETING INFORMATION -- Votes Required".

TERMS OF THE MERGER


     In the Merger, each share of Sterling Common Stock outstanding (other than shares (a) held by Sterling as treasury stock or (b) held by Fleet or Sterling or any subsidiary thereof (other than in both cases shares held in a fiduciary capacity or as a result of debts previously contracted)) will be converted into and exchangeable for the number of shares (the "Exchange Ratio") of Fleet Common Stock determined by dividing $39.50 by the Average Closing Price (as defined below); provided, that (i) if the Average Closing Price is equal to or greater than $39.24, the Exchange Ratio shall be 1.0066 (the "Minimum Exchange Ratio") and (ii) if the Average Closing Price is equal to or less than $29.01, the Exchange Ratio shall be 1.3616 (the "Maximum Exchange Ratio"); and provided, further, that if the Average Closing Price is equal to or less than $25.59, Sterling shall have the right, waivable by it, to terminate the Merger Agreement, unless Fleet elects, at its option, to adopt as the Exchange Ratio the "Adjusted Maximum Exchange Ratio" which shall be determined by dividing $34.84 by the Average Closing Price. The "Average Closing Price" is defined in the Merger Agreement as the average closing sale price per share of Fleet Common Stock on the Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the twenty (20) Stock Exchange trading days ending on the tenth business day after the date on which the last of the regulatory approvals required to consummate the transactions contemplated by the Merger Agreement is obtained. See "THE MERGER -- Regulatory Matters". The Exchange Ratio is the product of arms' length negotiations between the respective management of Fleet and Sterling. In negotiating the Exchange Ratio, the management of Sterling had the benefit of advice from its financial advisor, the investment banking firm of Keefe, Bruyette & Woods, Inc. ("KBW"). See "THE MERGER -- Opinion of Financial Advisor".



     No fractional shares of Fleet Common Stock will be issued in the Merger. In lieu thereof, each holder of Sterling Common Stock who otherwise would have been entitled to a fractional share of Fleet Common Stock will receive cash in an amount equal to such fraction multiplied by the closing sale price of Fleet Common Stock on the Stock Exchange as reported by The Wall Street Journal for the Stock Exchange trading day immediately preceding the date of the Effective Time. Calculations will be made to the nearest one-thousandth of a share of Fleet Common Stock and to the nearest cent.

     The Merger will become effective on the date and time (the "Effective Time") as set forth in the certificate of merger which shall be filed with the Secretary of State of Delaware and the articles of merger which shall be filed with the Secretary of State of Rhode Island.



     At the Effective Time, all stock options with respect to Sterling Common Stock granted by Sterling under Sterling's Amended and Restated Stock Option Plan (the "Sterling Stock Option Plan"), which are outstanding at such time, whether or not then exercisable, will be converted into and will become options under Fleet's 1992 Employee Stock Option and Restricted Stock Plan (the "Fleet Stock Option Plan") to purchase Fleet Common Stock. The rights to Fleet Common Stock to be received by holders of Sterling stock options upon consummation of the Merger will be the same as the rights such optionees had under the Sterling Stock Option Plan immediately prior to the Effective Time, except that the number of shares of Fleet Common Stock subject to such options and the exercise price of such options will be adjusted to give effect to the Exchange Ratio.



     Using the $35.25 closing price for Fleet Common Stock on February 1, 1994 and 3,119,822 shares of Sterling Common Stock outstanding on such date and assuming, for illustration purposes only, that such price and number of shares constitutes the Average Closing Price and number of outstanding shares of Sterling Common Stock exchangeable for Fleet Common Stock at the Effective Time, the Exchange Ratio would be 1.1206 and Fleet would issue approximately 3,496,073 shares of Fleet Common Stock to acquire 3,119,822 shares of Sterling Common Stock. In addition, again assuming, for illustration purposes only, that the Exchange Ratio is 1.1206 and that the number of shares of Sterling Common Stock issuable at the Effective Time upon the exercise of outstanding options granted pursuant to the Sterling Stock Option Plan remains unchanged from February 1, 1994, options to acquire 157,864 shares of Sterling Common Stock would be converted into options to acquire 176,902 shares of Fleet Common Stock, at various exercise prices, adjusted to give effect to the Exchange Ratio. Under such circumstances, immediately after the Effective Time, former Sterling stockholders would hold approximately 2.48% of the outstanding shares of Fleet Common Stock (assuming that 140,994,984 shares of Fleet Common Stock were outstanding immediately after the Effective Time, which amount includes 137,498,911 shares of Fleet Common Stock outstanding as of February 1, 1994 and 3,496,073 shares of Fleet Common Stock issued to Sterling stockholders in the Merger, but does not include existing Fleet options to acquire Fleet Common Stock or options to acquire Fleet Common Stock issued in the Merger to optionees under the Sterling Stock Option Plan) and the Merger would be valued at approximately $123.2 million ($129.5 million including options to acquire Fleet Common Stock issued in the Merger to optionees under the Sterling Stock Option
Plan).


     Although not a condition to the consummation of the Merger, the Merger Agreement contemplates that immediately following the consummation of the Merger, the Bank will merge with and into the Surviving Bank.


     See "THE MERGER -- Opinion of Financial Advisor", "-- Exchange Ratio and Other Matters", "-- Structure of the Bank Merger", "-- Regulatory Matters" and "-- No Appraisal Rights".


STOCK OPTION AGREEMENT


     Pursuant to the Stock Option Agreement, Sterling granted Fleet the Option to purchase up to 512,943 fully paid and non-assessable shares of Sterling Common Stock, representing 17% of the shares of Sterling Common Stock issued and outstanding as of October 11, 1993, without giving effect to the exercise of the Option, for $30.50 per share. The number of shares is subject to upward adjustment to 17% of the number of shares of Sterling Common Stock issued and outstanding, without giving effect to the exercise of the Option, in the event that additional shares of Sterling Common Stock are issued or otherwise become outstanding after October 11, 1993 (other than pursuant to the exercise of the Option or in the event of certain events such as a stock dividend for which a separate adjustment mechanism is provided). The Option is exercisable in certain circumstances that create the potential for another party to acquire control of Sterling and was requested by Fleet to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for a third party to attempt to acquire control of Sterling.


     See "THE MERGER -- Stock Option Agreement" and Exhibit B to this Proxy Statement-Prospectus.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER



     THE BOARD OF DIRECTORS OF STERLING HAS UNANIMOUSLY ADOPTED A RESOLUTION APPROVING THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS APPROVAL AND ADOPTION OF THE MERGER AGREEMENT BY STERLING'S STOCKHOLDERS. Sterling's Board has adopted that resolution and makes that recommendation because it believes that the terms of the Merger Agreement are fair and in the best interests of Sterling and its stockholders and because the Sterling Board believes in its business judgment that the Exchange Ratio is fair and reasonable to the stockholders of Sterling. The terms of the Merger Agreement, including the Exchange Ratio and the Stock Option Agreement, were reached on the basis of arms' length negotiations between Sterling and Fleet. In the course of reaching its decision to approve the Merger Agreement, the Board of Directors of Sterling consulted with its legal advisors regarding the legal terms of the Merger Agreement and Stock Option Agreement and the Board of Directors' obligations in its consideration thereof and with KBW, its financial advisor, regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio in the proposed Merger.



     See "THE MERGER -- Background of the Merger" and "-- Recommendation of the Board of Directors and Reasons for the Merger".



OPINION OF FINANCIAL ADVISOR


     KBW has delivered to the Board of Directors of Sterling its oral opinion, as of October 10, 1993 and its written opinion, as of the date of this Proxy Statement-Prospectus, that the Exchange Ratio is fair, from a financial point of view, to Sterling's stockholders. The full text of the opinion of KBW dated as of the date of this Proxy Statement-Prospectus, which sets forth assumptions made, matters considered and limits on the review undertaken by KBW, is attached hereto as Exhibit C. Stockholders are urged to read this opinion in its entirety. KBW's opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any Sterling stockholder as to how such stockholder should vote at the Special Meeting.

     See "THE MERGER -- Background of the Merger", "-- Opinion of Financial Advisor" and Exhibit C to this Proxy Statement-Prospectus.


CONDITIONS TO THE CONSUMMATION OF THE MERGER



     Consummation of the Merger is subject to various conditions, including the approval of Sterling's stockholders solicited hereby; the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus forms a part; approval by certain federal and Massachusetts regulatory authorities; receipt by Sterling of an opinion of counsel as to the tax-free nature of the Merger for federal income tax purposes (except for cash received in lieu of fractional shares); receipt of a letter from each of Fleet's and Sterling's independent accountants to the effect that the Merger qualifies to be accounted for as a pooling-of-interests; the listing, subject to notice of issuance, on the Stock Exchange of the Fleet Common Stock to be issued in the Merger; and other customary closing conditions. None of the foregoing approvals has been obtained and there is no assurance that such approvals will be obtained or as to the timing of such approvals.


     See "THE MERGER -- Conditions to the Consummation of the Merger" and "-- Regulatory Matters".

TERMINATION OF THE MERGER AGREEMENT; AMENDMENT OR WAIVER OF THE MERGER AGREEMENT


     The Merger Agreement may be abandoned at any time prior to the Effective Time by the mutual consent of Fleet and Sterling by a majority vote of the members of each company's entire Board of Directors. Subject to certain limitations in cases where the party seeking termination is in breach of the Merger Agreement, the Merger Agreement may also be terminated by either Fleet or Sterling, acting individually, (a) forty-five days after the date on which any request or application for regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of any governmental entity which must grant such regulatory approval, unless within the forty-five day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with such governmental entity; (b) if any governmental entity shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the Merger Agreement; (c) if the Effective Time has not occurred by September 30, 1994; (d) if there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not timely cured; or (e) if the vote of Sterling's stockholders required to approve the Merger Agreement is not obtained. Sterling may also terminate the Merger Agreement in the event the Average Closing Price is equal to or less than $25.59, unless Fleet elects to adopt the Adjusted Maximum Exchange Ratio as the Exchange Ratio.


     See "THE MERGER -- Termination of the Merger Agreement".

WAIVER


     Fleet and Sterling, with the authorization of their respective Boards of Directors, may, to the extent legally allowable, (a) extend the time for the performance of any of the obligations or other acts required of the other party contained in the Merger Agreement; (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or (c) waive compliance by the other party of any of its agreements or conditions contained in the Merger Agreement, except that after Sterling stockholder approval, no extension or waiver shall reduce the amount or change the form of consideration to be delivered to each of Sterling's stockholders as contemplated by the Merger Agreement without further approval of Sterling's stockholders, except as contemplated by the Merger Agreement.


     See "THE MERGER -- Waiver and Amendment to the Merger Agreement".

AMENDMENT


     Any term or provision of the Merger Agreement may be amended in writing (subject to compliance with applicable law) at any time, except that after Sterling stockholder approval, no amendment shall reduce the amount or change the form of the consideration to be delivered to each of Sterling's stockholders under the Merger Agreement other than as contemplated by the Merger Agreement. In addition, Delaware law prohibits, among other things, any change any of the terms and conditions of the Merger Agreement if such change or alteration would adversely affect any holder of Sterling Common Stock.


     See "THE MERGER -- Exchange Ratio and Other Matters", "-- Termination of the Merger Agreement" and "-- Waiver and Amendment of the Merger Agreement".


REGULATORY APPROVALS


     The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended, and by the Board of Bank Incorporation of the Commonwealth of Massachusetts (the "Massachusetts BBI") under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. Assuming Federal Reserve Board approval, the Merger may not be consummated for 30 days after such approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. Fleet has filed a draft application with the Federal Reserve Board and intends to file an application with the Massachusetts BBI after the date hereof, in each case with respect to the Merger (as well as with respect to its right to exercise the Option). The Merger will not proceed until all regulatory approvals required to consummate the Merger have been obtained, such approvals are in full force and effect and all statutory waiting periods in respect thereof have expired. There can be no assurance that the Merger will be approved by the Federal Reserve Board or the Massachusetts BBI. If such approvals are received, there can be no assurance as to the date of such approvals or the absence of any litigation challenging such approvals. See "THE MERGER -- Regulatory Matters".


     While it is not a condition to the consummation of the Merger, the Merger Agreement contemplates that the Bank Merger will take place immediately following the consummation of the Merger. In order to effect the Bank Merger, Fleet will need, among other things, the approval of the Office of the Comptroller of the

Currency ("OCC") under the Bank Merger Act. Fleet intends to file an application for approval of the Bank Merger with the OCC after the date hereof.



     See "THE MERGER -- Structure of the Bank Merger".



CERTAIN FEDERAL INCOME TAX CONSEQUENCES



     Consummation of the Merger is conditioned on there being delivered the opinion of counsel to Sterling, which may be based on various facts and representations and subject to various assumptions, dated as of the Effective Time, to the effect that, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger constitutes such a reorganization, the following would be the material federal income tax consequences of the Merger in the opinion of counsel to Sterling: (a) no gain or loss will be recognized by the stockholders of Sterling upon their receipt of Fleet Common Stock in exchange for their Sterling Common Stock, except in respect of cash received in lieu of fractional shares; (b) the tax basis of the shares of Fleet Common Stock received by the stockholders of Sterling will be the same as the tax basis of the Sterling Common Stock surrendered in exchange therefor, decreased by the tax basis allocated to any such fractional share interests; and (c) the holding period of the Fleet Common Stock in the hands of the Sterling stockholders will generally include the holding period of their Sterling Common Stock.


     Stockholders should consult their own tax advisors as to the tax consequences of the Merger to them under Federal, state, local or any other applicable law.

     See "THE MERGER -- Certain Federal Income Tax Consequences".


ACCOUNTING


     The Merger is intended to be accounted for as a pooling-of-interests, as more fully described under "THE MERGER -- Accounting Treatment".


MANAGEMENT AND OPERATIONS AFTER THE MERGER


     Upon consummation of the Merger, the directors and officers of Fleet immediately prior to the Effective Time shall remain the directors and officers of the surviving corporation, to hold office in accordance with the charter documents and bylaws of the surviving corporation until their respective successors are duly elected or appointed and qualified.

     See "THE MERGER -- Management and Operations after the Merger".


NO APPRAISAL RIGHTS


     Holders of Sterling Common Stock do not have any appraisal rights under Delaware law in connection with the Merger.


     See "THE MERGER -- No Appraisal Rights".



CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS



     The rights of stockholders of Sterling are currently governed by the Delaware General Corporation Law, Sterling's Restated Certificate of Incorporation, as amended, and Sterling's by-laws. Upon consummation of the Merger, Sterling's stockholders automatically become stockholders of Fleet, and their rights will be governed by the Rhode Island Business Corporation Act, the Fleet Restated Articles of Incorporation and Fleet's by-laws.



     See "COMPARISON OF STOCKHOLDERS' RIGHTS UNDER RHODE ISLAND AND DELAWARE
LAW".

COMPARATIVE STOCK PRICES AND DIVIDENDS


     The shares of Fleet Common Stock are listed and traded on the Stock Exchange. The shares of Sterling Common Stock are quoted on the NASDAQ National Market. The table below sets forth the high and low sales prices for Fleet Common Stock and Sterling Common Stock as reported on the Stock Exchange and the NASDAQ National Market, respectively, and the cash dividends declared, for the periods indicated, as well as certain pro forma data per share of Sterling Common Stock, assuming consummation of the Merger:



                                                                                                STERLING
                                                                                              -------------
                                           FLEET                          STERLING             PRO FORMA
                               -----------------------------   -----------------------------   EQUIVALENT
                                HIGH       LOW     DIVIDENDS    HIGH      LOW     DIVIDENDS   DIVIDENDS(1)
                               -------   -------   ---------   -------  --------  ---------   -------------
1991.........................  $26.250   $ 9.625   $ 0.800     $11.250   $ 3.25     $0.48       $0.896
1992.........................   33.875    24.250     0.825      20.500    10.50      0.51        0.925
1993.........................   37.875    28.250     1.025      38.000    25.50      0.66        1.149
1994 (through February 1,
  1994)......................   35.750    32.500      N/A       38.375    37.25      0.18         N/A


- ---------------

(1) Represents data for Fleet Common Stock multiplied by 1.1206, which would be the Exchange Ratio assuming, for illustration purposes only, that the Average Closing Price is $35.25, the closing price of the Fleet Common Stock on February 1, 1994. See "THE MERGER -- Exchange Ratio and Other Matters".



     On October 8, 1993, the business day immediately preceding the public announcement of the proposed Merger, the closing sales price for Fleet Common Stock as reported on the Stock Exchange Composite Tape was $34.125 per share, and the closing sales price for Sterling Common Stock as reported by the NASDAQ National Market was $30.50 per share. On February 1, 1994, the closing sales price for Fleet Common Stock as so reported was $35.25 per share, and the closing sales price for Sterling Common Stock as so reported was $37.25 per share.


     See "COMPARATIVE STOCK PRICES AND DIVIDENDS".

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

     The following unaudited information reflects certain comparative per common share data related to book value per share, cash dividends declared per common share, net income per share and market value per common share (i) on a historical basis for Fleet and Sterling; (ii) on a pro forma combined basis per share of Fleet Common Stock assuming consummation of the Merger; and (iii) on an equivalent pro forma basis per share of Sterling Common Stock assuming consummation of the Merger.

     The information shown below should be read in conjunction with the consolidated historical financial statements of Fleet and Sterling, including the respective notes thereto, which are incorporated by reference in this Proxy Statement-Prospectus. See "INFORMATION INCORPORATED BY REFERENCE".


                                                      NINE MONTHS
                                                         ENDED           YEAR ENDED DECEMBER 31,
                                                     SEPTEMBER 30,     ----------------------------
                                                         1993           1992       1991       1990
                                                     -------------     ------     ------     ------
FLEET COMMON STOCK:
Income (Loss) per share from continuing operations:
     Primary:
       Historical..................................     $  2.17        $ 1.78     $ 0.67     $(0.75)
       Pro forma -- Fleet and Sterling(1)..........        2.16          1.80       0.67      (0.71)
     Fully Diluted:
       Historical..................................     $  2.16        $ 1.77     $ 0.67     $(0.75)
       Pro forma -- Fleet and Sterling(1)..........        2.16          1.78       0.67      (0.71)
Cash dividends declared per common share:
       Historical..................................     $  0.725       $ 0.825    $ 0.80     $ 1.25
       Pro forma -- Fleet and Sterling(2)..........        0.73          0.82       0.80       1.23
Book value per common share:
       Historical..................................     $ 22.17        $19.50
       Pro forma -- Fleet and Sterling(3)..........       22.09         19.46
STERLING COMMON STOCK:
Income (Loss) per share from continuing operations:
     Primary:
       Historical..................................     $  1.93        $ 2.68     $ 0.64     $ 0.59
       Pro forma equivalent -- Fleet and
          Sterling(4)..............................        2.42          2.01       0.75      (0.79)
     Fully Diluted:
       Historical..................................     $  1.91        $ 2.60     $ 0.64     $ 0.59
       Pro forma equivalent -- Fleet and
          Sterling(4)..............................        2.42          2.00       0.75      (0.79)
Cash dividends declared per common share:
       Historical..................................     $  0.51        $ 0.51     $ 0.48     $ 0.48
       Pro forma equivalent -- Fleet and
          Sterling(4)..............................        0.82          0.92       0.90       1.37
Book value per common share:
       Historical..................................     $ 21.37        $20.01
       Pro forma equivalent -- Fleet and
          Sterling(4)..............................       24.75         21.80



                                                          CLOSING SALES PRICE
                                                     -----------------------------     STERLING
                                                        FLEET         STERLING        EQUIVALENT
                                                     COMMON STOCK   COMMON STOCK     PER SHARE(4)
                                                     ------------   ------------     ------------
Market value per common share:
  October 8, 1993(5)...............................  $34.125          $30.50           $39.50
  February 1, 1994(4)..............................  $ 35.25          $37.25           $39.50

- ---------------

(1) Pro forma primary income per share data has been computed based on the pro forma net income available to holders of Fleet Common Stock and Sterling Common Stock, using the historical weighted average shares outstanding and common stock equivalents relating to stock options, Fleet's Dual Convertible Preferred Stock, $1.00 par value (the "Dual Convertible Preferred Stock") and rights to acquire Fleet Common Stock issued to holders of the Dual Convertible Preferred Stock, each outstanding during the year, adjusted to the equivalent number of shares of Fleet Common Stock, and assuming the exchange of 1.1206 shares of Fleet Common Stock for each share of Sterling Common Stock which would represent the Exchange Ratio, assuming, for illustration purposes only, that the Average Closing Price is $35.25, the closing price for Fleet Common Stock on February 1, 1994. Pro forma fully diluted income per share has been computed as described above with the addition, if dilutive, of shares of Fleet Common Stock associated with the conversion of Fleet's Series I 12% Cumulative Convertible Preferred Stock, $1.00 par value (the "Series I Preferred"), Fleet's Series II 6 1/2% Cumulative Convertible Preferred Stock (the "Series II Preferred") and Fleet's Dual Convertible Preferred Stock, and the exercise of stock options as may be appropriate as of the beginning of the earliest period presented.


    Earnings used in the calculation of pro forma primary earnings per share are adjusted by the dividend requirements of all preferred stocks. Earnings used on a pro forma fully diluted basis are adjusted for preferred stock dividends and interest on any convertible subordinated debentures as may be appropriate.


(2) Pro forma combined cash dividends declared per share of Fleet Common Stock amounts are determined by dividing aggregate pro forma cash dividends declared by the equivalent pro forma combined average outstanding shares of Fleet Common Stock giving effect to the Merger and the exchange of 1.1206 shares of Fleet Common Stock for each share of Sterling Common Stock which would represent the Exchange Ratio, assuming, for illustration purposes only, that the Average Closing Price is $35.25, the closing price for Fleet Common Stock on February 1, 1994.



(3) Pro forma combined book values per share represent the book values per share giving effect to the Merger and the exchange of 1.1206 shares of Fleet Common Stock for each share of Sterling Common Stock which would represent the Exchange Ratio, assuming, for illustration purposes only, that the Average Closing Price is $35.25, the closing price for Fleet Common Stock on February 1, 1994.



(4) Equivalent pro forma income, cash dividends declared, and book value per share of Sterling Common Stock represent the income, cash dividends declared, and book value per share amounts of Fleet Common Stock on a pro forma combined basis multiplied by 1.1206, which would represent the Exchange Ratio, assuming, for illustration purposes only, that the Average Closing Price is $35.25, the closing price for Fleet Common Stock on February 1, 1994. Equivalent market value per share of Sterling Common Stock represents the closing sales price of Fleet Common Stock, as reported in The Wall Street Journal, on October 8, 1993 (the business day immediately preceding the public announcement of the proposed Merger) and February 1, 1994 multiplied by 1.1575 and 1.1206, respectively, which would represent the Exchange Ratio, assuming, for illustration purposes only, that the Average Closing Price is $34.125 and $35.25, the closing prices for Fleet Common Stock on October 8, 1993 and February 1, 1994, respectively.



(5) The business day immediately preceding the public announcement of the proposed Merger.

SELECTED CONSOLIDATED FINANCIAL DATA


     The following tables set forth certain unaudited historical consolidated financial data for each of Fleet and Sterling. This data is based on the respective consolidated financial statements of Fleet and Sterling, including the respective notes thereto, which are incorporated by reference in this Proxy Statement-Prospectus and should be read in conjunction therewith. See "INFORMATION INCORPORATED BY REFERENCE". The summary data for the nine months ended September 30, 1993 and 1992 of Fleet and Sterling, respectively, is based on unaudited financial statements which include all adjustments that, in the opinion of the respective managements of Fleet and Sterling, are necessary for a fair presentation of the results of the respective interim periods. The results of operations for the nine months ended September 30, 1993 are not necessarily indicative of the results for any other period. See "COMPARATIVE STOCK PRICES AND DIVIDENDS".

                      SELECTED CONSOLIDATED FINANCIAL DATA

                          FLEET FINANCIAL GROUP, INC.
                                  (HISTORICAL)

                                       NINE MONTHS
                                          ENDED
                                      SEPTEMBER 30,                               YEAR ENDED DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   1993          1992          1992         1991(1)       1990(2)        1989          1988
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Consolidated Summary of
  Operations:
  Interest income.............  $ 2,417,216   $ 2,586,382   $ 3,416,289   $ 3,328,522   $ 3,278,992   $ 3,067,873   $ 2,551,739
  Interest expense............      880,501     1,138,794     1,462,643     1,929,939     2,126,231     1,816,318     1,403,257
  Net interest income.........    1,536,715     1,447,588     1,953,646     1,398,583     1,152,761     1,251,555     1,148,482
  Provisions for credit
    losses....................      215,381       348,110       485,823       508,617       762,233       160,288       106,770
  Net interest income after
    provisions for credit
    losses....................    1,321,334     1,099,478     1,467,823       889,966       390,528     1,091,267     1,041,712
  Noninterest income..........    1,146,158       971,711     1,435,837     1,110,371       753,995       590,004       499,407
  Noninterest expense.........    1,871,832     1,706,844     2,386,110     1,847,489     1,307,846     1,142,177     1,063,607
  Income (loss) before income
    taxes.....................      595,660       364,345       517,550       152,848      (163,323)      539,094       477,512
  Income tax expense
    (benefit).................      240,510       162,985       228,526        55,176       (89,636)      167,748       141,683
  Net income (loss) before
    minority interest.........      355,150       201,360       289,024        97,672       (73,687)      371,346       335,829
  Minority interest in FMG
    (after tax)(3)............        3,134         3,833         9,181             0             0             0             0
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Net income (loss).....  $   352,016   $   197,527   $   279,843   $    97,672   $   (73,687)  $   371,346   $   335,829
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Earnings (loss) per common
  share:
  Primary.....................        $2.17         $1.25         $1.78          $.67         $(.75)        $3.34         $3.07
  Fully diluted...............         2.16          1.25          1.77           .67          (.75)         3.30          3.01
  Weighted Average primary
    shares outstanding........  153,935,320   141,063,821   141,469,658   124,966,226   109,415,386   108,706,377   106,582,523
  Weighted Average fully
    diluted shares
    outstanding...............  154,397,390   141,864,054   142,778,665   127,092,029   111,259,336   111,025,858   110,196,921
Book value per common
  share(4)....................       $22.17        $19.08        $19.50        $18.15        $17.65        $19.87        $17.84
Cash dividends declared per
  common share................        $.725          $.60         $.825          $.80         $1.25         $1.31         $1.19
Common dividend payout
  ratio(5)....................         28.1%         27.8%         36.1%         96.7%           --(5)        38.3%        36.5%
Ratio of Earnings to Fixed
  Charges(6):
  Excluding interest on
    deposits..................         2.78x         2.18x         2.22x         1.32x           --(6)        1.93x        2.15x
  Including interest on
    deposits..................         1.65          1.31          1.34          1.08            --(6)        1.29         1.34
Ratio of Earnings to Fixed
  Charges and Dividends on
  Preferred Stock(7):
  Excluding interest on
    deposits..................         2.63          2.05          2.09          1.31            --(7)        1.91         2.12
  Including interest on
    deposits..................         1.63          1.30          1.33          1.08            --(7)        1.29         1.33

                                       NINE MONTHS
                                          ENDED
                                      SEPTEMBER 30,                               YEAR ENDED DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   1993          1992          1992         1991(1)       1990(2)        1989          1988
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Consolidated Balance Sheet --
  Average Balances:
    Total assets..............  $45,541,958   $45,091,586   $45,166,352   $38,838,775   $34,362,479   $29,798,201   $27,096,098
  Investment securities(8)....    1,673,233        99,065       195,890     6,787,367     7,127,072     4,893,912     4,132,648
  Securities available for
    sale......................   11,815,969    11,526,312    11,512,969     1,375,861            --            --            --
  Loans and leases, net of
    unearned income...........   26,109,319    26,696,445    26,614,560    23,994,835    21,026,759    20,370,873    18,714,901
  Interest-bearing deposits...   25,339,549    26,910,763    26,550,989    29,514,732    22,724,688    20,872,199    19,404,340
  Short-term borrowings(9)....    5,552,155     4,225,194     5,285,472     3,824,252     7,025,916     4,546,373     3,388,763
  Long-term debt/subordinated
    notes and debentures......    3,723,583     3,271,043     2,594,893     2,480,332     1,884,242     1,523,264     1,417,479
  Dual Convertible Preferred
    Stock.....................           --       283,000       283,000       134,134            --            --            --
  Stockholders' equity
    (excluding redeemable
    preferred stock)..........    3,410,187     2,584,458     2,611,124     2,268,653     2,196,679     2,181,574     1,936,094
Consolidated Ratios(10):
  Net interest margin.........         5.06%         4.76%         4.80%         4.09%         3.92%         4.96%         5.11%
  Return (loss) on average
    assets....................         1.02           .59           .62           .25          (.21)         1.25          1.24
  Return (loss) on average
    common stockholders'
    equity....................        15.76         10.44         11.01          4.02         (3.93)        17.70         18.15
  Return (loss) on average
    stockholders' equity......        13.80         10.21         10.72          4.31         (3.35)        17.02         17.35
  Average stockholders' equity
    to average assets.........         7.49(11)      5.73(11)      5.78(11)      5.84(11)      6.39          7.32          7.15
  Tier 1 risk-based capital
    ratio(12).................        11.57         10.64         10.44          9.77          7.58          7.26          7.28
  Total risk-based capital
    ratio(12).................        16.51         15.68         15.38         13.79         11.19         10.70         11.26
  Period-end reserve for
    possible loan and lease
    losses to period-end loans
    and leases, net of
    unearned income...........         3.86          4.02          3.86          3.81          3.42          1.58          1.60
  Net charge-offs to average
    loans and leases, net of
    unearned income...........         1.13          1.52          2.05          1.65          1.92           .72           .52
  Period-end nonperforming
    assets to period-end loans
    and leases, net of
    unearned income, and other
    real estate owned(13).....         2.78          5.27          3.68          5.89          6.64          1.84          1.11

- ---------------

 (1) Data for the year ended December 31, 1991 includes results of the banks acquired in the Bank of New England acquisition from July 14, 1991. Certain 1991 amounts have been reclassified to conform to current-year presentation.


 (2) Results for the year ended December 31, 1990 reflect the restatement of earnings relating to Fleet's accounting for declines in the market value of its marketable equity securities discussed in Fleet's Current Reports on Form 8-K dated May 3, 1991 and August 16, 1991 and its Annual Report on Form 10-K for the year ended December 31, 1991.


 (3) For the nine months ended September 30, 1992 and the year ended December 31, 1992, the minority interest deduction for Fleet Mortgage Group, Inc. ("FMG") totalled approximately 19% of FMG's earnings from the date of the initial public offering (August 7, 1992) to the end of each respective period. For the nine months ended September 30, 1993, such minority interest deduction totalled approximately 19% of FMG's earnings for such period.

 (4) Common stockholders' equity (used to compute book value per common share) is equal to the difference between total assets and total liabilities less total preferred stockholders' equity. Total assets of Fleet for each relevant period-end include goodwill and core deposit intangible. Such goodwill and core deposit intangible amounted to $360,793, $341,339, $211,731, $229,094 and $242,905, at Decem-
     ber 31, 1992, 1991, 1990, 1989 and 1988, respectively, and $342,278 and
     $314,202 at September 30, 1993 and 1992, respectively.

 (5) The common dividend payout ratio is equal to the ratio of aggregate common dividends declared during the indicated period to the consolidated net income of Fleet during such period. For the year ended December 31, 1990, common dividends aggregated $136,665 and the net loss was $73,687.

 (6) Earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on short-term debt and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits. Fixed charges exceeded earnings by $163,323 (excluding interest on deposits) and by $163,323 (including interest on deposits) for the year ended December 31, 1990.

 (7) Earnings consist of income before income taxes plus fixed charges (excluding capitalized interest) and the pretax equivalent of dividends on preferred stock. Fixed charges and dividends on preferred stock consist of interest on short-term debt and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense, plus the pretax equivalent of dividends on preferred stock. In addition, where indicated, fixed charges include interest on deposits. The sum of fixed charges and dividends exceeded earnings by $163,323 (excluding interest on deposits) and by $163,323 (including interest on deposits) for the year ended December 31, 1990.

 (8) For a discussion of Fleet's reclassification in 1992 of its "portfolio securities" to "securities held for sale", see Fleet's Current Report on Form 8-K dated October 21, 1992.

 (9) Short-term borrowings consist mainly of federal funds purchased, securities sold under agreements to repurchase, commercial paper, bank debt and the current portion of long-term debt.

(10) Interim financial percentages have been annualized, where appropriate.


(11) Excludes $283,000 of Fleet's Dual Convertible Preferred Stock at September 30, 1992, December 31, 1992 and December 31, 1991 and includes $283,000 of Fleet's Dual Convertible Preferred Stock at September 30, 1993. Including the $283,000 of Dual Convertible Preferred Stock, this ratio would be 6.36%, 6.41% and 6.19% at September 30, 1992, December 31, 1992 and
     December 31, 1991, respectively. The Dual Convertible Preferred Stock was reclassified to stockholders' equity as of December 31, 1992; accordingly, average stockholders' equity at September 30, 1993 includes the $283,000 of Dual Convertible Preferred Stock in computing this ratio.


(12) Calculated using final 1992 risk-based capital guidelines.

(13) Nonperforming assets include loans and leases on a nonaccrual basis, loans renegotiated due to the financial deterioration of the borrower and OREO, defined as insubstance foreclosures and other real estate owned.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                        STERLING BANCSHARES CORPORATION
                                  (HISTORICAL)


                                                NINE MONTHS
                                            ENDED SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                           ---------------------    --------------------------------------------------------
                                           1993(1)      1992(1)       1992      1991(2)     1990(3)       1989        1988
                                           --------     --------    --------    --------    --------    --------    --------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Consolidated Summary of Operations:
  Interest income......................... $ 50,618     $ 54,448    $ 72,156    $ 64,509    $ 51,320    $ 49,029    $ 30,015
  Interest expense........................   25,034       31,715      40,869      45,019      39,507      38,992      19,348
                                           --------     --------    --------    --------    --------    --------    --------
  Net interest income.....................   25,584       22,733      31,287      19,490      11,813      10,037      10,667
  Provision for loan losses...............    2,550        2,250       4,850       4,059       3,470       6,150       1,360
  Net interest income after provision for
    loan losses...........................   23,034       20,483      26,437      15,431       8,343       3,887       9,307
  Noninterest income (charges)............    1,439        1,582       3,886       1,727       1,151         581      (1,075)
  Noninterest expense.....................   15,132       14,351      19,639      16,868       9,667       7,592       5,746
  Income (loss) before income taxes.......    9,341        7,714      10,684         290        (173)     (3,124)      2,486
  Income tax expense (benefit)............    3,433        2,851       3,900        (350)     (1,892)        300       1,249
  Net income (loss) before extraordinary
    item and cumulative effect of change
    in
    accounting principle..................    5,908        4,863       6,784         640       1,719      (3,424)      1,237
  Extraordinary item(4)...................       --           --          --       1,236          --          --          --
  Cumulative effect of change in
    accounting principle(5)...............       --        1,088       1,088          --          --          --          --
                                           --------     --------    --------    --------    --------    --------    --------
        Net income (loss)................. $  5,908     $  5,951    $  7,872    $  1,876    $  1,719    $ (3,424)   $  1,237
                                           --------     --------    --------    --------    --------    --------    --------
                                           --------     --------    --------    --------    --------    --------    --------



Earnings (loss) per common share:
  Primary.................................    $1.93        $1.99       $2.68       $0.64       $0.59      $(1.08)      $0.36
  Fully diluted...........................     1.91         1.98        2.60        0.64        0.59       (1.08)       0.36
  Weighted Average primary shares
    outstanding...........................    3,068        2,996       2,937       2,924       2,921       3,181       3,469
  Weighted Average fully diluted shares
    outstanding...........................    3,087        3,004       3,028       2,924       2,921       3,181       3,469
Book value per common share...............   $21.37       $20.01      $20.01      $17.81      $17.14      $17.19      $17.83
Cash dividends declared per common
  share...................................    $0.51        $0.36       $0.51       $0.48       $0.48       $0.46       $0.38
Common dividend payout ratio(6)...........     26.4%        18.1%       19.0%       75.0%       81.4%         --(6)    105.6%
Consolidated Balance Sheet -- Average
  Balances:
  Total assets............................ $958,189     $928,683    $934,589    $755,110    $549,953    $521,170    $329,616
  Investment securities(7)................  531,498      589,665     586,775     460,174     280,026     242,317      71,325
Loans, net of unearned income.............  404,231      313,652     322,891     266,360     259,714     265,485     246,794
Interest-bearing deposits.................  615,582      633,719     634,844     542,912     334,931     302,258     233,319
Short-term borrowings(8)..................  154,185      126,828     128,460      85,947     108,235     105,228       5,876
Long-term debt............................   87,451       77,447      78,225      58,652      50,612      51,172      27,738
Stockholders' equity......................   61,371       53,905      54,264      49,532      50,537      57,981      60,311

                                                NINE MONTHS
                                            ENDED SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                           ---------------------    --------------------------------------------------------
                                           1993(1)      1992(1)       1992      1991(2)     1990(3)       1989        1988
                                           --------     --------    --------    --------    --------    --------    --------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Consolidated Ratios:
  Net interest margin(9)..................     3.85%        3.49%       3.61%       2.90%       2.48%       2.23%       3.43%
  Return (loss) on average assets.........     0.82         0.85        0.84        0.25        0.31       (0.66)       0.38
  Return (loss) on average stockholders'
    equity................................    12.84        14.72       14.51        3.79        3.40       (5.91)       2.05
  Average stockholders' equity to average
    assets................................     6.40         5.80        5.81        6.56        9.19       11.13       18.30
  Tier 1 risk-based capital ratio(10).....    12.46        11.93       11.71       10.97       15.30          --          --
  Total risk-based capital ratio(10)......    13.71        12.92        13.0       11.76       16.20          --          --
  Period-end reserve for possible loan
    losses to period-end loans, net of
    unearned income.......................     1.60         1.42        1.90        1.19        1.28        2.68        0.77
  Net charge-offs to average loans, net of
    unearned income.......................     0.54         0.38        0.45        1.37        2.85        0.47        0.27
  Period-end non-performing assets to
    period-end loans, net of unearned
    income, and other real estate
    owned(11).............................     1.01         1.77        2.07        3.99        7.77        9.19        2.19

- ---------------
 (1) Interim financial percentages have been annualized, where appropriate.


 (2) 1991 data includes results of deposits and certain assets acquired in the University Bank and Woburn Five Cents Savings Bank transactions, which occurred on May 31, 1991 and June 7, 1991, respectively.



 (3) 1990 data includes results of deposits acquired from First Mutual on August 6, 1990.


 (4) Extraordinary item was the result of the conversion of Massachusetts Savings Bank Life Insurance Corporation.

 (5) Cumulative effect of change in accounting principle was the adoption of Statement of Financial Accounting Standards Number 109, Accounting for Income Taxes.

 (6) The common dividend payout ratio is equal to the ratio of aggregate common dividends declared during the indicated period to the consolidated net income during such period. For the year ended December 31, 1989, common dividends aggregated $1,474 and the net loss was $3,424.

 (7) Investment securities mainly include asset-backed securities, marketable equity securities and short-term issues such as federal funds sold, treasury notes and securities under agreement to resell.

 (8) Short-term borrowings consist mainly of securities sold under agreement to repurchase.

 (9) Net interest margin is presented on a fully tax-equivalent basis.

(10) Calculated using final 1992 risk-based capital guidelines.


(11) Non-performing assets include loans on a non-accrual basis and OREO, defined as in-substance foreclosures and other real estate owned.

                              MEETING INFORMATION

THE SPECIAL MEETING


     This Proxy Statement-Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Sterling for use at the Special Meeting. The Special Meeting will be held at the Charles River Museum of Industry, 154 Moody Street, Waltham, Massachusetts, at 9:00 a.m. on Wednesday, March 16, 1994.



     The Special Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, and to conduct any other business that may properly come before the Special Meeting, or any adjournments or postponements thereof. Any action may be taken on the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned, or to which the Special Meeting may be postponed.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

RECORD DATE


     The Board of Directors has fixed the close of business on February 3, 1994 as the Record Date. Only the holders of record of the outstanding shares of Sterling Common Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the Record Date, 3,119,822 shares of Sterling Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of a majority of the aggregate number of shares of Sterling Common Stock outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Special Meeting.


PROXIES; VOTING AND REVOCATION

     Shares represented by a properly executed proxy received prior to the vote at the Special Meeting and not revoked will be voted at the Special Meeting as directed in the proxy. IF A PROXY IS SUBMITTED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Sterling intends to count shares of Sterling Common Stock present in person at the Special Meeting but not voting, and shares of Sterling Common Stock for which it has received proxies but with respect to which holders of shares have abstained on any matter, as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Since the affirmative vote of the holders of a majority of the outstanding shares of Sterling Common Stock entitled to vote on the Merger is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, such abstentions will have the effect of a negative vote. In addition, under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval and adoption of the Merger Agreement without specific instructions from such customers. Given that Delaware law requires the affirmative vote of the holders of a majority of the outstanding shares of Sterling Common Stock entitled to vote on the Merger Agreement in order to adopt such Merger Agreement, the failure of such customers to provide specific instructions with respect to their shares of Sterling Common Stock to their broker will have the effect of a negative vote. Each share of Sterling Common Stock is entitled to one vote on each matter voted upon at the Special Meeting. The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the Special Meeting to permit further solicitation of proxies in favor of such proposal.

     A stockholder of record may revoke a proxy by filing an instrument of revocation with John F. Treanor, Secretary of Sterling (One Moody Street, Waltham, Massachusetts 02154), by filing a duly executed proxy bearing a later date, or by appearing at the Special Meeting in person, notifying the Secretary, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy.


     If a stockholder is a participant in Sterling's Employee Stock Ownership Plan and Trust (the "ESOP"), the proxy also will serve as voting instructions for the trustee of the ESOP. Subject to the trustee's fiduciary obligations under the Employee Retirement Income Security Act of 1974, the trustee will vote the ESOP shares in accordance with the participants' voting instructions. If no proxy is received from a participant in the ESOP, the shares in such participant's account will not be voted by the trustee. Sterling anticipates that the ESOP will be fully funded on or prior to March 31, 1994. See "THE MERGER -- Effect on Employee Benefits".


VOTES REQUIRED


     The affirmative vote of the holders of a majority of the outstanding shares of Sterling Common Stock is necessary to approve and adopt the Merger Agreement and the transactions contemplated thereby. At December 31, 1993, directors and executive officers of Sterling and their respective affiliates thereof held approximately 318,582 shares, or approximately 10.46%, of the outstanding Sterling Common Stock. Consequently, assuming, for illustration purposes only, that the number of outstanding shares of Sterling Common Stock and the number of such shares held by directors and officers of Sterling and their respective affiliates remains unchanged between December 31, 1993 and the Record Date, and that each director and executive officer of Sterling and their respective affiliates vote in favor of the Merger Agreement, the affirmative vote of holders of an additional 1,203,934 shares of Sterling Common Stock, representing approximately 39.54% of the shares issued and outstanding, will be required to approve and adopt the Merger Agreement. Each of the directors and executive officers of Sterling has indicated his or her intention to vote the Sterling Common Stock beneficially owned by him or her for approval of the Merger Agreement. The approval of the Merger Agreement by Sterling's stockholders is a condition to the consummation of the Merger.


                                   THE MERGER

GENERAL

     This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Merger, including the principal provisions of the Merger Agreement. A copy of the Merger Agreement is attached to this Proxy Statement-Prospectus as Exhibit A. All stockholders of Sterling are urged to read the Merger Agreement in its entirety.


     The Merger Agreement has been unanimously approved by the Board of Directors of Sterling. The Board of Directors of Sterling believes that the terms of the Merger Agreement are fair and in the best interest of Sterling and its stockholders and recommends that the stockholders vote to approve and adopt the Merger Agreement.


BACKGROUND OF THE MERGER

     In September 1993, Sterling, through a member of its Board of Directors, received an informal indication of interest from a financial institution regarding a possible acquisition of Sterling. Sterling advised its financial advisor, KBW, of the indication of interest. On September 14, 1993, the Board of Directors met to discuss the indication of interest. At that meeting, management and KBW advised the Board regarding the market for mergers and acquisitions in the New England bank market, including recent acquisition activity. Management and KBW advised the Board regarding Sterling's potential strategic options, including continued internal growth, acquisitions by Sterling of smaller financial institutions, a "merger-of-equals" transaction with an institution of comparable size, and the acquisition of Sterling by a larger institution. In this connection, KBW presented information which it had compiled with the assistance of Sterling's management, illustrating the relative extent to which stockholder value might be enhanced through these various options. KBW advised that the market conditions for acquisitions by larger institutions had improved to an extent that made exploration of that option the most likely means of further enhancing stockholder value at the present time. KBW advised that if the Board of Directors of Sterling wished to explore this possibility further, it would be appropriate for Sterling to conduct a controlled, confidential survey of possible interest on the part of such institutions, in addition to the informal indication of interest which had already been received. The Board of Directors of Sterling authorized the President and Chief Financial Officer to explore possible means of further enhancing stockholder values, including having discussions with possible acquirors, and to engage KBW to act as Sterling's financial advisor with respect to such possible transactions.

     Following the September 14, 1993 meeting of Sterling's Board of Directors, another institution contacted Sterling with a preliminary indication of interest. In addition, KBW contacted other financial institutions, including Fleet, regarding their possible interest in acquiring Sterling. These contacts, as well as the initial contact described above, resulted in meetings between representatives of Sterling and representatives of four prospective acquirors. Two institutions, including Fleet, proceeded to enter into confidentiality agreements with Sterling and conducted due diligence reviews of the business operations and legal affairs of Sterling and the Bank. The other institutions which had contacted Sterling or had been contacted on Sterling's behalf indicated that they did not wish to pursue a transaction or were unable to do so in the near term due to other commitments.

     On October 1, 1993, KBW advised Fleet and the other financial institution which had conducted due diligence that formal bids should be submitted to KBW no later than Friday, October 8, 1993, at 1:00 p.m. The bidders were also requested to provide all of their comments on a form of merger agreement which had been proposed by Sterling's legal counsel, Goodwin, Procter & Hoar. On October 7, 1993, KBW was advised by the other financial institution which had conducted due diligence that it did not intend to submit a bid. The institution indicated that it was in the midst of pursuing another transaction.

     On October 8, 1993, Sterling received Fleet's bid, which stated, among other things, that Fleet was offering to acquire all of the outstanding common stock of Sterling for Fleet Common Stock, based on a per share value of Sterling Common Stock of $39.00, and subject to a floating exchange ratio with a 15% collar and certain "walkaway" provisions on the part of Sterling (based on a decline in Fleet's stock price below certain thresholds) and Fleet (based on a specified increase in Fleet's stock price above a certain threshold). Fleet's offer stated that it was subject to execution of a definitive agreement (a copy of which, as revised by Fleet, had been delivered to Sterling's counsel for review earlier that week) and was not subject to any further due diligence.

     At an evening meeting of the Board of Directors of Sterling on October 8, 1993, KBW presented the Board with detailed financial and valuation analysis of the offer which had been received from Fleet. KBW also presented its detailed financial analysis of Sterling remaining independent compared to Fleet's offer, the financial performance and market performance of Fleet, the potential earnings per share and book value per share dilution involved in Fleet's offer, Fleet's offer compared to recent comparable transactions, and the financial history and prospects of Fleet. Also at the meeting, Goodwin, Procter & Hoar, legal counsel to Sterling, reviewed the terms of the proposed agreement with Fleet, including the grant of rights contemplated by the stock option agreement required by Fleet as a condition to entering into the Merger Agreement. The Board of Directors of Sterling authorized management, with the assistance of Goodwin, Procter & Hoar and KBW, to negotiate definitive agreements with Fleet. As a result of these negotiations, Fleet agreed, among other things, to eliminate the provision allowing Fleet to terminate the transaction in the event that its stock price increased over a certain level. In addition, as a result of further clarification of the number of shares of Sterling Common Stock outstanding and subject to issuance under outstanding options, Fleet agreed to adjust the per share value of its offer to $39.50.

     At a meeting on October 10, 1993, the Board of Directors reviewed the terms of the proposed Merger Agreement and Stock Option Agreement. Management and Goodwin, Procter & Hoar reviewed with the Board of Directors the course of the negotiations with Fleet and its representatives. The Board of Directors also discussed the stockholder and regulatory approvals that would be required to consummate the Merger. At this meeting, KBW reviewed for the Board its financial and valuation analysis of the Fleet proposal. In addition, KBW delivered to the Board of Directors its oral opinion to the effect that, as of such date, the

Exchange Ratio to be received by the holders of Sterling Common Stock pursuant to the Merger Agreement would be fair, from a financial point of view, to Sterling's stockholders. Management of Sterling and representatives of Goodwin, Procter & Hoar and KBW reviewed various provisions of the proposed Merger Agreement and the Stock Option Agreement and responded to questions from Directors. At the conclusion of this meeting, the Board of Directors unanimously approved entering into the Merger Agreement and Stock Option Agreement with Fleet. The Merger Agreement and Stock Option Agreement were entered into on October 11, 1993.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     In the course of reaching its decision to approve the Merger Agreement, the Board of Directors of Sterling consulted with its legal advisors regarding the legal terms of the Merger Agreement and Stock Option Agreement and the Board of Directors' obligations in its consideration thereof, its financial advisors regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio in the proposed Merger, and the management of Sterling. Without assigning any relative or specific weights thereto, the Board of Directors considered the factors outlined below, among others, that it believed relevant to reaching its determination.


     The terms of the Merger Agreement, including the Exchange Ratio and the Stock Option Agreement, were reached on the basis of arms' length negotiations between Sterling and Fleet. In reaching the conclusion that the terms of the Merger Agreement are fair, the Board of Directors considered, among other things, the market value, book value, and earnings per share of Sterling Common Stock. It is the business judgment of the Board of Directors that the Merger provides an opportunity for the stockholders of Sterling to receive consideration for their shares having a value in excess of the book value of the Sterling Common Stock, and that the Exchange Ratio represents a substantial premium over the prices at which the Sterling Common Stock has traded in the recent past (and the range of prospects for the future in the absence of the Merger). At September 30, 1993, the book value per share of the Sterling Common Stock was $21.37. On October 8, 1993, the last trading day preceding the public announcement of the proposed Merger, the high and low per share sales prices for Sterling Common Stock reported on the NASDAQ National Market were $31.75 and $27.00, respectively. Since January 1, 1993, Sterling Common Stock had traded as low as $17.50 per share. See "COMPARATIVE STOCK PRICES AND DIVIDENDS".


     In reaching its conclusion, the Board of Directors took into consideration and relied upon the opinion of KBW, Sterling's financial advisor. At the October 10, 1993 meeting of Sterling's Board of Directors, KBW made a presentation regarding the financial aspects of the Merger and rendered its oral opinion to the effect that, as of such date, the Exchange Ratio was fair to such stockholders from a financial point of view. That opinion was rendered again in writing as of the date of this Proxy Statement-Prospectus. A copy of the written opinion, dated the date of this Proxy Statement-Prospectus, rendered by KBW to the Board of Directors is attached as Exhibit C to this Proxy Statement-Prospectus. Sterling's Board of Directors considered the analyses presented to it by KBW, relating to selected financial and stock market data concerning Sterling and Fleet and other publicly held bank holding companies, certain financial analyses of the terms of the Merger, including a discounted cash flow analysis and a comparison to the terms of other recent business combinations involving bank holding companies which are described below under "THE MERGER -- Opinion of Financial Advisor."

     The Board of Directors considered the strategic alternatives available to Sterling, including the possibility of remaining independent (and continuing with no acquisitions, acquisitions of smaller institutions, or a "merger-of-equals"), seeking further to solicit competing proposals, and accepting Fleet's bid, before concluding for the reasons discussed in this Section that the Merger represented the best available alternative to enhance stockholder value at this time and that the Exchange Ratio was fair to the stockholders.

     In assessing the alternatives for remaining independent, the Board of Directors considered the long-range business prospects and risks of Sterling's business, financial condition and results of operations. In this regard, the Board of Directors considered that although Sterling's financial condition and results of operations had improved significantly during the past two years and management believed that continued improvement was possible, comparable future growth could not be assured. In assessing the long-range prospects and risks of Sterling's business, the Board of Directors considered the risks posed by the continuing uncertainty of economic recovery in New England and the risk that the recent favorable interest rate environment might not continue, as well as the fact that the banking markets in which Sterling operates are becoming increasingly concentrated and competitive.

     In considering the competitive pressures in the financial services industry in general and the banking industry in particular, the Board of Directors of Sterling recognized that the banking industry is in the midst of a major transformation and restructuring. In particular, the Board of Directors believes that the banking industry is experiencing significant pressure for consolidation as a result of many factors, including industry overcapacity, increased competition from non-bank financial services competitors, technological change and the evolving legislative environment. Sterling's Board of Directors believes that the proposed business combination with Fleet could lead to competitive advantages through greater diversity in product offerings, cost-savings through integration of operations, improved access to capital and funding, and geographic expansion of operations. Sterling's Board considered the fact that, although the Bank had succeeded in expanding through the acquisition of two failed institutions in 1991, it had not been able to effect additional acquisitions of smaller financial institutions since that time on terms which it considered reasonable.

     The Board of Directors considered the process that was used to solicit indications of interest on the part of potential acquirors of Sterling. In deciding to accept the offer submitted by Fleet, after soliciting indications of interest on a controlled and confidential basis but without conducting a formal auction of Sterling, the Board considered the fact that each of the large institutions with a significant market presence in Eastern Massachusetts had been approached for (or had approached Sterling with) an indication of possible interest, and that KBW had also approached certain banks not currently in the market served by Sterling which were viewed by KBW as potential acquirors with respect to their possible interest. The Board also considered the fact that it was KBW's advice that these institutions represented all of the most likely prospective bidders for Sterling and the fact that none of the institutions, other than Fleet, had engaged in negotiations with Sterling or submitted an offer to acquire Sterling. The Board also considered the risk that Fleet might withdraw its offer if Sterling were to extend the period of time during which it would entertain other offers, and the disruption and potential harm to Sterling that could result from engaging in a formal auction process.


     The Board of Directors considered the historical growth in Fleet's earnings per share and book value. The Board of Directors also considered the historical dividends paid on the Sterling Common Stock and Fleet Common Stock, respectively, and the significant increase in dividends which would be likely to result to Sterling stockholders from the Merger. The Board of Directors also considered the expectation that the Merger will be a tax-free transaction to Sterling stockholders, Sterling and Fleet and accounted for under the "pooling of interests" method of accounting.



     The Board of Directors considered the conditions to the Merger and the risks to Sterling if the Merger was not consummated. The Board of Directors was advised that the conditions to the Merger included, among other things (a) that the representations and warranties contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger and (b) that all regulatory approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. The Board of Directors also considered the risks to Sterling of non-consummation of the transaction, including that the termination of the Merger Agreement might result in a decline in the market price of Sterling Common Stock and might have other adverse operational consequences for Sterling and its subsidiaries.


     The Board of Directors considered the fact that approval of the Merger Agreement requires the affirmative vote of a majority of the shares of Sterling Common Stock outstanding and entitled to vote, consisting primarily of persons other than the members of management, and that the Board of Directors' decision to approve the Merger Agreement would empower the stockholders as a group to decide whether or not to accept Fleet's proposal to acquire Sterling.

     The Board of Directors considered the possible impact of the Merger on Sterling's and the Bank's employees, customers and community. Sterling's Restated Certificate of Incorporation permits the Board of Directors to consider a variety of factors, including, without limitation, the economic effects of a transaction on depositors, borrowers and employees of Sterling and its subsidiaries, and on the communities served by Sterling and its subsidiaries. Delaware law permits the Board of Directors to consider these factors, at least to the extent that there are rationally related benefits accruing to stockholders. The Board of Directors believes that the Merger, if consummated, will provide expanded services, greater ability to grow and diversify, and access to the resources of a strong financial parent. Additionally, the Board of Directors believes that, while the Merger is likely to result in the termination of a significant number of employees of Sterling and the Bank, certain employees of the Bank may experience expanded job opportunities within the Fleet organization after consummation of the Merger. The Board also considered the fact that terminated employees will receive severance benefits provided for in the Merger Agreement. See "THE MERGER -- Effect on Employee Benefits".

     In reviewing the terms of the Stock Option Agreement, the Board of Directors was aware that the existence of the Stock Option Agreement would make it more expensive for a third party to offer a price that was in excess of Fleet's proposal. The Board of Directors was aware that the Stock Option Agreement might significantly deter a potential competing acquiror from making an offer. The Board of Directors was also aware that Fleet required the Stock Option Agreement as a condition to entering into the Merger Agreement. See "THE MERGER -- Stock Option Agreement". If the Sterling stockholders do not approve and adopt the Merger Agreement or the Merger is not consummated for any other reason, the Board of Directors expects to continue to operate Sterling as an ongoing business.

OPINION OF FINANCIAL ADVISOR

     KBW has delivered to Sterling's Board of Directors its oral opinion, as of October 10, 1993, and its written opinion, as of the date of this Proxy Statement-Prospectus, that the Exchange Ratio is fair, from a financial point of view, to Sterling's stockholders. No limitations were imposed by the Board of Directors upon KBW with respect to the investigations made or procedures followed by KBW in rendering its opinions.

     THE FULL TEXT OF THE OPINION OF KBW DATED AS OF THE DATE OF THIS PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY KBW, IS ATTACHED HERETO AS EXHIBIT C. STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. KBW'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF KBW SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with its opinions, KBW reviewed, among other things: (a) the Merger Agreement; (b) certain publicly available reports filed with the Commission by Sterling and Fleet; (c) certain other publicly available financial and other information concerning Sterling and Fleet and the trading markets for the publicly traded securities of Sterling and Fleet; (d) certain other internal information, including projections, relating to Sterling, prepared by the management of Sterling and furnished to KBW for purposes of its analysis; and
(e) publicly available information concerning certain other depository institutions and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions KBW believed relevant to its inquiry. In addition, in connection with its written opinion dated the date hereof, KBW reviewed this Proxy Statement-Prospectus in substantially the form to be sent to Sterling's stockholders. KBW also met with certain officers and representatives of Sterling and Fleet to discuss the foregoing as well as other matters KBW believed relevant to its inquiry. KBW also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of depository institutions and holding companies generally. No limitations were imposed by the Board of Directors of Sterling upon KBW with respect to the investigations made or procedures followed by KBW in rendering its opinions. KBW's opinions were necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to KBW through the date thereof.



     In conducting its review and in arriving at its opinions, KBW relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. KBW relied upon the management of Sterling as to the reasonableness and achievability of the projections (and the assumptions and bases therefor) provided to KBW, and assumed that such projections reflected the best currently available estimates and judgments of such management and that such projections would be realized in the amounts and in the time periods estimated by such management. KBW also assumed, without independent verification, that the aggregate allowance for loan losses for Sterling was adequate to cover such losses. KBW did not make or obtain any evaluations or appraisals of the property of Sterling, nor did KBW examine any individual loan credit files. KBW was informed by Fleet and assumed for purposes of its opinion that the Merger will be recorded as a pooling-of-interests under generally accepted accounting principles. KBW was retained by Sterling's Board of Directors to express an opinion as to the fairness, from a financial point of view, to Sterling's stockholders of the financial consideration to be received in the Merger. KBW did not address Sterling's underlying business decision to proceed with the Merger and did not make any recommendation to the Board of Directors or to the stockholders of Sterling with respect to any approval of the Merger.


     In connection with rendering its opinions to the Board of Directors, KBW performed a variety of financial analyses which are summarized below. KBW believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying KBW's opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Sterling's control. Any estimates contained in KBW's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. None of the analyses performed by KBW was assigned a greater significance by KBW than any other.

     The projections reviewed by KBW were prepared by the management of Sterling. Sterling does not publicly disclose internal management projections of the type provided to its Board of Directors and to KBW in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     Set forth below is a brief summary of all material analyses presented by KBW to Sterling's Board of Directors on October 8, 1993 and further reviewed with the Board of Directors on October 10, 1993, and which were used by KBW in connection with its oral opinion as to the fairness of the Exchange Ratio from a financial point of view, to Sterling's stockholders.


     Summary of Fleet Bid. KBW reviewed the terms of the Fleet merger offer which had been submitted to the Sterling Board of Directors, including the Exchange Ratio, the aggregate transaction value, the value per share of Sterling Common Stock and the effect of a change in the price of Fleet Common Stock. KBW also discussed certain conditions and price protection provisions contained in the Fleet bid.


     KBW noted that, based on the then-current stock prices, the multiples to KBW's published estimate of Sterling's 1993 and 1994 earnings were 14.9 and 13.8, respectively, and the multiple to Sterling's June 30, 1993 book value of Fleet's offer was approximately 1.87. KBW also noted that, based on the average closing price of Sterling Common Stock on the ten trading days preceding the October 8, 1993 Sterling Board of Directors meeting, the Fleet offer represented a 55% premium over Sterling's prevailing stock price.

     Merger Partner Peer Group Analysis. KBW compared the financial performance of Fleet based on various financial measures of earnings performance, capital adequacy, asset quality and dividend yield to that of a peer group of regional and super regional banking holding companies, including Bank of Boston, Shawmut National Corporation, First Fidelity Bancorporation and Citizens Financial Group, Inc. (which were considered by KBW to be actively or potentially "in the market" to acquire banks of Sterling's size in Sterling's market area), and Banc One Corp., Key Corp, BayBanks, Inc. and CoreStates Financial Corp. (which KBW viewed as not likely to be "in the market" for such an acquisition). This analysis showed, among other things, that as of June 30, 1993 and for the first six months of 1993, Fleet's return on assets was 0.93% compared to a peer group average of 1.03% (or 0.85% for the "in-the-market" peer group), its return on equity was 14.14% compared to a peer group average of 14.57% (or 13.18% for the "in-the-market" peer group), its net interest margin was 5.07% compared to a peer group average of 4.89% (or 4.20% for the "in-the-market" peer group), its expense ratio was 2.30% compared to a peer group average of 2.75% (or 2.65% for the "in-the-market" peer group), its efficiency ratio was 64.89% compared to a peer group average of 65.46% (or 65.98% for the "in-the-market" peer group), its equity to assets ratio was 7.67% compared to a peer group average of 7.37% (or 7.15% for the "in-the-market" peer group), its ratio of nonperforming assets to total loans and OREO was 3.24% compared to a peer group average of 2.82% (or 3.06% for the "in-the-market" peer group), and its net charge-offs to average loans ratio was 1.10% compared to a peer group average of 1.25% (or 1.50% for the "in-the-market" peer group). In addition, Fleet's estimated price to earnings multiple based on 1994 estimated earnings was 10.07 compared to a peer group average of 9.99 (or 9.27 for the "in-the-market" peer group), its price to June 30, 1993 book value multiple was 1.59 compared to a peer group average of
1.59 (or 1.43 for the "in-the-market" peer group), and its dividend yield was 2.92% compared to a peer group average of 2.32% (or 1.62% for the "in-the-market" peer group). For purposes of the above calculations, all earnings estimates are based upon the published estimates of KBW's equity research department. The peer group averages exclude Fleet.



     Analysis of Selected Merger Transactions. KBW reviewed certain financial data relating to bank merger transactions in a similar size range or geographic location. The bank mergers include (acquiror/acquiree): Bank of Boston Corporation/BankWorcester, Shawmut National Corporation/Peoples Bancorp of Worcester, Inc., PNC Financial Corp./United Federal Bancorp, Inc., First Fidelity Bancorporation/Peoples Westchester Savings Bank, Citizens Financial Group, Inc./The Boston Five Bancorp, Inc., Shawmut National Corporation/Dartmouth Bancorp, Inc., ONBANCorp. Inc./Franklin First Financial Corp., Bank of Boston Corporation/Society for Savings Bancorp, and KeyCorp/National Savings Bank of Albany. KBW calculated the price multiples to the target's estimated or trailing earnings and book value, tangible book value and recent market price.


     In the selected transactions, the calculations yielded, as of the date of announcement of each transaction, (i) an average price to earnings multiple of
18.8 (compared to a multiple of 14.9 associated with the Exchange Ratio), (ii) an average price to book value multiple of 1.45 (compared to a multiple of 1.87 associated with the Exchange Ratio), and (iii) an average price to market value multiple of 1.47 (compared to a multiple of 1.55 associated with the Exchange Ratio based on the average closing price of Sterling Common Stock on the ten trading days preceding the October 8, 1993 Board of Directors meeting).


     Sterling Peer Group Analysis. KBW compared the financial performance of Sterling based on various financial measurements of earnings performance, capital adequacy, and asset quality to that of a peer group of institutions of comparable size in Eastern Massachusetts, including Andover Bancorp, Inc., Bankworcester Corporation, The Co-Operative Bank of Concord, First Essex Bancorp, Inc., Massbank Corp., Regional Bancorp, Inc., Neworld Bancorp, Inc., and NBB Bancorp, Inc. With respect to earnings performance, this analysis showed, among other things, that for the second quarter of 1993 (annualized) Sterling's return on assets was 0.84% compared to a peer group average of 0.85%, its return on equity was 13.05% compared to a peer group average of 9.85%, its net interest margin was 3.91% compared to a peer group average of 3.87%, its expense ratio was 2.01% compared to a peer group average of 2.32%, and its efficiency ratio was 53.53% compared to a peer group average of 64.19%. With respect to capital adequacy, Sterling's equity to assets ratio was 6.49% compared to a peer group average of 8.64%, and its "tier one" capital ratio was 12.5% compared to a peer group average of 13.95%. With respect to asset quality, this analysis showed that Sterling's ratio of nonperforming assets to total loans and OREO was 1.7% compared to a peer group average of 4.0%, its ratio of loan loss reserves to nonperforming loans was 156% compared to a peer group average of 136%, and its ratio of nonperforming assets to equity and loan loss reserves was 10.4% compared to a peer group average of 24.4%. (The peer group averages exclude Sterling.)

     No company or transaction used in the above analyses as a comparison is identical to Sterling, Fleet or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.


     Stand Alone Versus Upstream Affiliation Analysis. KBW performed an analysis comparing assumed earnings, dividends and price/earnings ratio values for Sterling on a stand alone basis and for Sterling after affiliating with a larger bank holding company. For the stand alone analysis, KBW assumed an earnings growth rate and a dividend payout ratio approximating an industry average and increased the dividend over time. In addition, KBW applied a price/earnings ratio similar to Sterling's price/earnings ratio prior to the acquisition announcement to the earnings estimate.


     KBW also performed the same analysis assuming Sterling affiliated with Fleet using the exchange ratio offered in Fleet's bid. KBW assumed certain earnings and dividends growth on the part of Fleet. KBW applied the approximate price/earnings multiples that the respective companies were selling for at October 8, 1993 to the earnings estimates. The foregoing analyses were based upon varying assumptions concerning earnings growth rates and market conditions, which assumptions are themselves based upon many factors and assumptions, many of which are beyond the control of Sterling and Fleet. The foregoing analyses were not necessarily indicative of actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.


     Contribution Analysis. KBW analyzed the relative contribution of each of Sterling and Fleet to certain balance sheet and income statement items, including assets, common equity, and 1994 estimated earnings. KBW then compared the ownership percentages of the combined company implied by the relative contributions of such balance sheet and income statement items, with approximately 2.0% ownership percentage for Sterling stockholders resulting from an assumed Exchange Ratio of 1.1575 (based on the $34.125 closing price per share of Fleet Common Stock on October 8, 1993) contained in the Fleet proposal. The contribution analysis showed that under the proposal, Sterling would contribute approximately 2.0% of the combined assets, 2.0% of the combined common equity and 2.0% of the estimated 1994 earnings of the two companies (before cost savings).



     Merger Impact Analysis. KBW analyzed certain pro forma effects resulting from the Merger based upon 1994 earnings estimates of KBW's equity research department. This analysis, based on the assumptions described above, showed that the Merger should result in little, if any, dilution of Fleet earnings after giving effect to projected cost savings.



     Discounted Cash Flow Analysis. KBW estimated the present value of the future streams of after-tax cash flows that Sterling could produce through 1996. The analysis was based on several assumptions, including a $0.86 dividend per share in 1994, a $1.09 dividend per share in 1995 (a 35% payout ratio), a $1.36 dividend per share in 1996 (a 40% payout ratio), earnings per share of $3.40 in 1996 and a book value per share of $27.61 in 1996. A terminal value was calculated for 1996 by multiplying Sterling's projected 1996 earnings by a price to earnings multiple of 12 times and a price to book value multiple of 1.75 times, chosen to reflect possible acquisition premiums. The terminal values were then discounted to present value using an 18% discount rate chosen to reflect an assumed required rate of return of prospective buyers of Sterling Common Stock. This discounted terminal valuation analysis indicated a reference range of between $28.00 and $31.80 per share of Sterling Common Stock. KBW also provided a sensitivity analysis showing the range of discounted values that would result if discount rates ranging from 15% to 18% were utilized and a terminal price-to-earnings multiple of 10 to 14 times, and terminal book value multiples of 1.55 to 1.95 times, were applied. This analysis showed a range of values based upon the terminal price-to-earnings multiples of $23.70 to $34.80 and a range of values based upon the terminal book value multiples of $28.40 to $37.90. KBW compared these values to a range of potential values provided to Sterling stockholders in the Merger. This analysis was based upon varying assumptions provided by Sterling management concerning required reserve levels, earnings growth rates and exit multiples, which assumptions are themselves based on many factors and assumptions, many of which are beyond the control of Sterling and Fleet. This analysis also assumed that Sterling stockholders received Fleet's stock at the proposed exchange ratio, held the stock and received the appropriate Fleet dividend and sold Fleet stock into the open market at year end 1996. This analysis showed a range of discounted values for Sterling stockholders of $32.00 to $41.00. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

     In connection with its written opinion dated the date of this Proxy Statement-Prospectus, KBW also confirmed the appropriateness of its reliance on the analyses used to render its October 10, 1993 oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     KBW is a recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. Sterling selected KBW as its financial adviser because of its reputation and because of its substantial experience in transactions such as the Merger.

     Sterling and KBW have entered into a letter agreement, dated as of September 23, 1993 (the "KBW Engagement Letter"), relating to the services to be provided by KBW in connection with the Merger. Pursuant to the KBW Engagement Letter, Sterling has paid KBW fees of $500,000 through the date of mailing of this Proxy Statement-Prospectus to stockholders, and has agreed to pay KBW at the closing of the Merger an additional cash fee (the "Percentage Fee") equal to 0.8% of the market value of the aggregate consideration paid in the Merger, up to $31.25 per share, and 2.0% of the market value of the aggregate consideration paid in the Merger in excess of $31.25 per share. The fees paid prior to the Percentage Fee will be credited against the Percentage Fee. In the KBW Engagement Letter, Sterling also has agreed to reimburse KBW for its reasonable and necessary out-of-pocket expenses and to indemnify KBW against certain liabilities, including liabilities under the federal securities laws.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Upon consummation of the Merger, the directors and officers of Fleet immediately prior to the Effective Time shall remain the directors and officers of the surviving corporation, each to hold office in accordance with the charter document and bylaws of the surviving corporation until their respective successors are duly elected or appointed and qualified.

EXCHANGE RATIO AND OTHER MATTERS


     In the Merger, each share of Sterling Common Stock outstanding (other than shares (a) held by Sterling as treasury stock or (b) held by Fleet or Sterling or any subsidiary thereof (other than in both cases shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties ("Trust Account Shares") or as a result of debts previously contracted ("DPC Shares")) will be converted into and exchangeable for the number of shares (the "Exchange Ratio") of Fleet Common Stock determined by dividing $39.50 by the Average Closing Price (as defined below); provided, that (i) if the Average Closing Price is equal to or greater than $39.24, the Exchange Ratio shall be 1.0066 (the "Minimum Exchange Ratio") and (ii) if the Average Closing Price is equal to or less than $29.01, the Exchange Ratio shall be 1.3616 (the "Maximum Exchange Ratio"); and provided, further, that if the Average Closing Price is equal to or less than $25.59, Sterling shall have the right, waivable by it, to terminate the Merger Agreement, unless Fleet elects, at its option, to adopt as the Exchange Ratio the "Adjusted Maximum Exchange Ratio" which shall be determined by dividing $34.84 by the

Average Closing Price. The "Average Closing Price" is defined in the Merger Agreement as the average closing sale price per share of Fleet Common Stock on the Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the twenty (20) Stock Exchange trading days ending on the tenth business day after the date on which the last of the regulatory approvals required to consummate the transactions contemplated by the Merger Agreement is obtained.

     The Merger Agreement provides that, in the event that Fleet changes the number of shares of Fleet Common Stock issued and outstanding between October 11, 1993 and the Effective Time as a result of a stock split, combination, dividend payment or other distribution in Fleet Common Stock, the Exchange Ratio and, if applicable, the Minimum Exchange Ratio, the Maximum Exchange Ratio and the Adjusted Maximum Exchange Ratio, will be adjusted proportionately.


     Each outstanding share of Sterling Common Stock owned by Fleet and its subsidiaries or Sterling and its subsidiaries (other than Trust Account Shares or DPC Shares) or by Sterling as treasury stock will be cancelled at the Effective Time and shall cease to exist, and no Fleet Common Stock or other consideration will be made with respect thereto. Each outstanding share of Fleet Common Stock or Fleet preferred stock that is owned by Sterling (other than Trust Account Shares and DPC Shares) shall become treasury stock of Fleet.



     In addition, at the Effective Time all stock options with respect to Sterling Common Stock granted by Sterling under the Sterling Stock Option Plan, which are outstanding and unexercised immediately prior thereto, whether or not then exercisable, will be converted into and will become stock options under the Fleet Stock Option Plan to purchase Fleet Common Stock. The rights to Fleet Common Stock to be received by holders of Sterling stock options upon consummation of the Merger will be the same as the rights such optionees had under the Sterling Stock Option Plan immediately prior to the Effective Time, except that (a) the number of shares of Fleet Common Stock subject to the new option shall be equal to the product of the number of shares of Sterling Common Stock subject to the original option and the Exchange Ratio and (b) the exercise price per share of Fleet Common Stock subject to the new option shall be equal to the exercise price per share of Sterling Common Stock under the original option divided by the Exchange Ratio. The duration and other terms of each new option shall be the same as the original option except that all references in such option to Sterling shall be deemed to be references to Fleet. The shares of Fleet Common Stock issuable upon exercise of such options are registered on a Form S-8 filed with the Commission on June 23, 1992.



     Shares of Fleet capital stock (including Fleet Common Stock) issued and outstanding immediately prior to the Effective Time will remain issued and outstanding immediately after the Merger.


EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Sterling Common Stock into Fleet Common Stock will occur automatically at the Effective Time of the Merger. As soon as practicable after the Effective Time, and in no event later than three business days thereafter, transmittal forms will be furnished to Sterling stockholders by Fleet National Bank (the "Exchange Agent"). The transmittal forms will contain instructions with respect to the surrender of certificates representing Sterling Common Stock to be exchanged for certificates representing Fleet Common Stock.

     STERLING STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A STERLING STOCKHOLDER HAS RECEIVED A TRANSMITTAL FORM AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.


     Until the certificates representing Sterling Common Stock are surrendered for exchange after the Effective Time of the Merger, holders of such certificates will accrue but will not be paid dividends or other distributions on the Fleet Common Stock into which their shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid, without interest. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of such certificates. For all other purposes, however, each certificate which represents outstanding shares of Sterling Common Stock outstand-ing at the Effective Time of the Merger will be deemed to evidence ownership of the shares of Fleet Common Stock into which those shares have been converted pursuant to the Merger.

     No fractional shares of Fleet Common Stock will be issued to any Sterling stockholder upon consummation of the Merger. For each fractional share that would otherwise be issued, Fleet will pay cash in an amount equal to such fraction multiplied by the closing sale price of Fleet Common Stock on the Stock Exchange as reported by The Wall Street Journal for the Stock Exchange trading day immediately preceding the date of the Effective Time. Calculations will be made to the nearest one-thousandth of a share of Fleet Common Stock and to the nearest cent.

     Fleet will pay all stock transfer taxes, if any, owing in connection with the exchange of shares of Sterling Common Stock for shares of Fleet Common Stock and/or cash in lieu of fractional shares. Fleet will not pay any stock transfer taxes resulting from such issuances and/or payment to any person other than a registered holder.

     For a description of the differences between the rights of the holders of Sterling Common Stock and Fleet Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS UNDER RHODE ISLAND AND DELAWARE LAW". For a description of the capital stock of Fleet, see "DESCRIPTION OF FLEET CAPITAL STOCK".

EFFECTIVE TIME


     The Effective Time will be as set forth in the Articles of Merger (the "Articles of Merger") which shall be filed with the Secretary of State of the State of Rhode Island and the Certificate of Merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware, each on the Closing Date. The Closing Date will occur not more than five business days following the satisfaction of the conditions set forth in
Section 7.01 of the Merger Agreement which include, among other things, stockholder approval of the Merger and the receipt of regulatory approvals required to consummate the Merger (including expiration of all applicable waiting periods in respect thereof), except that Fleet may delay the Closing Date until the earlier of (i) August 24, 1994 or (ii) a day selected by Fleet that is not more than 5 business days after receipt of all regulatory approvals (and the expiration of all applicable waiting periods) required to consummate the Merger and the Bank Merger if it delivers to Sterling a written notice irrevocable waiving all conditions to its obligations to effect the Merger. Sterling and Fleet each anticipate that the Merger will be consummated during the second quarter of 1994. However, the consummation of the Merger could be delayed as a result of delays in obtaining the necessary governmental and regulatory approvals. There can be no assurances given that such approvals will be obtained or that the Merger will be completed at any time. See "THE
MERGER -- Conditions to the Consummation of the Merger" and "-- Regulatory Matters".


CONDUCT OF BUSINESS PENDING THE MERGER


     Pursuant to the Merger Agreement, prior to the Effective Time, Sterling and Fleet have each agreed to carry on their respective businesses and those of their respective subsidiaries in the ordinary course consistent with past practices, except, in the case of Sterling, as is contemplated by the Merger Agreement or with the prior written consent of Fleet. Sterling and Fleet have also agreed, subject to the terms and conditions of the Merger Agreement, to use all best efforts to consummate the Merger.


     Sterling has agreed to give Fleet access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel.

     Fleet has agreed to give Sterling access to such information regarding Fleet and its subsidiaries as shall be reasonably necessary for Sterling to prepare this Proxy Statement-Prospectus, and for Sterling to verify that Fleet's representations and warranties under the Merger Agreement are true and correct and that Fleet's covenants contained therein have been performed in all material respects.

     In addition, except as contemplated by the Merger Agreement, Sterling has agreed that, without the consent of Fleet, it will not, among other things:

          (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, except (i) for the declaration and payment of regular quarterly cash dividends in an amount not to exceed the amount of the most recent quarterly cash dividend paid by Sterling prior to October 11, 1993; provided, however, that Sterling's regular quarterly cash dividend may be increased by up to $.04 per share of Sterling Common Stock beginning in the second quarter of 1994, and (ii) that Sterling and Fleet have agreed (x) to consult with respect to the amount of the last Sterling quarterly dividend payable prior to the Effective Time with the objective of assuring that the stockholders of Sterling do not receive a shortfall based on the record and payment dates of their last dividend prior to the Merger and the record and payment dates of the first dividend of Fleet following the Merger and (y) that Sterling may pay a special dividend to holders of record of Sterling Common Stock immediately prior to the Effective Time consistent with the objective described in clause (x) above;


          (b) (i) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on October 11, 1993, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of shares pursuant to the ESOP, Sterling's Dividend Reinvestment and Stock Purchase Plan (the "DRP") or of Trust Account Shares and DPC Shares), any shares of the capital stock of Sterling or any of its consolidated subsidiaries or any securities convertible into or exercisable for any shares of the capital stock of Sterling or any of its consolidated subsidiaries;


          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Sterling Common Stock pursuant to stock options or similar rights to acquire Sterling Common Stock granted pursuant to the Sterling Stock Option Plan and outstanding prior to October 11, 1993, or (ii) the sale of Sterling Common Stock under the DRP or the ESOP, in each case in accordance with the terms in effect on October 11, 1993;


          (d) amend its Restated Certificate of Incorporation or By-laws;


          (e) enter into any real property lease for a term longer than three years;

          (f) make any capital expenditures in excess of $50,000 individually, or $250,000 in the aggregate, nor make any material capital improvement to the building located at 1290 Main Street, Waltham, Massachusetts;

          (g) enter into any new line of business or offer deposit and loan pricing which is materially different relative to its competitors in the local market;

          (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to Sterling;

          (i) take any action that is intended or would result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

          (j) change its methods of accounting in effect at June 30, 1993, except as required by changes in GAAP or regulatory accounting principles as concurred to by Sterling's independent auditors;

          (k) except as required by applicable law or to maintain qualification pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), (i) adopt, amend, renew or terminate any employee benefit plan or any agreement, arrangement, plan or policy between Sterling or any Sterling subsidiary and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or as set forth in the Merger Agreement, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

          (l) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code;

          (m) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (o) file any application to open, relocate or terminate the operations of any banking office of its or any of its subsidiaries;

          (p) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

          (q) purchase or sell loans in bulk other than residential mortgage loans sold in the ordinary course of business and up to $5 million per month of residential loans purchased pursuant to existing commitments;


          (r) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; or foreclose upon such commercial real estate if such environmental assessment indicates the presence of hazardous material in amounts which, if such foreclosure were to occur, would be reasonably likely to result in a material adverse change in or effect on the business, financial condition or results of operations of Sterling and its subsidiaries taken as a whole, other than any such effect attributable to or resulting from changes in interest rates or general economic conditions (a "Material Adverse Effect"); or



          (s) agree to do any of the foregoing.


CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Each party's obligation to effect the Merger is subject to various conditions, unless waived, which include, in addition to other customary closing conditions, the following:


          (a) Approval and adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of the Sterling Common Stock entitled to vote thereon;



          (b) The shares of Fleet Common Stock which are to be issued to Sterling stockholders upon consummation of the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance;



          (c) All regulatory approvals required to consummate the Merger shall have been obtained, and such approvals shall be in full force and effect and all statutory waiting periods with respect to such approvals shall have expired;

          (d) The registration statement of which this Proxy
     Statement-Prospectus forms a part shall have become effective and shall not be subject to an actual or threatened stop order;



          (e) No order, injunction or decree issued by any court or agency of competent jurisdiction preventing the consummation of the Merger or the other transactions contemplated by the Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the Merger;



          (f) Sterling shall have received an opinion of its counsel, dated as of the Effective Time, that (i) the Merger will constitute a "reorganization" under Section 368(a) of the Code; and (ii) accordingly no gain or loss will be recognized by the Sterling stockholders on the exchange of the Sterling Common Stock for Fleet Common Stock (except to the extent of cash received in lieu of fractional shares) (see "-- Certain Federal Income Tax Consequences");



          (g) Fleet and Sterling shall have each received a letter from KPMG Peat Marwick and Arthur Andersen & Co., respectively, to the effect that the Merger qualifies to be accounted for as a pooling-of-interests (see "-- Accounting Treatment");



          (h) A "Distribution Date", as such term is defined in the Sterling Shareholder Rights Agreement dated as of January 23, 1989 between Sterling and The First National Bank of Boston as Rights Agent (as amended by an Amendment to Shareholder Rights Agreement dated as of October 11, 1993 (together, the "Rights Agreement"), shall not have occurred, and the Rights shall not have become nonredeemable or exercisable for shares of Fleet capital stock upon consummation of the Merger; and



          (i) The representations and warranties of each party to the Merger Agreement shall be true and correct in all material respects (such representations and warranties to be deemed true and correct unless the failure of such representations and warranties to be true and correct, without giving effect to any exception relating to materiality, represents in the aggregate, a Material Adverse Effect) and each party shall have performed its obligations under the Merger Agreement.


STRUCTURE OF THE BANK MERGER


     Although not a condition to consummation of the Merger, the Merger Agreement contemplates that immediately following the consummation of the Merger, and subject to requisite regulatory approvals, the Bank will merge with and into the Surviving Bank pursuant to the Bank Merger Agreement. In the Bank Merger, the outstanding shares of common stock of the Bank will be exchanged for certain preferred stock of Fleet Banking Group, Inc. ("Fleet Banking Group"), a wholly-owned subsidiary of Fleet and the holder of all of the outstanding stock of each of Surviving Bank and Fleet-CT.



STOCK OPTION AGREEMENT



     Grant of Option. Concurrently with the execution of the Merger Agreement, Fleet and Sterling entered into the Stock Option Agreement pursuant to which, among other things, Sterling granted Fleet the Option to purchase up to 512,943 fully paid and non-assessable shares of Sterling Common Stock (the "Option Shares"), representing 17.0% of the shares of Sterling Common Stock issued and outstanding as of October 11, 1993 without giving effect to any shares subject or issued pursuant to the Option, at a price of $30.50 per share (the "Option Price"). The aggregate purchase price for the original number of Option Shares at the original Option Price is $15,644,762.



     Triggering Events; Exercise of Option. The Stock Option Agreement provides that Fleet may exercise the Option, in whole or in part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below); provided that Fleet shall have sent to Sterling written notice of such exercise within 30 days following such Subsequent Triggering Event. The terms Initial Triggering Event and Subsequent Triggering Event generally relate to attempts by one or more third parties to acquire a significant interest in Sterling. In addition, exercise of the Option is subject to receipt of all required governmental or regulatory approvals, waivers or consents.

     For purposes of the Stock Option Agreement:


          (a) The term "Initial Triggering Event" means any of the following events or transactions occurring after October 11, 1993: (i) Sterling, or any of its subsidiaries, without Fleet's prior written consent, enters into an agreement to engage in, or Sterling's Board of Directors approves or recommends approval of, an Acquisition Transaction (as defined below) with any person other than Fleet or its subsidiaries (other than as contemplated by the Merger Agreement); (ii) any person, other than Fleet or its subsidiaries, Sterling or its subsidiaries or a Schedule 13G Investor (as defined in the Stock Option Agreement), acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of Sterling Common Stock if such person beneficially owned less than 10% on October 11, 1993, or acquires beneficial ownership of an additional 3% if such person beneficially owned 10% or more on October 11, 1993; (iii) any person other than Fleet or its subsidiaries has made a bona fide proposal to Sterling or its stockholders to engage in an Acquisition Transaction by public announcement or written communication that shall be or become the subject of public disclosure; or (iv) Sterling breaches any covenant or obligation in the Merger Agreement after any person, other than Fleet or its subsidiaries, has proposed an Acquisition Transaction, and such breach (A) would entitle Fleet to terminate the Merger Agreement and (B) is not remedied prior to the date of Fleet's notice to Sterling of the exercise of the Option. For purposes of the Stock Option Agreement, the term "Acquisition Transaction" means (i) a merger or consolidation, or any similar transaction with Sterling or any of its subsidiaries; (ii) a purchase, lease or other acquisition of all or substantially all of the assets of Sterling or any of its subsidiaries; or
     (iii) a purchase or acquisition of securities representing 10% or more of the voting power of Sterling or any of its subsidiaries.


          (b) The term "Subsequent Triggering Event" means either of the following events or transactions occurring after October 11, 1993: (i) the acquisition by any person, other than a Schedule 13G Investor, of beneficial ownership of 15% or more of the then outstanding shares of Sterling Common Stock; or (ii) the occurrence of the Initial Triggering Event described above in clause (a)(i), except that the percentage referred to in subclause (C) of the definition of "Acquisition Transaction" set forth above shall be 15%.


     The Option will expire upon the occurrence of an "Exercise Termination Event", defined as: (a) the Effective Time; (b) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (c) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs after the occurrence of an Initial Triggering Event, except
(i) in the case of termination of the Merger Agreement by Sterling or Fleet because of the failure to obtain Sterling stockholder approval, the passage of 6 months after termination, or (ii) in the case of termination of the Merger Agreement by Fleet as a result of an uncured material breach by Sterling of any of its representations, warranties, covenants or agreements, the passage of 6 months after termination, or (iii) in the case of termination of the Merger Agreement by Sterling as a result of an uncured material breach by Fleet of any of its representations, warranties, covenants or agreements, immediately.


     As of the date of this Proxy Statement-Prospectus, to the best knowledge of Fleet and Sterling, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     In the event of any change in the shares of Sterling Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, the type and number of Option Shares will be adjusted so that Fleet will receive upon exercise of the Option the number and class of shares or other securities or property that Fleet would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and the Option Price will be adjusted accordingly. The Board of Directors of Sterling may make such increases in the number of Option Shares, in addition to those made in accordance with the events described in the immediately preceding sentence, in order to avoid taxation of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. Whenever the number of Option Shares (or other securities) purchasable upon exercise of the Option is adjusted following the changes set forth above, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Option Shares prior to the adjustment and the denominator of which shall be equal to the number of Option Shares (or other securities) purchasable after the adjustment.


     In the event that additional shares of Sterling Common Stock are issued or otherwise become outstanding after October 11, 1993 (for reasons other than as set forth in the preceding paragraph or as a result of the exercise of the Option), the number of shares of Sterling Common Stock under the Option is subject to upward adjustment to 17% of the number of shares of Sterling Common Stock issued and outstanding (without giving effect to the exercise of the Option).



     Repurchase of Option. Upon the occurrence of a Subsequent Triggering Event that occurs prior to the occurrence of an Exercise Termination Event, at the request of Fleet or any subsequent holder of the Option or any owner of Option Shares (the "Owner") delivered within 30 days of the Subsequent Triggering Event (such 30-day period being subject to extension under certain circumstances), Sterling (a) shall repurchase the Option from Fleet or such holder at a price (the "Option Repurchase Price") equal to the amount by which (i) the market/offer price (as defined in the Stock Option Agreement) exceeds (ii) the Option Price, multiplied by the number of shares for which the Option may then be exercised, plus, to the extent not previously reimbursed, Fleet's reasonable out of pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement (the "out of pocket expenses") and (b) shall repurchase such number of Option Shares from any Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (i) the market/offer price or (ii) the average exercise price per share paid by the Owner for the Option Shares so designated, plus Fleet's out of pocket expenses.



     Conversion of Option. In the event that prior to an Exercise Termination Event, Sterling enters into any agreement (a) to consolidate or merge with any person, other than Fleet or one of its subsidiaries, such that Sterling is not the surviving corporation; (b) to permit any person, other than Fleet or one of its subsidiaries, to merge into Sterling and Sterling is the surviving corporation, but in connection with such merger, the outstanding shares of Sterling Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the outstanding shares of Sterling Common Stock after such merger shall represent less than 50% of the outstanding shares and share equivalents of the merged corporation; or
(c) to sell or otherwise transfer all or substantially all of its assets to any person, other than Fleet or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of the transaction, the Option will be converted into or exchanged for an option (the "Substitute Option") to purchase securities, at the election of Fleet, of either the acquiring person or any person that controls the acquiring person. At the request of the holder of the Substitute Option, the issuer of the Substitute Option shall repurchase it at a price, and subject to such other terms and conditions, as set forth in the Stock Option Agreement.



     Registration Rights. Within 30 days after the occurrence of a Subsequent Triggering Event, Fleet may request Sterling to prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. Sterling is required to use its best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other dispositions of Option Shares. Fleet has the right to demand two such registrations.



     Assignment of Option. Neither Fleet nor Sterling may assign any of its rights or obligations under the Stock Option Agreement or the Option to any other person without the express written consent of the other party.



     Additional Provisions. Certain rights and obligations of Fleet and Sterling under the Stock Option Agreement are subject to receipt of required regulatory approvals. As noted below under "THE MERGER -- Regulatory Matters", the approval of the Federal Reserve Board and the Massachusetts BBI is required for the acquisition by Fleet of more than 5% of the outstanding shares of Sterling Common Stock. Accordingly, Fleet has included or will include in its applications with the Federal Reserve Board and the Massachusetts BBI a request for approval of the right of Fleet to exercise its rights under the Stock Option Agreement, including its right to purchase more than 5% of the outstanding shares of Sterling Common Stock.

     The Stock Option Agreement provides that, (a) in the case of the Option, at any time from the occurrence of a Subsequent Triggering Event until the expiration of the Option and (b) in the case of shares of Sterling Common Stock or other securities acquired by Fleet pursuant to an exercise of the Option, prior to the end of the 24-month period following expiration of the Option, Sterling has a right of first refusal with respect to any transfer by Fleet of the Option or shares acquired pursuant to the exercise thereof.



     The Stock Option Agreement and the Option exercise price were the result of arms' length negotiations between Fleet and Sterling. The Stock Option Agreement was entered into at the request of Fleet to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement by making it more difficult and more expensive for a third party to attempt to acquire control of Sterling.


STERLING SHAREHOLDER RIGHTS AGREEMENT


     On January 23, 1989, the Board of Directors of Sterling declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of Sterling Common Stock to stockholders of record. Each Right entitles the registered holder to purchase from Sterling a unit consisting of one-hundredth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"), at a cash exercise price of $51.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.



     Immediately prior to the execution of the Merger Agreement, Sterling amended the Rights Agreement (the "Amendment"). The Amendment provides, among other things, that neither Fleet nor any of its Affiliates or Associates (as such terms are defined in the Rights Agreement) shall be deemed an Acquiring Person (as defined in the Rights Agreement) and no "Stock Acquisition Date", "Distribution Date", "Section 11(a)(ii) Event" or "Section 13 Event" (as such terms are defined in the Rights Agreement) shall occur as a result of (a) the execution and delivery of the Merger Agreement as the same may be amended from time to time, or the Stock Option Agreement as the same may be amended from time to time; (b) any action taken by Fleet or any of its Affiliates or Associates in accordance with the provisions of the Merger Agreement or the Stock Option Agreement (including, without limitation, any transfer of all or any portion of the Option granted pursuant to the Stock Option Agreement or the shares issuable upon exercise of such Option, to the extent such transfer is permitted under the Stock Option Agreement); or (c) the consummation of the Merger in accordance with the provisions of the Merger Agreement. The Amendment also provides that the Expiration Date (as such term is defined in the Rights Agreement) shall be the earliest of (a) the close of business on January 23, 1999; (b) the time at which the Rights are redeemed as provided in the Rights Agreement; or (c) the Effective Time.


REGULATORY MATTERS


     Federal Reserve Board. The Merger is subject to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA"). Fleet and Sterling intend to seek and have agreed to use their best efforts to obtain such approval as well as the approvals discussed below. Assuming Federal Reserve Board approval, the Merger may not be consummated until 30 days after such approval, during which time the Department of Justice may challenge the Merger on antitrust grounds.


     The Federal Reserve Board is prohibited from approving any application under the applicable statutes:


          (a) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or


          (b) the effect of which in any section of the United States may be substantially to lessen competition, or to tend to create a monopoly, or result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

Additionally, in reviewing an application under the applicable statutes, the Federal Reserve Board will consider the financial and managerial resources of the institutions and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the regulatory status of Fleet and Sterling, current and projected economic conditions in the New England region and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the regulations promulgated thereunder.

     In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of each of Fleet and Sterling in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each of such institutions.

     The implementing Federal Reserve Board regulations require the Federal Reserve Board to furnish notice and a copy of the application to the primary banking supervisor of the bank to be acquired, which in Sterling's case is the Federal Deposit Insurance Corporation (the "FDIC"). The primary banking supervisor has 30 days to submit its views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from the primary banking supervisor within such 30-day period. Furthermore, the BHCA and implementing Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the application submitted by Fleet for approval of the Merger and authorize the Federal Reserve Board to permit interested parties to intervene in the proceedings and to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such intervention by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

     As noted above, the Merger may not be consummated until 30 days after Federal Reserve Board approval, during which time the Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of Federal Reserve Board approval unless a court specifically orders otherwise. In reviewing the Merger, the Department of Justice could analyze the Merger's effect on competition differently than the Federal Reserve Board, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Reserve Board regarding the Merger's competitive effects. Failure of the Department of Justice to object to the Merger does not prevent the filing of antitrust actions by private persons.

     Fleet's right to exercise the Option is also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of the Option would result in Fleet owning more than 5% of the outstanding shares of Sterling Common Stock. In considering whether to approve Fleet's right to exercise the Option, including its right to purchase more than 5% of the outstanding shares of Sterling Common Stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.


     Massachusetts BBI. In addition, the Merger requires the approval of the Massachusetts BBI, under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. In determining whether or not to approve the Merger, the Massachusetts BBI's approval is essentially based upon its determination that such proposed acquisition does not unreasonably affect competition among Massachusetts banking institutions and that it promotes public convenience and advantage. In making such a determination, the BBI must consider, but is not limited to, a showing of net new benefits including initial capital investments, job creation plans, consumer and business services and commitments to maintain and open branch offices within a bank's statutorily-delineated local community. The statute also requires that the Massachusetts BBI receive notice from the Massachusetts Housing Partnership Fund (the "MHPF") that arrangements satisfactory to the MHPF have been made for the proposed acquiror to make 0.9% of its assets located in Massachusetts available for call by MHPF for a period of ten years for purposes of funding various affordable housing programs.

     Under Section 2 of Chapter 167A of the Massachusetts General Laws, the right of Fleet to exercise the Option is subject to the prior approval of the Massachusetts BBI, to the extent that the exercise of the Option would result in Fleet indirectly owning more than 5% of the voting stock of the Bank. In determining whether to approve Fleet's right to exercise the Option, the Massachusetts BBI would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.


     Fleet has filed a draft application with the Federal Reserve Board and intends to file an application with the Massachusetts BBI after the date hereof, in each case with respect to the Merger as well as with respect to its right to exercise the Option. The Merger will not proceed until all regulatory approvals required to consummate the Merger have been obtained, such approvals are in full force and effect and all statutory waiting periods in respect thereof have expired. There can be no assurance that the Merger will be approved by the Federal Reserve Board or the Massachusetts BBI. If such approvals are received, there can be no assurance as to the date of such approvals or the absence of any litigation challenging such approvals. Fleet and Sterling are not aware of any other governmental approvals or actions that are required prior to the parties' consummation of the Merger. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.



     While it is not a condition to the consummation of the Merger, the Merger Agreement contemplates that the Bank Merger will take place immediately following the consummation of the Merger. In order to effect the Bank Merger, Fleet will need, among other things, the approval of the OCC under the Bank Merger Act. Fleet intends to file an application with the OCC after the date hereof.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Neither Fleet nor Sterling has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Consummation of the Merger is conditioned on the delivery of the opinion of Goodwin, Procter & Hoar, counsel to Sterling, dated as of the Effective Time, which opinion may be based on various facts and representations and subject to various assumptions, that for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Fleet and Sterling each will be a party to the reorganization within the meaning of Section 368(b) of the Code and accordingly no gain or loss will be recognized by a Sterling stockholder upon exchange of his or her Sterling Common Stock for Fleet Common Stock, except in respect of cash received in lieu of a fractional share interest in Fleet Common Stock.

     If the Merger constitutes a reorganization under Section 368(a) of the Code, the following would be the material federal income tax consequences which would result from the Merger:

          a. No gain or loss will be recognized by Sterling or Fleet by reason of the Merger;

          b. No gain or loss will be recognized by a Sterling stockholder upon the exchange of his or her Sterling Common Stock for Fleet Common Stock, except that a Sterling stockholder who receives cash proceeds in lieu of a fractional share interest in Fleet Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest, and such gain or loss will constitute capital gain or loss if such stockholder's Sterling Common Stock is held as a capital asset at the Effective Time;

          c. The tax basis of the Fleet Common Stock received by a Sterling stockholder who exchanges his or her Sterling Common Stock for Fleet Common Stock will be the same as such stockholder's tax basis in the Sterling Common Stock surrendered in exchange therefor, decreased by the tax basis allocated to any such fractional share interest; and

          d. The holding period of the Fleet Common Stock received by a Sterling stockholder will include the period during which the Sterling Common Stock surrendered in exchange therefor was held (provided that such Sterling Common Stock was held by such Sterling stockholder as a capital asset at the Effective Time).

     The discussion set forth above is included for general information only and is not a complete description of all the tax consequences of the Merger. It may not address federal income tax considerations that may affect the treatment of a Sterling stockholder who acquired Sterling Common Stock pursuant to an employee stock option, and it does not address the state, local or foreign tax aspects of the Merger. The discussion is based on currently existing provisions of the Code, existing and proposed U.S. Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. Sterling stockholders should consult their own tax advisors with respect to the specific tax consequences of the Merger to them, including the application and effect of state, local and foreign tax laws.

ACCOUNTING TREATMENT


     It is anticipated that the Merger will be accounted for as a "pooling-of-interests" transaction under generally accepted accounting principles. Under such method of accounting, holders of Sterling Common Stock will be deemed to have combined their existing voting common stock interest with that of holders of Fleet Common Stock by exchanging their shares for shares of Fleet Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of Sterling, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of Fleet and no goodwill will be created. Fleet will be able to include in its consolidated income the consolidated income of Sterling for the entire fiscal year in which the Merger occurs; however, certain expenses incurred to effect the Merger must be treated by Fleet as current charges against income rather than adjustments to its balance sheet.


     In order for the Merger to qualify for pooling-of-interests accounting treatment, among other criteria, substantially all (90% or more) of the outstanding Sterling Common Stock must be exchanged for Fleet Common Stock. Sterling and Fleet have agreed to use their best efforts to cause the Merger to qualify for pooling-of-interests treatment. It is a condition to consummation of the Merger that Fleet and Sterling shall have each received a letter from KPMG Peat Marwick and Arthur Andersen & Co., respectively, to the effect that the Merger qualifies for pooling-of-interests accounting treatment.

TERMINATION OF THE MERGER AGREEMENT


     The Merger Agreement provides that the Merger may be terminated at any time prior to the Effective Time (whether before or after stockholder approval) by mutual consent of Fleet and Sterling by a majority vote of each company's entire Board of Directors. Subject to certain limitations in cases where the party seeking termination is in breach of the Merger Agreement, the Merger Agreement may also be terminated by Fleet or Sterling (a) forty-five days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of any governmental entity which must grant such regulatory approval, unless within the forty-five day period following such denial or withdrawal, a petition for rehearing or an amended application has been filed with such governmental entity; (b) if any governmental entity shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the Merger Agreement; (c) if the Effective Time has not occurred by September 30, 1994; (d) if there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not timely cured; or (e) if the vote of Sterling's stockholders shall not be sufficient to approve the Merger Agreement. Sterling may also terminate the Merger Agreement in the event the Average Closing Price is equal to or less than $25.59, unless Fleet elects to adopt the Adjusted Maximum Exchange Ratio as the Exchange Ratio.



WAIVER AND AMENDMENT OF THE MERGER AGREEMENT



     Waiver. Fleet and Sterling, with the authorization of their respective Boards of Directors, may to the extent legally allowable, (a) extend the time for the performance of any of the obligations or other acts required of the other party contained in the Merger Agreement; (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or (c) waive compliance by the other party of any of its agreements or conditions contained in the Merger Agreement, except that after Sterling stockholder approval, no extension or waiver shall reduce the amount or change the form of consideration to be delivered to each of Sterling's stockholders as contemplated by the Merger Agreement without further approval of Sterling's stockholders, except as contemplated by the Merger Agreement.


     AMENDMENT. Any term or provision of the Merger Agreement may be amended in writing (subject to compliance with applicable law) at any time, except that after Sterling stockholder approval, no amendment shall reduce the amount or change the form of the consideration to be delivered to each of Sterling's stockholders under the Merger Agreement without further approval of Sterling's stockholders, other than as contemplated by the Merger Agreement. In addition, Delaware law prohibits, among other things, any change in any of the terms and conditions of the Merger Agreement if such change or alteration would adversely effect any holder of Sterling Common Stock.


EFFECT ON EMPLOYEE BENEFITS


     The Merger Agreement requires Fleet and the Surviving Bank to offer employment to all employees of Sterling and its subsidiaries and to honor all employment, severance and other compensation agreements disclosed to Fleet in the Merger Agreement in accordance with their terms. See "-- Interests of Certain Persons in the Merger". The Merger Agreement also provides that, after the Merger, Fleet and the Surviving Bank will provide Sterling employees with the same employee benefit plans provided to Fleet's own employees, and to credit Sterling employees that become participants in any employee benefit plans of the Surviving Bank, Fleet or any of its subsidiaries with all prior years of service with Sterling or any of its subsidiaries to the extent such service was recognized by Sterling or any of its subsidiaries under any of its plans.



     In addition to the severance and benefit arrangements discussed above, Fleet has also agreed to provide employees of Sterling and its subsidiaries who are terminated on or within two years after the Effective Time; (a) severance equal to two (2) weeks salary or wages for each year or partial year of service of such terminated employee to Sterling, the Bank (or any entity for which Sterling or the Bank credited the employee's years of service with such entity), Fleet and any subsidiaries of Fleet, subject to a minimum severance amount; and
(b) continuation of health benefits for one year after termination on the same terms and conditions as though they had remained active employees, as well as continuation benefits (such as COBRA) thereafter.



     In addition, Fleet has agreed that, at the Effective Time, all options held by optionees under the Sterling Stock Option Plan which are outstanding at the Effective Time will be converted into and become options under the Fleet Stock Option Plan on the same terms and conditions as the Sterling Stock Option Plan, except that the number of shares subject to such Fleet options shall be the number of shares subject to the Sterling options multiplied by the Exchange Ratio and that the exercise price per share under the Fleet options shall be equal to the exercise price per share under the Sterling options divided by the Exchange Ratio.



     The Merger Agreement provides that, effective as of the Effective Time (or as soon thereafter as practicable), the ESOP will be terminated in accordance with applicable law and regulations. If the ESOP is not fully funded prior to the Effective Time, any loan balance will be repaid from the proceeds of unallocated shares of Sterling Common Stock held by the ESOP.



     The Merger Agreement provides that Sterling, and after the Effective Time, Fleet, shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each person who was at the date of the Merger Agreement, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Sterling or any of its subsidiaries (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which each such Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (a) the fact that he is or was a director, officer or employee of Sterling, any of its subsidiaries or any of their respective predecessors or (b) the Merger Agreement or any of the transactions contemplated thereby. Fleet has also agreed that all rights to indemnification existing in favor of the employees of Sterling and its subsidiaries in such companies' respective charter documents or by-laws or similar organizational document, as in effect on October 11, 1993 will survive the Merger and continue in full force and effect for a period of not less than six years from the Effective Time with respect to matters occurring prior to the Effective Time and to use its best efforts to maintain in effect for not less than three years from the Effective Time, policies of directors' and officers' liability insurance maintained by Sterling and its subsidiaries or to substitute comparable policies, covering officers and directors of Sterling immediately prior to the Effective Time with respect to acts or omissions occurring at or prior to the Effective Time which were committed by such officers and directors in their capacity as such, each subject to certain amount limitations. See "-- Interests of Certain Persons in the Merger".


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In connection with the Merger, Fleet has agreed to provide certain benefits and make certain severance payments to all employees of Sterling and its subsidiaries. See "-- Effect on Employee Benefits". Fleet also has agreed to take certain actions regarding the existing employment and severance arrangements of certain officers of Sterling and the Bank. The following section describes certain arrangements that Sterling and the Bank had entered into prior to the execution of the Merger Agreement with its executive officers and further describes the actions that Fleet has agreed to take in connection with these pre-existing agreements. The following section also describes other actions Fleet has agreed to take with respect to certain officers of Sterling and the Bank. Fleet will take the actions described below upon the consummation of the Merger.


     Employment Agreements. Sterling and the Bank (collectively, the "Employers") are parties to an employment agreement with John C. Warren and the Bank is a party to an employment agreement with each of Ernest A. Maher, David Hadden, Jr., Gene A. Miller and John F. Treanor (collectively, the "Employment Agreements"). Mr. Warren's employment agreement became effective as of October 1, 1989, Mr. Hadden's and Ms. Miller's employment agreements became effective as of February 1, 1991, Mr. Treanor's employment agreement became effective as of March 26, 1991 and Mr. Maher's employment agreement became effective as of October 1, 1991. The Employment Agreements provide that each of the foregoing officers will receive minimum annual compensation in amounts ranging from $84,000 to $160,000, subject to increase in accordance with the respective Employer's usual practice with respect to review of compensation of its senior executives. Mr. Warren's employment agreement had an initial three year term. Mr. Maher's, Mr. Hadden's, Ms. Miller's and Mr. Treanor's Employment Agreements had an initial one year term. Each of the Employment Agreements has been extended pursuant to provisions which provide for automatic extensions for additional periods of one year, beginning at the first anniversary of the Employment Agreement. Terms are not extended if the officer or the respective Employer gives written notice to the other, prior to the first anniversary of the Employment Agreement or any anniversary thereafter, of his/her or its election not to extend the Employment Agreement. The respective Employers, by two-thirds vote of all of the members of the respective Employer's Board of Directors, may terminate an officer's employment without further liability for "cause", as defined in the respective Employment Agreement. In the event of termination of employment by the officer because the respective Employer fails to make salary payments as provided in each Employment Agreement or a material breach of any other provision of the Employment Agreement by the respective Employer, or by the respective Employer without cause, the officers would each be entitled to receive his or her full salary and would continue to be treated as an employee for purposes of the respective Employer's benefit plans (excluding cash bonus plans) for the duration of what would otherwise have been the term of his employment under the Employment Agreement with respect to Mr. Warren and for one year subsequent to the date of termination with respect to Mr. Maher, Mr. Hadden, Ms. Miller and Mr. Treanor.


     Notwithstanding the foregoing provisions, each of the officers who is a party to an Employment Agreement has indicated that, in the event of termination of such officer's employment under the circumstances triggering termination benefits, he or she intends to elect to receive the severance benefits pursuant to the Special Termination Agreement to which he or she is a party, as described below, in lieu of any termination benefits under his or her Employment Agreement. As a consequence of such election and the terms of the Employment Agreements, neither Fleet nor any of the Sterling officers is expected to have any further obligations under the Employment Agreements after the Effective Time.


     Termination Agreements. The Employers are also parties to special termination agreements with each of Mr. Warren and Mr. Maher effective as of October 1, 1989, with Ms. Miller and Mr. Hadden effective as of February 1, 1991 and with Mr. Treanor effective as of March 26, 1991 (the "Special Termination Agreements"). The Special Termination Agreements provide that if there is a "Change in Control" of the Employers, which is generally defined to mean (a) a Change in Control that Sterling would be required to report in Item 1 of Form 8-K under the Exchange Act; (b) the acquisition by a person or group of persons of beneficial ownership of stock of either of the Employers representing 25% or more of the total number of votes that may be cast for the election of directors of either of the Employers during the term of the Special Termination Agreements, which is not approved by the two-thirds vote of all of the directors of the Employers as provided in the Special Termination Agreements; or (c) a Change in Control if, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, persons who were directors of either Employer before such transaction shall cease to constitute a majority of the Board of Directors of the respective Employer or the successor institution, and if at any time during the three year period following the Change in Control, either of the Employers were to terminate the officer's employment for any reason other than for death, deliberate dishonesty with respect to either Employer or conviction of a crime involving moral turpitude, or the officer were to resign from his or her own employment following his or her demotion, loss of title, office or significant authority, or a reduction in his or her annual compensation (a "Termination Event"), the officer would be entitled to receive certain severance benefits provided to him or her in his or her respective Special Termination Agreement. In the case of the occurrence of such a Termination Event, the Employers would be obligated to pay to Mr. Warren a lump sum payment in an amount equal to approximately three times the "base amount", as defined in Section 280G(b)(3) of the Code and the Employers would be obligated to pay to Ms. Miller, Mr. Hadden, Mr. Treanor and Mr. Maher a lump sum payment equal to his or her annual salary at the highest annual rate in effect at any time during the period from one day prior to the Change in Control to the date of the Termination Event plus the amount of the most recent annual bonus (if any) paid to him or her. Fleet has agreed in the Merger Agreement to honor the Special Termination Agreements in accordance with their terms, and has also agreed for itself and its subsidiaries that the consummation of the transactions contemplated by the Merger Agreement is a "Change of Control" as defined in the Special Termination Agreements.



     Continuation of Rights to Indemnification, Limitation of Liability, D & O Insurance. In the Merger Agreement, Fleet has also agreed (a) that all rights to indemnification and all limitations on personal liability existing in favor of the employees, directors and officers of Sterling and its subsidiaries as provided in such companies' respective charter documents or by-laws or similar organizational document, as in effect on October 11, 1993 will survive the Merger and continue in full force and effect for a period of not less than six years from the Effective Time with respect to matters occurring prior to the Effective Time and (b) to use its best efforts to maintain in effect for not less than three years from the Effective Time, policies of directors' and officers' liability insurance maintained by Sterling and its subsidiaries or to substitute comparable policies, covering officers and directors of Sterling immediately prior to the Effective Time with respect to acts or omissions occurring at or prior to the Effective Time which were committed by such officers and directors in their capacity as such, except that Fleet is not required to expend more than 200% of the amount currently expended by Sterling on such insurance, in each case with respect to matters occurring prior to the Merger.



     Cash Bonus Pool. On September 17, 1993, following Sterling's receipt of an informal indication of interest from a financial institution regarding a possible acquisition of Sterling, the Personnel Committee of Sterling's Board of Directors (the "Committee"), which consists solely of disinterested directors and performs the function of a compensation committee, met to discuss compensation matters in connection with such a merger or acquisition. At that meeting, the Committee recommended approval by the Board of Directors of a cash bonus pool in connection with a possible merger or acquisition, which would act as a retention incentive for officers and employees of Sterling and/or the Bank. On October 8, 1993, the full Board authorized the establishment of a $1.25 million cash bonus pool, which is to be allocated in connection with the Merger to certain officers and employees of Sterling and/or the Bank as determined by the Committee that remain employed with Sterling and/or the Bank until the consummation of the Merger. The cash bonus pool is distinct from the annual incentive bonus plan which Sterling maintains for its executive officers.


RESALE OF FLEET COMMON STOCK


     The Fleet Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any Sterling stockholder who may be deemed to be an affiliate (an "Affiliate") of Sterling for purposes of Rule 145 under the Securities Act. Affiliates are generally defined as persons (generally executive officers and directors) who control, are controlled by, or are under common control with (a) Fleet or Sterling at the time of the Special Meeting or (b) Fleet at or after the Effective Time.



     Rules 144 and 145 promulgated by the Commission under the Securities Act restrict the sale of Fleet Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the two years following the Effective Time, Affiliates of Sterling, provided they are not Affiliates of Fleet, may publicly resell the Fleet Common Stock received by them in the Merger, subject to certain limitations as to the amount of Fleet Common Stock sold by them in any three-month period and as to the manner of sale. After the two-year period, such Affiliates of Sterling who are not Affiliates of Fleet may resell their shares without such restrictions so long as there is adequate current public information with respect to Fleet as required by Rule 144. Persons who become Affiliates of Fleet prior to, at or after the Effective Time may publicly resell the Fleet Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144. The ability of Affiliates to resell shares of Fleet Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to Fleet's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Fleet Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements.



     This Proxy Statement-Prospectus does not cover any resales of Fleet Common Stock received by persons who may be deemed to be Affiliates of Fleet or Sterling. The Merger Agreement provides that Sterling shall use all reasonable efforts to cause each such Affiliate of Sterling to deliver to Fleet prior to the date of the Special Meeting an agreement providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of any Fleet Common Stock received in the Merger except in compliance with the Securities Act and in addition, to protect the pooling-of-interests accounting treatment of the Merger, the Merger Agreement provides that each of Sterling and Fleet shall use all reasonable efforts to cause such Sterling Affiliates and Affiliates of Fleet, respectively, to deliver to the other party prior to the Special Meeting an agreement of such Sterling Affiliates and Fleet Affiliates, as the case may be, not to sell, pledge, transfer or otherwise dispose of Sterling Common Stock or Fleet Common Stock during the period commencing 30 days prior to the Effective Time through the date on which financial results have been published covering at least 30 days of combined operations of Fleet and Sterling after the Merger. The restrictions in the preceding sentence do not apply to option exercises by holders of options to purchase Sterling Common Stock under the Sterling Stock Option Plan, or option exercises by holders of options to purchase Fleet Common Stock received in the Merger if, in each case, the exercise price and any required tax withholding payments are paid in the form of cash, shares of Sterling Common Stock or Fleet Common Stock, as the case may be, or through cash advances by brokers pursuant to a "cashless exercise" arrangement.



DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN



     Fleet has an automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Effective as of January 1, 1994, the Plan provides, in substance, for those stockholders who elect to participate, that dividends on Fleet Common Stock and optional cash payments of not less than $10 per month, up to a maximum of $10,000 for each quarter, will be invested in shares of Fleet Common Stock. The purchase price for Fleet Common Stock purchased with reinvested cash dividends is 97% of the market price and for purchases with optional cash payments is 100% of the market price. In each case, the Plan provides for the payment by Fleet of any brokerage commissions or service charges with respect to such purchases. After the Effective Time, stockholders of Sterling who receive Fleet Common Stock in the Merger will have the right to participate in the Plan. After the Effective Time, the Sterling DRP will be terminated and shares therein after conversion to Fleet Common Stock will be distributed pursuant to such plan, with cash to be paid in lieu of fractional shares. The Plan is subject to amendment from time to time at Fleet's discretion.


NO APPRAISAL RIGHTS

     Holders of Sterling Common Stock do not have any appraisal rights under Delaware law in connection with the Merger.

          MATERIAL CONTRACTS BETWEEN AFFILIATES OF STERLING AND FLEET

     Affiliates of a director of the Bank and an affiliate of a director of Sterling and the Bank have commercial lending relationships with affiliates of Fleet, each of which was entered into in the ordinary course of business of such Fleet affiliates.

                    INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     John A. Reeves, a current Director of Fleet, is an executive officer and stockholder of Mid-Continent Minerals Corporation ("MCM"). One of MCM's wholly-owned subsidiaries, Mid-continent Reserves, Inc., filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in 1993. A plan under Chapter 11 is in the process of being approved.

                       CERTAIN REGULATORY CONSIDERATIONS


     General. As a bank holding company, Fleet is subject to regulation by the Federal Reserve Board. Fleet Bank of Maine ("Fleet-Maine"), Fleet Bank-NH, Fleet Bank of New York and Fleet Bank are state-chartered banks that are members of the Federal Reserve System; as such, they are subject to regulation by the Federal Reserve Board and bank regulators in their respective states. Fleet National Bank, Fleet-CT and the Surviving Bank are national banks subject to regulation and supervision by the OCC. Each subsidiary bank's deposits are insured by the FDIC and is therefore subject to FDIC supervision and regulation. Fleet is also subject to the reporting and other requirements of the Exchange Act.



     As a bank holding company, Sterling is regulated under the BHCA. Sterling and the Bank's non-bank subsidiaries are subject to limitations on the scope of their activities and to continuing regulation, supervision and examination by the Federal Reserve Board under the BHCA and related federal statutes. As a Delaware corporation, Sterling must comply with the general corporation law of Delaware. As a Massachusetts-chartered, FDIC-insured savings bank, the Bank is subject to regulation, examination and supervision by the FDIC. The Bank is also subject to regulation and examination by the Commissioner of Banks of the Commonwealth of Massachusetts.


     The general economic slowdown in the Northeast has combined with increased regulatory scrutiny of financial institutions, generated in part by the thrift crisis, to create a less certain economic and regulatory environment for all financial institutions. In addition to Fleet's own monitoring activities, the credit quality of the assets held by certain of Fleet's subsidiaries is subject to periodic review by the state and federal bank regulatory agencies noted above. While Fleet believes its present reserve for credit losses is adequate in light of prevailing economic conditions and the current regulatory environment, there can be no assurance that Fleet's subsidiaries will not be required to make certain adjustments to their reserves for credit losses and charge-off policies in response to changing economic conditions or regulatory examinations.

     Neither Fleet nor any of its subsidiaries has entered into formal written agreements with state and federal regulators. At the request of its regulators, Fleet and its subsidiaries continue to evaluate and refine oversight and reporting systems and procedures to enhance the ability of such companies to respond to the current negative economic environment.

     Payment of Dividends. Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including Sterling stockholders who will become holders of Fleet Common Stock upon consummation of the Merger, to benefit from the distribution of assets of a subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors, in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.


     There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices. Under applicable banking statutes, at September 30, 1993, Fleet's banking subsidiaries could have declared additional dividends of approximately $382.3 million, of which $204.6 million could have been declared by the Surviving Bank and Fleet-CT. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank. Further, holders of Fleet's Dual Convertible Preferred Stock are entitled to dividends equal to one-half of the total dividends declared (after the first $15 million in dividends) to Fleet, if any, on the common stock of Fleet Banking Group.

     Under the policies of the Federal Reserve Board, Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank.

                     RECENT LEGISLATION AND RELATED MATTERS

     In addition to extensive existing government regulation, Federal and state statutes and regulations are subject to changes that may have significant impact on the way in which banks may conduct business. The likelihood and potential effects of any such changes cannot be predicted. Legislation enacted in recent years has substantially increased the level of competition among commercial banks, thrift institutions and non-banking institutions, including insurance companies, brokerage firms, mutual funds, investment banks and major retailers. In addition, the enactment of recent banking legislation such as the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the FDICIA have affected the banking industry by, among other things, broadening the regulatory powers of the federal banking agencies in a number of areas. The following summary is qualified in its entirety by the text of the relevant statutes and regulations.

FIRREA


     As a result of the enactment of FIRREA on August 9, 1989, any or all of Fleet's subsidiary banks can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (a) the default of any other of Fleet's subsidiary banks or (b) any assistance provided by the FDIC to any other of Fleet's subsidiary banks in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur without regulatory assistance.


FDICIA

     The FDICIA, which was enacted on December 19, 1991, provides for, among other things, increased funding for the Bank Insurance Fund (the "BIF") of the FDIC and expanded regulation of depository institutions and their affiliates, including parent holding companies. A summary of certain provisions of FDICIA and its implementing regulations is provided below.

     Risk Based Deposit Insurance Assessments. A significant portion of the additional funding to BIF is in the form of borrowings to be repaid by insurance premiums assessed on BIF members. In addition, the FDICIA provides for an increase in the ratio of the reserves to insured deposits of the BIF to 1.25% by the end of the 15-year period that began with the semi-annual assessment period ending December 31, 1991, also to be financed by insurance premiums. The result of these provisions could be a significant increase in the assessment rate on deposits of BIF members during the balance of this 15-year period. The FDICIA also provides authority for special assessments against insured deposits and for the development of a general risk-based assessment system. The FDIC has set assessment rates for BIF-insured institutions ranging from 0.23% to 0.31%, based on a risk assessment of the institution. Each financial institution is assigned to one of three capital groups -- "well capitalized", "adequately capitalized" or "undercapitalized" -- and further assigned to one of three subgroups within each capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. For purposes of the risk-based assessment system, a well-capitalized institution is one that has a total risk-based capital ratio of 10% or more, a Tier 1 risk-based capital of 6% or more, and a leverage ratio of 5% or more. An adequately capitalized institution has a total risk-based capital ratio of 8% or more, a Tier 1 risk-based capital ratio of 4% or more, and a leverage ratio of 4% or more. An undercapitalized institution is one that does not meet either of the foregoing definitions. The actual assessment rate applicable to a particular institution, therefore, depends in part upon the risk assessment classification so assigned to the institution by the FDIC.



     Prompt Corrective Action. The FDICIA also provides the federal banking agencies with broad powers to take prompt corrective action to resolve problems of insured depository institutions, depending upon a particular institution's level of capital. The FDICIA establishes five tiers of capital measurement for regulatory purposes ranging from "well-capitalized" to "critically undercapitalized." Under prompt corrective action regulations adopted by the federal banking agencies on September 29, 1992, a depository institution is (a) "well-capitalized" if it has a total risk-based capital ratio of 10% or more, a Tier 1 risk-based ratio of 6% or more, a leverage ratio of 5% or more and is not subject to any written agreement, order or capital directive or prompt corrective action directive issued by the primary regulator to meet and maintain a specific capital measure; (b) "adequately capitalized" if it has a total risk-based capital ratio of 8% or more, a Tier 1 risk-based capital ratio of 4% or more and a leverage ratio of 4% or more (3% if the bank is rated composite 1 under the CAMEL rating system in its most recent examination and is not experiencing or anticipating significant growth) and does not qualify as "well-capitalized"; (c) "undercapitalized" if it has a total risk-based capital ratio that is less than 8%, a Tier 1 risk-based capital ratio that is less than 4% or a leverage ratio that is less than 4% (3% if the bank is rated composite 1 under the CAMEL rating system in its most recent examination and is not experiencing or anticipating significant growth); (d) "significantly undercapitalized" if the bank has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3% or a leverage ratio that is less than 3%; and (e) and "critically undercapitalized" if the depository institution has a ratio of tangible equity to total assets that is equal to or less than 2% of total assets, or otherwise fails to meet certain established critical capital levels. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position under certain circumstances. At September 30, 1993, each of Fleet's subsidiary depository institutions was classified as either "well-capitalized" or "adequately capitalized" under the prompt corrective action regulations described above.



     Any depository institution that is undercapitalized and which fails to meet regulatory capital requirements specified in the FDICIA must submit a capital restoration plan guaranteed by the bank holding company controlling such institution, and the regulatory agencies may place limits on the asset growth and restrict activities of the institution (including transactions with affiliates), require the institution to raise additional capital, dispose of subsidiaries or assets or to be acquired and, ultimately, require the appointment of a receiver. The guarantee of a controlling bank holding company under the FDICIA of performance of a capital restoration plan is limited to the lower of 5% of an undercapitalized banking subsidiary's assets or the amount required for the bank to be classified as adequately capitalized. Federal banking agencies may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan within the time required (generally 45 days after receiving notice that the institution is undercapitalized, significantly undercapitalized or critically undercapitalized), it is treated as if it is significantly undercapitalized. If the controlling bank holding company fails to fulfill its guaranty obligations under the FDICIA and files (or has filed against it) a petition under the federal Bankruptcy Code, the applicable regulatory agency would have a claim as a general creditor of the bank holding company and, if the capital restoration plan were deemed to be a commitment to maintain capital under the Federal Bankruptcy Code, the claim would be entitled to a priority in such bankruptcy proceeding over unsecured third party creditors of the bank holding company.


     In addition to the requirement of mandatory submission of a capital restoration plan, under the FDICIA, an undercapitalized institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. Further, effective December 19, 1993, undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System.

     Undercapitalized and significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. In addition, significantly undercapitalized depository institutions also are prohibited from awarding bonuses or increasing compensation of senior executive officers until approval of a capital restoration plan. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.


     Brokered Deposits and Pass-Through Deposit Insurance Limitation. Under the FDICIA, a depository institution that is not well-capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits "significantly higher" than the prevailing rate in its market. A depository institution that is adequately capitalized may accept brokered deposits if it obtains the prior approval of the FDIC. Effective in November 1993, the FDIC modified the definitions of "well-capitalized" and "adequately capitalized" to conform to the definitions described above for prompt corrective action. In addition, "pass-through" insurance coverage may not be available for certain employee benefit accounts. In Fleet's opinion, these limitations do not have a material effect on Fleet.



     Safety and Soundness Standards. The FDICIA directs each federal banking agency to prescribe safety and soundness standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses without impairing capital, a minimum ratio of market value to book value for publicly traded shares and such other standards as the agency deems appropriate. Proposed regulations to implement the safety and soundness standards were issued in November 1993. The ultimate cumulative effect of these standards cannot currently be forecast.


     The FDICIA also contains a variety of other provisions that may affect Fleet's and Sterling's respective operations, including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch. Many of the provisions in the FDICIA have recently been or will be implemented through the adoption of regulations by the various federal banking agencies and, therefore, the precise impact on Fleet cannot be assessed at this time.


     Capital Guidelines. In January 1989, the Federal Reserve Board issued final risk-based capital guidelines for bank holding companies such as Fleet and state-chartered member banks. The new regulatory minimum capital requirements, which became effective in March 1989, have been phased in over the past four years. Under the requirements as fully phased in, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. At least half of the total capital is to be comprised of common equity, retained earnings, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock and a limited amount of loan loss reserves (supplementary capital). In addition, on August 2, 1990, the Federal Reserve Board adopted a leverage ratio (Tier 1 capital to total assets, net of goodwill) of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. The rule indicates that the minimum leverage ratio should be 1% to 2% higher for holding companies undertaking major expansion programs or that do not have the highest regulatory rating. Fleet's national banking subsidiaries, including the Surviving Bank, are subject to similar capital requirements adopted by the OCC.



     As of September 30, 1993, Fleet's and Sterling's capital ratios on a historical basis exceeded all minimum regulatory capital requirements.

     Under FIRREA and the FDICIA, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC and seizure of the institution.


                              RECENT DEVELOPMENTS


1993 FOURTH QUARTER AND YEAR END RESULTS



     Fleet. Fleet's net income for the quarter ended December 31, 1993, was $136.0 million, or $0.85 per fully diluted share, compared to net income of $82.3 million, or $0.52 per fully diluted share for the fourth quarter of 1992. Net income for the year ended December 31, 1993 was $488.0 million, or $3.01 per fully diluted share, compared to net income in 1992 of $279.8 million, or $1.77 per fully diluted share.


     Included in results for the year ended December 31, 1993 were a $125 million restructuring charge relating to Fleet's efficiency improvement program, "Fleet Focus '94", a $135 million charge at Fleet Mortgage Group, Inc. ("FMG"), an 81% owned subsidiary of Fleet, related to the accelerated amortization of mortgage servicing assets, and $282 million of securities gains.


     Net interest income for the fourth quarter and for the year ended December 31, 1993 totaled $514 million and $2.1 billion, respectively, compared to $506 million and $2.0 billion for the comparable periods in the previous year. The net interest margin for the fourth quarter was 4.91%, compared to 5.08% for the third quarter of 1993. The net interest margin for the year ended December 31, 1993 was 5.02%, compared to 4.80% for the previous year.


     Noninterest income for the year ended December 31, 1993 was $1.5 billion, compared to $1.4 billion for the prior year.


     Noninterest expense for the year ended December 31, 1993 increased to $2.4 billion from the $2.3 billion reported for 1992, reflecting, in 1993, the $125 million restructuring charge and the $135 million charge at FMG related to the accelerated amortization of mortgage servicing assets, and in 1992, the loss on the sale of problem assets of $115 million, and the $25 million charge related to the Fleet Finance, Inc. 10-point program.


     Fleet's provision for credit losses was $55 million in the fourth quarter of 1993, a decrease of $5 million from the third quarter of 1993. Such provisions for the year ended December 31, 1993 also decreased to $271 million, compared to $486 million at December 31, 1992.


     As of December 31, 1993, nonperforming assets were $601 million, compared to $736 million at September 30, 1993, and $990 million at December 31, 1992. Such decrease was primarily due to improvement of credit quality of Fleet's assets.


     Fleet's reserve for credit losses decreased $29 million from December 31, 1992 to December 31, 1993, as loans and leases charged off during the year exceeded the amount of the provision and recoveries recognized during the year. At December 31, 1993, Fleet's ratio of reserves to nonperforming loans was 215%, compared to 137% at December 31, 1992.

     At December 31, 1993, Fleet had total assets of $47.9 billion, total deposits of $31.1 billion and total stockholders' equity of $3.6 billion. At December 31, 1993, Fleet's capital ratios exceeded all minimum regulatory capital requirements.



     Sterling. On January 20, 1994, Sterling reported net income for the three months ended December 31, 1993 of $260,000, or $0.08 per share on a fully diluted basis, compared to net income of $1.9 million, or $0.63 per share, for the comparable period of 1992. Net income for the three months ended December 31, 1993 was adversely affected by a one-time charge of $3.3 million relating to the proposed Merger. For the year ended December 31, 1993, net income was $6.2 million, or $1.98 per share on a fully diluted basis. Net income for the year ended December 31, 1992 was $7.9 million, or $2.60 per share, which included a one-time $1.1 million or $0.36 per share gain realized during the first quarter of 1992 in connection with the adoption of Statement of Financial Accounting Standards No. 109 (SFAS No. 109) "Accounting for Income Taxes".



     At December 31, 1993, nonperforming assets were $3.6 million or 0.35% of total assets, consisting of $1.8 million in nonperforming loans and $1.8 million in other real estate owned, net. This compares with nonperforming assets of $7.6 million at December 31, 1992 and $4.5 million at September 30, 1993. During the fourth quarter of 1993, Sterling added $450,000 to its reserve for loan losses, bringing its total loan loss reserve to $7.2 million. This level of loan loss reserve represented 401% of nonperforming loans and 201% of nonperforming assets at December 31, 1993. Total assets at December 31, 1993 were $1.0 billion, comprised primarily of $457.6 million in net loans and $535.3 million in investments. Total deposits were $624.6 million at December 31, 1993, compared to $672.9 million at December 31, 1992.



     At December 31, 1993 Sterling adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments In Debt and Equity Securities". On an after tax basis, at that date, there were $6.6 million in unrealized gains related to $411.6 million of investments which Sterling classified as available for sale. Accordingly, these unrealized gains are included as a separate component of stockholders' equity.



     At December 31, 1993, Sterling had 3,045,031 shares of common stock outstanding, and a net book value of $21.29 per share, excluding the effect of SFAS 115. On January 19, 1994, Sterling's Board of Directors declared a cash dividend of $0.18 per share, payable on February 11, 1994 to all shareholders of record as of January 31, 1994.

                       DESCRIPTION OF FLEET CAPITAL STOCK

GENERAL

     Fleet's Restated Articles of Incorporation (the "Fleet Restated Articles") currently authorize the issuance of 300,000,000 shares of Fleet Common Stock, 16,000,000 shares of Preferred Stock, $1.00 par value (the "Fleet $1 Par Preferred Stock"), issuable in one or more series from time to time by action of the Board of Directors, and 1,500,000 shares of Preferred Stock with Cumulative and Adjustable Dividends, $20.00 par value (the "Fleet $20 Par Adjustable Rate Preferred Stock" and, together with any series of issued and outstanding Fleet $1 Par Preferred Stock, the "Preferred Stock").


     At September 30, 1993, 136,947,426 shares of Fleet Common Stock were issued and outstanding; seven series of Fleet $1 Par Preferred Stock were established by the Fleet Board of Directors, of which (a) 1,000,000 shares of Preferred Stock with Cumulative and Adjustable Dividends (the "Fleet $1 Par Adjustable Rate Preferred Stock") were issued and outstanding; (b) 1,987 shares of Series I Preferred were issued and outstanding (all of which were converted into Fleet Common Stock effective October 1, 1993); (c) no shares of Series II Preferred were issued and outstanding; (d) 529,000 shares of Series III 10.12% Perpetual Preferred Stock (the "Series III Preferred") were issued and outstanding; (e) 480,000 shares of Series IV 9.375% Perpetual Preferred Stock (the "Series IV Preferred") were issued and outstanding; (f) 1,415,000 shares of Dual Convertible Preferred Stock (the "Dual Convertible Preferred Stock") were issued and outstanding; and (g) no shares of Cumulative Participating Junior Preferred Stock (the "Junior Preferred Stock") issuable upon exercise of the Preferred Share Purchase Rights described below were issued and outstanding; and 1,500,000 shares of the Fleet $20 Par Adjustable Rate Preferred Stock were issued and outstanding.


     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Rhode Island Business Corporation Act ("Rhode Island law") and the Fleet Restated Articles and Fleet By-Laws.

FLEET COMMON STOCK


     General. Holders of the Fleet Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of the Preferred Stock, and any other series of preferred stock at the time outstanding, to receive pro rata the net assets of Fleet. Dividends are paid on the Fleet Common Stock only if all dividends on the outstanding classes or series of Preferred Stock for the then-current period and, in the case of cumulative Preferred Stock, all prior periods have been paid or provided for.


     Fleet $1 Par Preferred Stock and any other class of preferred stock (including Fleet $20 Par Adjustable Rate Preferred Stock) have, or upon issuance will have, preference over the Fleet Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation or dissolution of Fleet and such other preferences as may be fixed by the Board of Directors.

     The holders of the Fleet Common Stock are entitled to one vote for each share held and are vested with all of the voting power except as the Board of Directors has provided with respect to the Preferred Stock or may provide, in the future, with respect to any other series of preferred stock which it may hereafter authorize. See "-- Preferred Stock". Shares of Fleet Common Stock are not redeemable and have no subscription, conversion or preemptive rights.

     The affirmative vote of not less than 80% of Fleet's outstanding voting stock, voting separately as a class, is required for certain Business Combinations between Fleet and/or its subsidiaries and persons owning 10% or more of its voting stock. See "-- Selected Provisions in the Restated Articles of Fleet; Business Combinations with Related Persons".

     The Fleet Common Stock is listed on the Stock Exchange. The outstanding shares of Fleet Common Stock are, and the shares to be issued to Sterling stockholders upon consummation of the Merger will be, validly issued, fully paid and non-assessable and the holders thereof are not, and will not be, subject to any liability as stockholders.

     Restrictions on Ownership. The BHCA requires any "bank holding company", as such term is defined therein, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of the Fleet Common Stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of the Fleet Common Stock under the Change in Bank Control Act (the "CBCA"). The partnerships which purchased the Dual Convertible Preferred Stock (the "Partnerships") made a filing under the CBCA because of their acquisition of such stock. Any holder of 25% or more of the Fleet Common Stock (or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over Fleet) is subject to regulation as a bank holding company under the BHCA.



     Preferred Share Purchase Rights. On November 21, 1990, the Board of Directors of Fleet declared a dividend of one preferred share purchase right ("Right") for each outstanding share of Fleet Common Stock. The dividend was paid on December 4, 1990 to the shareholders of record on that date. Each Right, when exercisable, will entitle the registered holder to purchase from Fleet one one-hundredth of a share of the Junior Preferred Stock of Fleet, at an exercise price of $50 per one one-hundredth of a share of Junior Preferred Stock (the "Purchase Price"), subject to certain adjustments. Until the earlier to occur of the Distribution Date and the Expiration Date (each as hereinafter defined), Fleet will issue one Right with each share of Fleet Common Stock; accordingly, each stockholder of Sterling who receives Fleet Common Stock upon consummation of the Merger shall automatically receive one Right with each such share issued. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Rights Agreement dated as of November 21, 1990 between Fleet and Fleet National Bank, as Rights Agent, a copy of which was filed as an exhibit to the Registration Statement on Form 8-A dated November 29, 1990, as amended by a First Amendment to Rights Agreement dated March 28, 1991 and a Second Amendment to Rights Agreement dated July 12, 1991, copies of which were filed as exhibits to Fleet's Amendment to Application or Report on Form 8 dated September 6, 1991 (as amended, the "Rights Agreement").



     The Rights are not represented by separate certificates and are not exercisable or transferable apart from the Fleet Common Stock until the earlier to occur of (i) the tenth day after a public announcement by Fleet (x) that a person or group of affiliated or associated persons has, subsequent to November 21, 1990 (the "Declaration Date") acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of 10% or more (or, in the case of a qualifying institutional investor, acting in the ordinary course of business and not with the purpose of changing or influencing control of Fleet (a "Qualifying Investor"), 15% or more) of the outstanding shares of Fleet Common Stock, (y) that any person or group of affiliated or associated persons, which beneficially owned 10% or more (or, in the case of a Qualifying Investor, 15% or more) of the outstanding shares on the Declaration Date, or which acquired beneficial ownership of 10% or more (or, in the case of a Qualifying Investor, 15% or more) of the outstanding shares as a result of any repurchase of shares by Fleet, thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares, or (z) that any person who was a Qualifying Investor owning 10% or more of the outstanding shares of Fleet Common Stock ceased to qualify as a Qualifying Investor and thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares (any person described in clause (x), (y) or (z) being an "Acquiring Person"); and (ii) the tenth day (or such later day as may be determined by action of the Board of Directors of Fleet prior to such time as any person becomes an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person (other than Fleet) to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such commencement) beneficial ownership of 10% or more of the issued and outstanding shares of Fleet Common Stock (the earlier of such dates being called the "Distribution Date"). On March 28, 1991 and July 12, 1991 the Rights Agreement was amended to change the definition of an "Acquiring Person" (i) to permit the sale of the Dual Convertible Preferred Stock and issuance of rights to purchase Fleet Common Stock to the Partnerships and (ii) to permit the Board of Directors of Fleet to determine that a person who would otherwise be an "Acquiring Person" had become such inadvertently and therefore allow divestiture of a sufficient number of shares to avoid such designation.


     The Rights will first become exercisable on the Distribution Date and could then begin trading separately from the Fleet Common Stock. The Rights will expire on the earliest of November 21, 2000 (the "Final

Expiration Date"), the date on which the Rights are earlier redeemed by Fleet or the date on which the Rights are exchanged (such earliest date being referred to as the "Expiration Date").

     In the event any person becomes an Acquiring Person, the Rights would give holders (other than such Acquiring Person and its transferees) the right to buy, for the Purchase Price (and in lieu of Junior Preferred Stock), Fleet Common Stock (or, under certain circumstances, cash, property or other debt or equity securities ("Fleet Common Stock equivalents")) with a market value of twice the Purchase Price. In addition, at any time after any person becomes an Acquiring Person, the Board may, at its option and in lieu of any transaction described in the preceding sentence, exchange the outstanding and exercisable Rights (other than Rights held by any such Acquiring Person and its transferees) for shares of Fleet Common Stock or Fleet Common Stock equivalents at an exchange ratio of one share of Fleet Common Stock per Right, subject to certain adjustments.

     In any merger or consolidation involving Fleet after the Rights become exercisable, each Right will be converted into the right to purchase, for the Purchase Price, common stock of the surviving corporation (which may be Fleet) with a market value of twice the Purchase Price.


     The Board of Directors of Fleet may amend the Rights Agreement or redeem the Rights for $.01 each at any time until the date of a public announcement by Fleet that there is an Acquiring Person. Thereafter, the Board of Directors may amend the Rights Agreement only to eliminate ambiguities or to provide additional benefits to, and if the amendment would not adversely affect, the holders of the Rights (other than the Acquiring Person).


     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Fleet, including, without limitation, the right to vote or to receive dividends.

     The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights, and the number of outstanding Rights, are subject to customary antidilution adjustments.

     The Rights have certain "anti-takeover" effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Fleet on terms not approved by the Board of Directors of Fleet, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that there is an Acquiring Person (at which time holders of the Rights become entitled to exercise their Rights for shares of Fleet Common Stock at one-half the market price), since until such time the Rights generally may be redeemed by the Board of Directors of Fleet at $.01 per Right.


     Transfer Agent and Registrar. The Transfer Agents for the Fleet Common Stock are Fleet National Bank, Providence and Mellon Securities Transfer Services, Inc., New York, and the Registrars are Citizens Trust Company, Providence and Chemical Bank, New York.


PREFERRED STOCK


FLEET $1 PAR PREFERRED STOCK


     Fleet $1 Par Preferred Stock is issuable in series, with such relative rights, preferences and limitations of each series (including dividend rights, dividend rate, liquidation preference, voting rights, conversion rights and term of redemption (including sinking fund provisions), redemption price or prices and the number of shares constituting any series) as may be fixed by the Board of Directors of Fleet.


     As of the date of this Proxy Statement-Prospectus, Fleet has four series of Fleet $1 Par Preferred Stock outstanding.



     Fleet $1 Par Adjustable Rate Preferred Stock. In the event of dissolution, liquidation or winding up of Fleet, the holders of shares of the outstanding Fleet $1 Par Adjustable Rate Preferred Stock are entitled to receive a distribution of $50 per share, plus accrued and unpaid dividends, if any. The Fleet $1 Par Adjustable

Rate Preferred Stock is redeemable, in whole or in part, at Fleet's option, at the stated value of $50 per share, plus, in each case, accrued and unpaid dividends, if any.


     The dividend rate on the Fleet $1 Par Adjustable Rate Preferred Stock is paid on the basis of an issue price of $50 per share, payable quarterly, and is reset quarterly at a rate per annum of 3.25% below the highest of (a) the three-month U.S. Treasury bill rate; (b) the U.S. Treasury ten-year constant maturity rate; or (c) the U.S. Treasury twenty-year constant maturity rate, all as shall be in effect at the time of determination. In no event will such rate be less than 6% per annum or more than 12% per annum. Dividends on the outstanding Fleet $1 Par Adjustable Rate Preferred Stock are cumulative.



     Other than as hereinafter set forth and as required by Rhode Island law, holders of the Fleet $1 Par Adjustable Rate Preferred Stock have no voting rights. The approval of 66 2/3% of the outstanding shares of the Fleet $1 Par Adjustable Rate Preferred Stock is required to authorize an amendment to the Fleet Restated Articles which would have an adverse effect on such stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Fleet $1 Par Adjustable Rate Preferred Stock and any other series of Fleet $1 Par Preferred Stock ranking on a parity with the Fleet $1 Par Adjustable Rate Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, is required to issue or authorize any additional class or series ranking prior to the Fleet $1 Par Adjustable Rate Preferred Stock as to dividends or upon liquidation, or issue or authorize any obligation or security convertible into or evidencing a right to purchase such prior shares or to reclassify any authorized stock of Fleet into such prior shares. In addition, in the event that the equivalent of six quarterly dividends payable on the Fleet $1 Par Adjustable Rate Preferred Stock are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of all outstanding shares of Fleet $1 Par Adjustable Rate Preferred Stock shall have the exclusive right, voting as a class with the holders of all other series and classes of preferred stock similarly entitled to vote, to elect such two additional directors until all past due dividends have been paid or provided for.



     Series I Preferred. All outstanding shares of Series I Preferred were converted into Fleet Common Stock effective October 1, 1993.

     Series II Preferred. The Series II Preferred was convertible by the holders thereof into Fleet Common Stock at any time, and redeemable by Fleet at any time. All outstanding shares of Series II Preferred were called for redemption by Fleet on September 29, 1993. Upon receipt of the notice of redemption, each holder opted to convert its Series II Preferred into Fleet Common Stock prior to September 29, 1993.

     Series III Preferred. In the event of the dissolution, liquidation or winding up of Fleet, holders of shares of the outstanding Series III Preferred are entitled to receive a distribution of $100 per share, plus accrued and unpaid dividends, if any.

     The holders of Series III Preferred are entitled to receive dividends at the rate of 10.12% per annum computed on the basis of the issue price thereof of $100 per share, payable quarterly, before any dividend shall be declared or paid upon the Fleet Common Stock or the Junior Preferred Stock. The dividends on Series III Preferred are cumulative. The Series III Preferred is redeemable, in whole or in part, at Fleet's option, on and after June 1, 1996, commencing at $105.06 per share and declining ratably on June 1 of each year to $100 per share on or after June 1, 2001, plus, in each case, accrued and unpaid dividends, if any.

     Except as indicated below or except as expressly required by applicable law, the holders of the Series III Preferred are not entitled to vote. If the equivalent of six quarterly dividends payable on the Series III Preferred or any other class or series of preferred stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) are in default, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of the Series III Preferred, voting as a single class with the holders of shares of any one or more other series of Fleet $1 Par Preferred Stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) and any other class of Fleet preferred stock ranking on a parity with the Series III Preferred either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to fill each of the two newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of Fleet (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote), including any shares of the Series III Preferred, have been paid or declared and set apart for payment. Any such elected directors shall serve until Fleet's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.



     The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series III Preferred is required for any amendment of the Fleet Restated Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series III Preferred. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series III Preferred and any other series of Fleet $1 Par Preferred Stock ranking on a parity with the Series III Preferred either as to dividends or upon liquidation, voting as a single class without regard to series, is required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series III Preferred as to dividends or upon liquidation, or to reclassify any authorized stock of Fleet into such prior shares.



     Series IV Preferred. In the event of the dissolution, liquidation or winding up of Fleet, holders of shares of the outstanding Series IV Preferred are entitled to receive a distribution of $100 per share, plus accrued and unpaid dividends, if any.


     The holders of Series IV Preferred are entitled to receive dividends at the rate of 9.375% per annum computed on the basis of the issue price thereof of $100 per share, payable quarterly, before any dividend shall be declared or paid upon the Fleet Common Stock or the Junior Preferred Stock. The dividends on Series IV Preferred are cumulative. The Series IV Preferred is redeemable, in whole or in part, at Fleet's option, on and after December 1, 1996, at $100 per share, plus accrued and unpaid dividends, if any.


     Except as indicated below or except as expressly required by applicable law, the holders of the Series IV Preferred are not entitled to vote. If the equivalent of six quarterly dividends payable on the Series IV Preferred or any other class or series of preferred stock are in default (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote), the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of the Series IV Preferred, voting as a single class with the holders of shares of any one or more other series of Fleet $1 Par Preferred Stock (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote) and any other class of Fleet preferred stock ranking on a parity with the Series IV Preferred either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect such directors to fill each of the two newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of Fleet (other than any other class of preferred stock expressly entitled to elect additional directors by a separate and distinct vote), including any shares of the Series IV Preferred, have been paid or declared and set apart for payment. Any such elected directors shall serve until Fleet's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.


     The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series IV Preferred is required for any amendment of the Fleet Restated Articles (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series IV Preferred. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series IV Preferred and any other series of Fleet $1 Par Preferred Stock ranking on a parity with the Series IV Preferred either as to dividends or upon liquidation, voting as a single class without regard to series, is required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series IV

Preferred as to dividends or upon liquidation, or to reclassify any authorized stock of Fleet into such prior shares.



     Dual Convertible Preferred Stock. The Dual Convertible Preferred Stock has no voting rights except as provided by Rhode Island law or as indicated below. The Dual Convertible Preferred Stock is not entitled to vote for the election of directors in any circumstances, including dividend arrearages, and the holders thereof have agreed to vote the Dual Convertible Preferred Stock as directed by Fleet's board of directors on any matters upon which the shares are entitled to vote under Rhode Island law, except on those matters adversely affecting the rights of holders of Dual Convertible Preferred Stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Dual Convertible Preferred Stock, voting as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, is required to authorize any new class of equity securities of Fleet to which the Dual Convertible Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise. In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Dual Convertible Preferred Stock, voting as a class, given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, shall be required for any amendment of Fleet's Restated Articles (or the certificate of designation of the Dual Convertible Preferred Stock), which would affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of Dual Convertible Preferred Stock.



     The holders of Dual Convertible Preferred Stock are entitled to dividends equal to one-half of the total dividends declared (after the first $15 million in dividends), if any, by Fleet Banking Group on its common stock. Such dividends, if accrued and unpaid, will be cumulative. In the event of the liquidation, dissolution or winding up of Fleet, the holders of the outstanding Dual Convertible Preferred Stock are entitled to receive a distribution of $200 per share, plus accrued and unpaid dividends, if any.



     On July 31, 1991, the date of issuance of the Dual Convertible Preferred Stock, Fleet granted to the Partnerships which purchased the Dual Convertible Preferred Stock rights (the "DCP Rights") to purchase 6,500,000 shares of Fleet Common Stock at $17.65 per share.



     The Dual Convertible Preferred Stock is convertible into Fleet Common Stock at a conversion price of $17.65 per share at any time. The total number of shares issuable upon such conversion is 16,033,994 shares, subject to customary anti-dilution adjustments. If any of such stock is converted prior to July 12, 2001, all of such stock must be converted. After July 12, 2001, any holder of Dual Convertible Preferred Stock may convert its stock into Fleet Common Stock independently of any other holder.



     The Dual Convertible Preferred Stock is also convertible into 50% of the common stock of Fleet Banking Group at any time after the later of (i) July 12, 1995 and (ii) the date on which the Partnerships distribute all the shares of Dual Convertible Preferred Stock then held by them to the partners therein (which distribution date will be July 12, 1997 unless the Federal Reserve Board consents to an alternative distribution date, but in no event earlier than July 12, 1995). The Dual Convertible Preferred Stock is also convertible into Fleet Banking Group common stock on an earlier date in the event that the quotient of
(i) Fleet's Tier 1 capital as of the date of determination (adjusted to include goodwill of Fleet as of July 12, 1991) divided by (ii) total assets, falls below 3%. The Dual Convertible Preferred Stock is not convertible into Fleet Banking Group common stock after July 12, 2001 or at any time while it is held by the Partnerships. After the Dual Convertible Preferred Stock becomes convertible into Fleet Banking Group common stock, the holders of the Dual Convertible Preferred Stock will have the right to obtain an appraisal of the fair value of the common stock of Fleet Banking Group (the "Appraisal") as if all such shares were to be sold to a third party in a transaction reflecting a control premium. If such Appraisal is acceptable to the holders of the Dual Convertible Preferred Stock, the Dual Convertible Preferred Stock may be converted into 50% of the common stock of Fleet Banking Group on or after the date that is six months after such acceptance or, in the case of the earlier date due to the capital deficiency described above, on or after the date that is 60 days after the notice of such deficiency. During the period after acceptance but prior to the date on which such shares become convertible, Fleet will have the option to redeem the Dual Convertible Preferred Stock at a redemption price equal to 50% of the Appraisal price less the sum of (i) the market value of the shares of Fleet Common Stock into which the Dual Convertible Preferred Stock are then convertible (and such shares of Fleet Common Stock shall be distributed to the holders of Dual Convertible Preferred Stock) and (ii) the value of the DCP Rights. Fleet has the option to pay such redemption price in cash or in any combination of Fleet securities having a realizable market value equal to such redemption price. If Fleet does not exercise this option, the holders of the Dual Convertible Preferred Stock may convert their shares into 50% of the common stock of Fleet Banking Group. Any such conversion must be for all of the Dual Convertible Preferred Stock.



     Junior Preferred Stock. The Junior Preferred Stock will be issued upon the exercise of a Right issued to holders of the Fleet Common Stock. As of the date of this Prospectus, there were 1,500,000 shares of Fleet $1 Par Preferred Stock reserved for issuance upon the exercise of the Rights. See "-- Common Stock -- Preferred Share Purchase Rights". Shares of Junior Preferred Stock purchasable upon exercise of the Rights will rank junior to the Fleet $1 Par Preferred Stock and the Fleet $20 Par Adjustable Rate Preferred Stock and will not be redeemable. Each share of Junior Preferred Stock will, subject to the rights of such senior securities of Fleet, be entitled to a preferential cumulative quarterly dividend payment equal to the greater of $1.00 per share or, subject to certain adjustments, 100 times the dividend declared per share of Fleet Common Stock. Upon the liquidation, dissolution or winding up of Fleet, the holders of the Junior Preferred Stock will, subject to the rights of such senior securities, be entitled to a preferential liquidation payment equal to the greater of $100 per share plus all accrued and unpaid dividends or 100 times the payment made per share of Fleet Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Fleet Common Stock are exchanged, each share of Junior Preferred Stock will, subject to the rights of such senior securities, be entitled to receive 100 times the amount received per share of Fleet Common Stock. Each share of Junior Preferred Stock will have 100 votes, voting together with the Fleet Common Stock and the Series I Preferred. The rights of the Junior Preferred Stock are protected by customary antidilution provisions.



FLEET $20 PAR ADJUSTABLE RATE PREFERRED STOCK


     The Fleet $20 Par Adjustable Rate Preferred Stock is a separate class of preferred stock of Fleet, and entitled, in the event of the liquidation, dissolution or winding up of Fleet, to receive a distribution of $50 per share, plus accrued and unpaid dividends, if any. The Fleet $20 Par Adjustable Rate Preferred Stock is redeemable at Fleet's option, in whole or in part, at the stated value of $50 per share, plus, in each case, accrued and unpaid dividends.


     The dividend rate on the Fleet $20 Par Adjustable Rate Preferred Stock is paid on the basis of an issue price of $50 per share, payable quarterly, and is reset quarterly at a rate of 3.00% per annum below the highest of (a) the three-month U.S. Treasury bill rate; (b) the U.S. Treasury ten-year constant maturity rate; or (c) the U.S. Treasury twenty-year constant maturity rate, all as shall be in effect at the time of determination. In no event will such rate be less than 6% per annum or more than 13% per annum. Dividends on the outstanding Fleet $20 Par Adjustable Rate Preferred Stock are cumulative.


     Other than as hereinafter set forth and as required by Rhode Island law, holders of the Fleet $20 Par Adjustable Rate Preferred Stock have no voting rights. The approval of 66 2/3% of the outstanding shares of the Fleet $20 Par Adjustable Rate Preferred Stock is required if an amendment to the Fleet Restated Articles or a corporate transaction, such as a merger or consolidation, sale of assets or other disposition, contains any provision which would have the effect of limiting or denying the voting rights of such stock, reducing its par value, changing the number of shares of such stock into a different number or class, changing the designation or relative rights of such class or otherwise subordinating the rights of such stock. In addition, in the event that the equivalent of six quarterly dividends are in default on the outstanding Fleet $20 Par Adjustable Rate Preferred Stock, the number of directors of Fleet will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of Fleet), and the holders of all outstanding Fleet $20 Par Adjustable Rate Preferred Stock shall have the exclusive right, voting as a class with the holders of any other class or series of preferred stock which is not otherwise entitled to vote upon the election of directors, to elect such two additional directors until all dividends in default have been paid or provided for.

SELECTED PROVISIONS IN THE FLEET RESTATED ARTICLES


     Business Combinations with Related Persons. The Fleet Restated Articles require that neither Fleet nor any of its subsidiaries may engage in a Business Combination with a Related Person unless such Business Combination (a) was approved by an 80% vote of the Board of Directors prior to the time the Related Person became such; (b) is approved by a vote of 80% of the Continuing Directors and a majority of the entire Board and certain conditions as to price and procedure are complied with; or (c) is approved by a vote of 80% of Fleet's outstanding shares of Fleet capital stock entitled to vote generally in the election of directors, voting as a single class. Under the Fleet Restated Articles, a "Business Combination" includes any merger or consolidation of Fleet or any of its subsidiaries into or with a Related Person or any of its affiliates or associates; any sale, exchange, lease, transfer or other disposition to or with a Related Person of all, substantially all or any Substantial Part (defined as assets having a value of more than 5% of the total consolidated assets of Fleet) of the assets of Fleet or any of its subsidiaries; any purchase, exchange, lease or other acquisition by Fleet or any of its subsidiaries of all or any Substantial Part of the assets or business of a Related Person or any of its affiliates or associates; any reclassification of securities, recapitalization or other transaction which has the effect, directly or indirectly, of increasing the proportionate amount of voting shares of Fleet or any subsidiary which are beneficially owned by a Related Person; and the acquisition by a Related Person of beneficial ownership of voting securities, securities convertible into voting securities or any rights, warrants or options to acquire voting securities of a subsidiary of Fleet; a "Related Person" includes any person who is the beneficial owner of 10% or more of Fleet's voting shares prior to the consummation of a Business Combination or any person who is an affiliate of Fleet and was the beneficial owner of 10% or more of Fleet's voting shares at any time within the five years preceding the date on which a binding agreement providing for a Business Combination is authorized by the Board of Directors; and the "Continuing Directors" are those individuals who were members of the Fleet Board of Directors prior to the time a Related Person became the beneficial owner of 10% or more of Fleet's voting stock or those individuals designated as Continuing Directors (prior to their initial election as directors) by a majority of the then Continuing Directors. To amend these provisions, a supermajority vote (80%) of the Board of Directors, a majority vote of the Continuing Directors and a supermajority vote (80%) of the stockholders is required unless the amendment is recommended to the stockholders by a majority of the Board of Directors and not less than 80% of the Continuing Directors, in which event only the vote provided under Rhode Island law is required.



     Directors. The Fleet Restated Articles contain a number of additional provisions which are intended to delay an insurgent's ability to take control of Fleet's Board of Directors, even after an insurgent has obtained majority ownership of the Fleet Common Stock. The Articles provide for a classified Board of Directors, consisting of three classes of directors serving staggered three-year terms. Directors of Fleet may only be removed for cause and only (a) by a vote of the holders of 80% of the outstanding shares of Fleet stock entitled to vote thereon voting separately as a class at a meeting called for that purpose or (b) by a vote of a majority of the Continuing Directors and a majority of the Board of Directors as constituted at that time. Vacancies on the Board of Directors, whether due to resignation, death, incapacity or an increase in the number of directors, may only be filled by the Board, acting by a vote of 80% of the directors then in office. The Fleet Restated Articles provide that the number of directors of Fleet (exclusive of directors to be elected by the holders of any one or more series of the Preferred Stock voting separately as a class or classes) that shall constitute the Board of Directors shall be 13, unless otherwise determined by resolution adopted by a supermajority vote (80%) of the Board of Directors and a majority of the Continuing Directors. Pursuant to such an adopted resolution, the number of directors that may serve is currently fixed at twenty-two, except in the event that quarterly dividends are not paid on non-voting Preferred Stock as described above, and may only be increased by the affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors. A supermajority vote (80%) of the Board of Directors, a majority vote of the Continuing Directors and a supermajority vote (80%) of the outstanding shares of Fleet stock entitled to vote thereon voting separately as a class are required to amend any of these provisions.

                       COMPARISON OF STOCKHOLDERS' RIGHTS
                      UNDER RHODE ISLAND AND DELAWARE LAW

GENERAL

     Fleet and Sterling are incorporated in Rhode Island and Delaware, respectively. Stockholders of Sterling, whose rights as stockholders are currently governed by the Delaware General Corporation Law ("Delaware law"), Sterling's Restated Certificate of Incorporation, as amended (the "Sterling Restated Certificate"), and Sterling's by-laws ("Sterling By-laws") will, upon consummation of the Merger, automatically become stockholders of Fleet, and their rights will be governed by Rhode Island law, the Fleet Restated Articles and Fleet's by-laws ("Fleet By-laws"). Although it is impractical to note all of the differences, the following is a summary of certain significant differences between the rights of holders of Fleet Common Stock and those of Sterling Common Stock. The following does not purport to be a complete description of the differences between the rights of Fleet and Sterling stockholders. Such differences may be determined in full by reference to Rhode Island law, Delaware law, the Fleet Restated Articles, the Sterling Restated Certificate and the respective Fleet By-laws and Sterling By-laws.

VOTING RIGHTS


     Required Vote For Certain Business Combinations. Both Rhode Island and Delaware law generally require approval of a merger, consolidation, dissolution or sale of all or substantially all of a corporation's assets by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon, unless otherwise provided in the corporation's charter. In addition, under Rhode Island law, if any class of stock is entitled to vote separately, approval of the plan of merger or consolidation, dissolution or sale of all or substantially all assets also requires the affirmative vote of the holders of a majority of the shares of each class of stock entitled to vote as a class thereon. Delaware law, absent a charter provision to the contrary, does not require such a class vote.



     Pursuant to Delaware law, unless the corporate charter provides otherwise, no vote of the stockholders of a surviving corporation is required to approve a merger if: (a) the agreement of merger does not amend in any respect, the corporation's charter; (b) each share of the corporation's stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are issued in the merger or the number of authorized unissued shares or treasury stock of the surviving corporation's common stock to be issued in the merger plus the number of shares of common stock into which any other securities to be issued in the merger are initially convertible does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger.



     Rhode Island law provides that unless the corporate charter provides otherwise, the vote of the stockholders of a surviving corporation is not required to approve a merger if (a) the plan of merger does not amend the corporation's charter and (b) the number of shares of common stock to be issued in the merger plus the number of shares of common stock into which any other securities to be issued in the merger are convertible within one year does not exceed one-third of the total combined voting power of all classes of stock then entitled to vote for the election of directors which would be outstanding immediately after the merger.



     No provisions relating to the approval of mergers with unrelated third parties by holders of the respective corporation's common stock are contained in the corporate charters of either Fleet or Sterling.



     The Fleet Restated Articles provide that with regard to: (a) the sale, exchange, lease, transfer or other disposition by Fleet or any of its subsidiaries of all or substantially all of its assets or businesses (including, without limitation any securities issued by a subsidiary) to or with a person who is the beneficial owner of 10% or more of Fleet's voting stock or any affiliate of Fleet who within the past five years owned 10% or more of Fleet's outstanding voting stock ("Related Person") or with any affiliate or associate or such Related Person; (b) the purchase, exchange, lease or other acquisition by Fleet or any of its subsidiaries (in a single transaction or series of related transactions) of all, substantially all or a substantial part (as defined in the Fleet

Restated Articles) of the assets or businesses of a Related Person or any affiliate or associate of such Related Person; (c) any merger or consolidation of Fleet or any subsidiary thereof into or with a Related Person or any affiliate or associate of a Related Person irrespective of which person is the surviving entity in such merger or consolidation; (d) any reclassification of securities, recapitalization or other transaction (other than redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of voting shares of Fleet or any subsidiary thereof which are beneficially owned by a Related Person, or any partial or complete liquidation, spin-off, split-off or split up of Fleet or any of its subsidiaries if such transaction has not been approved by the Board of Directors and 80% of the Continuing Directors; or (e) the acquisition upon issuance thereof of beneficial ownership by a Related Person of voting shares or securities convertible into voting shares or any voting securities or securities convertible into voting securities of any subsidiary of Fleet or the acquisition upon the issuance thereof of beneficial ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing voting shares or voting securities of a subsidiary of Fleet (collectively, the transactions described in clauses
(a) through (e) are hereinafter referred to as "Fleet Business Combinations"), if the proposed Fleet Business Combination does not (x) receive the prior approval of 80% of the Board of Directors, (y) receive the approval of 80% of the Continuing Directors and a majority of the Board of Directors and satisfy certain enumerated qualification tests regarding adequacy of price and procedure including solicitation of stockholder approval of the Fleet Business Combination pursuant to a proxy statement complying with the requirements of the Exchange Act which are specified in Fleet's Restated Articles, or (z) receive the affirmative vote of holders of 80% of the outstanding shares entitled to vote thereon to approve a Fleet Business Combination. See "DESCRIPTION OF FLEET CAPITAL STOCK -- Selected Provisions in the Fleet Restated Articles".



     Sterling's Restated Certificate contains comparable provisions. Pursuant to Sterling's Restated Certificate, if a proposed Sterling Business Combination (as hereinafter defined) does not satisfy certain enumerated qualification criteria regarding the adequacy of price and procedure or the Sterling Business Combination is not approved by the affirmative vote of a majority of Sterling's continuing directors, then the affirmative vote of holders of 80% of the voting power of the then outstanding shares of capital stock entitled, at the time, to vote in the election of any directors ("Sterling voting stock") is required to approve a Sterling Business Combination involving any person who: (a) beneficially owns more than 10% of the outstanding voting power of the Sterling voting stock; (b) is an affiliate of Sterling and who has at any time within the two year period immediately preceding the transaction date been the beneficial owner of 10% or more of the voting power of the then outstanding Sterling voting stock; or (c) is the assignee of or has succeeded to the beneficial ownership of any shares of Sterling voting stock which were at any time within the preceding two year period beneficially owned by an Interested Stockholder, if such assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act, and such assignment or succession was not approved by a majority of the continuing directors (collectively, the persons referred to in clauses
(a), (b) and (c) are hereinafter referred to as "Interested Stockholders"). A Sterling Business Combination means (a) any merger or consolidation of Sterling or any subsidiary with any Interested Stockholder or any other corporation or entity which is or after the merger or consolidation would be an affiliate of any Interested Stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder or an affiliate of an Interested Stockholder of any assets of Sterling or any subsidiary thereof having an aggregate fair market value of $1,000,000 or more; (c) the issuance or transfer by Sterling or any subsidiary (in one transaction or a series of transactions) of any securities of Sterling or any subsidiary to any Interested Stockholder or any affiliate of any Interested Stockholder in exchange for cash, securities or other property having an aggregate fair market value of $1,000,000 or more; (d) the adoption of any plan or proposal for the liquidation, dissolution or winding up of Sterling proposed by or on behalf of any Interested Stockholder or any affiliate of any Interested Stockholder; or (e) any reclassification of securities (including any reverse stock split) or recapitalization of Sterling or any merger or consolidation of Sterling with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Sterling or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any affiliate of any Interested Stockholder. See "-- State Anti-Takeover Statutes".



     Charter and By-Law Amendments. To authorize an amendment to the corporate charter, both Delaware and Rhode Island law generally require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Both Delaware and Rhode Island law also provide for any class of stock or series to vote as a class on the proposed amendment if the amendment would change the number or par value of the aggregate authorized shares of a class. Delaware law also provides for class voting if the amendment would alter or modify the powers, preferences or special rights of the shares of such class to affect such class adversely. Rhode Island law also requires separate class voting if the amendment would, among other things, change the designations, preferences, limitations or relative rights of the class, effect an exchange or create a right of exchange of all or any part of the shares of another class into shares of the class, or create a new class of shares having rights and preferences prior and superior to the class.



     Rhode Island law generally, and Delaware law, if so provided in the charter, provide that the by-laws of a corporation may be amended by the vote of a majority of the board of directors. The board of directors' authority to adopt, amend or repeal the by-laws of a corporation does not divest nor limit the power of stockholders to adopt, amend or repeal by-laws. Any amendment by the Board of Directors to the by-laws may be subsequently changed by the affirmative vote of holders of a majority of the shares entitled to vote thereon.

     Sterling's Restated Certificate provides that any repeal, alteration or amendment to such charter relating to any provision other than the corporate name, purpose, registered office or agent and number of authorized shares requires the affirmative vote of holders of at least two-thirds of the total votes eligible to be cast therefor by stockholders voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose.

     Sterling's Restated Certificate provides that the Sterling By-laws may be adopted, amended, altered or repealed by the affirmative vote of a majority of the corporation's directors at a duly constituted meeting of the Board of Directors. Any action by stockholders of Sterling to adopt, amend, alter or repeal the Sterling By-laws requires the affirmative vote of holders of at least 80% of the total votes eligible to vote thereon, voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose.

     Fleet's Restated Articles provides that any amendment, alteration, change or repeal of the provisions in such charter relating to directors, business combinations and amendments to the Restated Articles requires the affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors and by the holders of 80% or more of the outstanding shares of capital stock entitled to vote generally in the election of directors voting separately as a class.

     The Fleet By-laws provide that such by-laws may be altered, amended, changed or repealed in whole or in part and new By-laws may be adopted in whole or in part only by the affirmative vote of 80% of the Board of Directors and a majority of the Continuing Directors or by an affirmative vote of the stockholders entitled to vote thereon.

     Voting Rights of Preferred Stockholders. The Fleet Restated Articles provide that the affirmative vote of two-thirds of certain series of the outstanding Fleet $1 Par Preferred Stock and the Fleet $20 Par Adjustable Rate Preferred Stock is required to authorize any amendment to the Fleet Restated Articles which would adversely affect such stockholders or create a class or series of stock which has preference over the existing series of stock. The Fleet Restated Articles also provide that, on all matters submitted to a vote of stockholders (including, without limitation, the election of directors), each holder of Junior Preferred Stock shall be entitled to 100 votes for each share of Junior Preferred Stock held. Except as otherwise provided in the Fleet Restated Articles, Fleet By-laws or a certificate of designation, the holders of Junior Preferred Stock are entitled to vote together with the Fleet Common Stock as one class on all matters submitted to a vote of Fleet stockholders.



     The Sterling Restated Certificate provides that holders of Series A Preferred Stock are entitled to 100 votes on all matters submitted to a vote of the stockholders of the corporation for each share of Series A

Preferred Stock which they hold and such holders shall vote together with the holders of shares of Common Stock except as otherwise provided by law or the Sterling Certificate.

SPECIAL MEETINGS; CORPORATE ACTION WITHOUT A MEETING


     Special Meetings. Under Delaware law, a special meeting of stockholders may be called by the board of directors or such other persons as are authorized by the certificate of incorporation or by-laws. Sterling's Restated Certificate provides that special meetings may be called by the Chairman of the Board, the President and by the Board of Directors pursuant to resolutions adopted by the affirmative vote of a majority of directors, except that if there is an interested stockholder, the affirmative vote of a majority of the continuing directors then in office is required. The Sterling By-laws do not contain any additional provisions relating to the calling of special meetings of stockholders.



     Rhode Island law permits a special meeting of stockholders to be called by the president, board of directors or by the holders of 10% or more of the shares entitled to vote at such meeting, or such other officers or persons specified in the charter or by-laws. The Fleet By-laws permit special meetings of stockholders to be called by the Board of Directors pursuant to resolutions adopted by the majority of the Board, the Chairman of the Board or the president. In addition, the Fleet By-laws require that the Secretary of Fleet must call a special meeting of stockholders upon written request of three or more stockholders holding at least 80% of the outstanding shares of stock of Fleet entitled to vote at such meeting.



     Corporate Action Without a Meeting. Delaware law permits corporate action without a stockholder's meeting, without prior notice and without a vote of stockholders upon receipt of written consent of that number of shares that would be necessary to authorize the proposed corporate action at a meeting at which all shares entitled to vote thereon were present and voting, unless the charter expressly provides otherwise. Prompt notice of the taking of action without a meeting by less than unanimous written consent must be given to all stockholders who have not consented in writing. The Sterling Restated Certificate permits corporate action without a meeting of the stockholders only if the written consent of the holders of all of the shares entitled to vote thereon is obtained.


     Except for corporate action relating to a merger or consolidation, acquisition or disposition, Rhode Island law permits corporate action without a meeting if the charter authorizes such action and the shareholders consenting to such action would be entitled to cast, at a meeting at which all stockholders entitled to vote thereon were present, at least the minimum number of votes which would be required to take such action. Rhode Island law further provides that corporate action relating to a merger, consolidation, acquisition or disposition may be taken without a meeting if all stockholders entitled to vote thereon consent in writing. The Fleet Restated Articles authorize such action by stockholders if the written consent of stockholders having not less than the minimum percentage of the total vote statutorily required for the proposed corporate action is obtained.

DIVIDENDS


     Under Rhode Island law, the board of directors has the power to declare and pay dividends in cash, property or securities of the corporation unless (a) such corporation is, or would be thereby made insolvent or (b) the declaration and payment of such dividend would be contrary to any restrictions contained in the charter. Rhode Island law further provides that no distribution may be made (i) if the corporation is and would become unable to pay its debts as they become due in the usual course of business or (ii) unless the fair value of the net assets of the corporation remaining after the distribution is at least equal to the aggregate preferential amount payable to holders of stock with preferential rights in the event of involuntary liquidation.


     Under Delaware law, the directors of a corporation are generally permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also under Delaware law, a corporation may generally redeem or purchase shares of its stock if such redemption or purchase will not impair the capital of the corporation.

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

LIQUIDATION

     Pursuant to both Rhode Island and Delaware law, upon the winding up, dissolution or liquidation of a corporation, the stockholders of such corporation are entitled to share in any of the assets distributable to the holders of the respective corporation's stock upon such liquidation, dissolution or winding up in accordance with their respective rights and interests. The Fleet Restated Articles provide that the holders of the Fleet $1 Par Preferred Stock and the Fleet $20 Par Adjustable Rate Preferred Stock are entitled to a preference, prior to any payment to the holders of Fleet Common Stock upon the liquidation, dissolution or winding up of the corporation.


     Similarly, holders of the Sterling Series A Preferred Stock, none of which is issued or outstanding, are entitled to a preference upon liquidation, dissolution or winding up of Sterling. Specifically, upon any voluntary liquidation, dissolution or winding up and before any payment or distribution of assets to holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, the holders of such Series A Preferred Stock are entitled to receive an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of
(a) $5,100 per share or (b) an aggregate amount per share, subject to adjustment, equal to 100 times the aggregate amount to be distributed per share to holders of Sterling Common Stock. The Merger Agreement provides that it is a condition to each party's obligation to effect the Merger that no "Distribution Date", as such term is defined in the Rights Agreement shall have occurred, the Rights shall not have become nonredeemable and the Rights shall not have become exercisable for the capital stock of Fleet upon consummation of the Merger. In addition, the Rights Agreement, as amended, provides that the Rights will expire at the Effective Time. See "THE MERGER -- Conditions to Consummation of the Merger" and "-- Sterling Shareholder Rights Agreement".


APPRAISAL RIGHTS


     Under Delaware law, appraisal rights are available in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. In addition, unless otherwise provided in the charter, no appraisal rights are available to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (b) held of record by more than 2,000 stockholders, unless such stockholders are required by the terms of the merger to accept anything other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more that 2,000 stockholders; (iii) cash in lieu of fractional shares of such stock; or (iv) any combination thereof. The Sterling Restated Certificate has no provisions for appraisal rights. Given that (a) Sterling Common Stock is listed on the NASDAQ National Market and (b) that holders of Sterling Common Stock will only be receiving shares of Fleet Common Stock, which is listed on the Stock Exchange, and cash in lieu of fractional shares of Fleet Common Stock, no appraisal rights are available to Sterling stockholders.



     Under Rhode Island law, appraisal rights are available only in connection with (a) a statutory merger or consolidation (unless the corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger); (b) acquisitions which require shareholder approval; and (c) sales or exchanges of all or substantially all of the property and assets of a corporation in a transaction requiring stockholder approval. In addition, unless otherwise provided in the charter, no appraisal rights are available to holders of shares of any class of stock which is (i) registered on a national securities exchange or included as national market securities in the National Association of Securities Dealer's automated quotation system or (ii) held of record by not less than 2,000 stockholders. There are no provisions in the Fleet Restated Articles providing for appraisal rights.

PROVISIONS RELATING TO DIRECTORS AND OFFICERS


     Number of Directors. Under both Rhode Island and Delaware law a corporation must have a board of directors consisting of at least one director. The Fleet Restated Articles provide that the Board of Directors shall consist of 13 members (exclusive of directors to be elected by holders of any one or more series or classes of the Preferred Stock voting separately as a class or classes) unless otherwise determined from time to time by resolution adopted by a supermajority (80%) vote of the Board of Directors and a majority of the Continuing Directors. Pursuant to such an adopted resolution, the number of directors that may serve is currently fixed at twenty-two. The Sterling Restated Certificate provides that the number of directors shall be fixed by the Sterling By-laws; the Sterling By-laws provide that the Board of Directors shall fix the number of directors by resolution duly adopted by the Board.



     Classification. Rhode Island and Delaware law both permit classification of the board of directors if the corporate charter so provides. The charter and by-laws of both Fleet and Sterling provide for classification of the Board into three classes as nearly equal in number as possible, with one class being elected annually.



     Cumulative Voting. Both Delaware and Rhode Island law permit cumulative voting for the election of directors, if the corporate charter provides for cumulative voting. The charter of neither Fleet nor Sterling provides for cumulative voting for the election of directors.



     Class Voting. Under Delaware and Rhode Island law, a corporation's charter may confer upon holders of any class or series of stock the right to elect one or more directors to serve for such term and to have such voting powers as may be specified therein. The terms of office and voting powers of directors elected in the manner so provided in the charter may be either greater or less than those of any other director or class of directors. Fleet's Restated Articles and the Sterling Restated Certificate permit class voting by holders of preferred stock only in the event of certain dividend arrearages. See "-- Rights of Preferred Stockholders to Elect Directors."



     Stockholder Nominations. The holders of Fleet Common Stock may nominate individuals for election to the Board of Directors of Fleet. The procedure pursuant to which such nomination must occur is set forth in the Fleet By-laws. The Fleet By-laws specify that nominations of persons for election as director may be made by or at the direction of the board of directors, or by any holder of stock entitled to vote thereon who complies with the requisite notice procedure. The notice procedure requires that a stockholder's nomination of a person for election as a director must be made in writing and received by the Secretary of Fleet not less than 30 days prior to the date of the meeting of stockholders, provided, however, that if fewer than 40 days notice of the meeting is given to stockholders, the stockholder's nomination notice must be received not later than the close of business on the seventh day following the first to occur of the publication or mailing of the notice of the meeting date. The Fleet By-laws set forth specific requirements as to the content of the nomination notice.



     Similarly, the Sterling By-laws set forth procedures that must be followed for stockholders to nominate individuals to the Board of Directors. The Sterling By-laws provide that any holder of record (both as of the time notice of such nomination is given by the stockholder and as of the record date for the annual meeting in question) of Sterling's capital stock entitled to vote for the election of directors who complies with the notice procedures specified in the Sterling By-laws may nominate candidates for election as directors. Any stockholder making such a nomination or his representative must be present in person at the meeting of stockholders at which the election is to be held. The Sterling By-laws require that stockholder nominations of persons for election as director must be made in writing and received at Sterling's principal executive offices not less than 60 nor more than 180 days prior to the scheduled date of the stockholder meeting specified in the Sterling By-laws; provided, however, that if the annual meeting in any year is scheduled for a date earlier than that date specified in the Sterling By-laws, notice of the stockholder nomination must be received by Sterling at least 60 days prior to the rescheduled meeting date if Sterling gives or makes 90 days notice or publication of the meeting date. If Sterling does not give or make 90 days prior notice of a rescheduled meeting date, the stockholder's notice will be deemed to be timely if received by Sterling not later than the 10th day following the earlier of (a) the day on which notice of the date of the rescheduled meeting was mailed; or (b) the day on which public disclosure was made; provided, however that notwithstanding the foregoing, notice by a stockholder shall be deemed to be timely if received by Sterling at least 60 days prior to the rescheduled date of the annual meeting. The Sterling By-laws set forth the specific requirements regarding the content of the nomination notice.


     Rights of Preferred Stockholders to Elect Directors. Pursuant to the Fleet Restated Articles, the number of directors on Fleet's Board of Directors will increase and holders of certain series of outstanding Fleet $1 Par Preferred Stock and the Fleet $20 Par Adjustable Rate Preferred Stock will be entitled (without duplication of any increase made pursuant to the terms of any other series of outstanding Fleet Preferred Stock) as a single class to elect such additional directors if, at the time of an annual meeting of Fleet, dividends on such series of preferred stock are in default as a result of not having been paid or declared and a sum sufficient for the payment thereof irrevocably set aside in trust for the holders of such shares for six calendar quarters. The directors so elected by the holders of the series or class of Preferred Stock upon which the dividend payment is in default will hold such positions until such time as such dividends are paid or duly provided for.



     Pursuant to the Sterling Restated Certificate, if dividends payable on the Series A Preferred Stock are in default for six calendar quarters, the holders of Series A Preferred Stock have the right to call a special meeting (or, if such holders desire, to cause an election at an annual meeting) and elect two directors to Sterling's Board of Directors who shall serve until the dividends in default are paid or duly provided for.



     Removal. Under Delaware law, any director or the entire board of directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to elect directors. In the case of a corporation whose board is classified, stockholders may effect such removal only for cause unless the charter provides otherwise. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or if there are classes of directors, at an election of the class of directors of which he is a part. Under Rhode Island law, a director may be removed by the stockholders without cause, if the charter or by-laws so provide but, in the case of a corporation permitting cumulative voting for the election of directors, only if the number of shares voted against removal would not be sufficient to elect the director if voted cumulatively. For a discussion of provisions regarding the removal of directors in the Fleet Restated Articles, see "DESCRIPTION OF FLEET CAPITAL STOCK -- Selected Provisions in the Fleet Restated Articles." The Sterling Restated Certificate provides that a director may be removed from office only with cause and by the affirmative vote of (a) at least 80% of the total votes which would be eligible to be cast by stockholders in the election of such director at a duly constituted meeting of stockholders called expressly for such purpose, or (b) a majority of the directors then in office, unless at the time of such removal there shall be an interested stockholder, in which case the affirmative vote of a majority of the continuing directors then in office shall also be required.



DERIVATIVE SUITS



     Under both Rhode Island and Delaware law, stockholders may bring suits on behalf of the corporation to enforce the rights of a corporation. Under both Rhode Island and Delaware law, a person may institute and maintain a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit. Under Rhode Island law, upon final judgment and a finding that the commencement of a derivative action by a stockholder was without reasonable cause, a court may require the plaintiff(s) to pay to the parties named as defendant(s) the reasonable expenses including legal fees incurred by them in defense of such action.


     Additionally, under Delaware law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the action but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make demand on the directors of the corporation to assert the corporate claim unless such demand would be futile before the suit may be prosecuted by the derivative plaintiff.

CONFLICT OF INTEREST TRANSACTIONS



     Both Rhode Island and Delaware law provide that contracts or other transactions between a corporation and one or more of its directors or officers or between a corporation and any other corporation or other entity with respect to which any of the corporation's directors or officers are directors, officers or financially interested persons, are permitted if: (a) the material facts as to the contract or transaction and the director's relationship or interest are disclosed to the board of directors or committee and the board of directors or committee authorizes the contract in good faith by the affirmative vote of a majority of disinterested directors (even though less than a quorum); (b) if the material facts as to the contract or transaction and the director's relationship or interest are disclosed to the stockholders entitled to vote thereon and it is approved in good faith by vote of the stockholders, or (c) if the contract or transaction is fair and reasonable as to the corporation as of the time it is approved by the board of directors, a committee, or the stockholders. Neither the Fleet Restated Articles or Fleet By-Laws nor the Sterling Restated Certificate or Sterling By-Laws contain additional provisions governing transactions involving interested directors.



STATE ANTI-TAKEOVER STATUTES



     Pursuant to Delaware law, a corporation shall not engage in any business combination with an interested stockholder (generally defined as the holder of 15% or more of the corporation's voting stock) for a period of three years following the date that such stockholder became an interested stockholder, unless (a) the board of directors approved either the business combination or transaction prior to the date that the interested stockholder became an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (i) any persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to the date the stockholder became an interested stockholder, the board of directors approved the transaction and the stockholders approved the transaction, not by written consent, but at an annual or special meeting of shareholders, with an affirmative vote of two-thirds of the outstanding voting stock, excluding any stock owned by the interested stockholder. The restrictions prescribed by the statute will not be applicable if (a) a corporation's charter or by-laws contain a provision expressly providing that the corporation shall not be subject to such statutory restrictions; (b) if the corporation does not have a class of voting stock that is (i) listed on a national securities exchange; (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken directly or indirectly by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or (c) a stockholder becomes an interested stockholder inadvertently and divests sufficient shares so that the stockholder ceases to be an interested stockholder and would not at any time during the three year period immediately prior have been an interested stockholder but for the inadvertent acquisition; or (d) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or required notice to interested stockholders of a proposed transaction: (i) involving (A) a merger or consolidation (except a merger in respect of which no vote of the stockholders of the corporation is required);
(B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition having an aggregate market value equal to 50% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or (C) a proposed tender offer or exchange offer for 50% or more of the outstanding voting stock of the corporation; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation's board of directors; and (iii) is approved or not opposed by a majority of the members of the board of directors who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of directors. Neither the Sterling Restated Certificate nor the Sterling By-Laws contain any provision expressly providing that the corporation will not be subject to the restrictions prescribed by the statute. See "-- Voting Rights -- Required Vote for Certain Business Combinations".

     Pursuant to Rhode Island law, a corporation shall not engage in any business combination with an interested stockholder (generally defined as the beneficial owner of 10% or more of the corporation's outstanding voting stock or an affiliate of the corporation who within 5 years prior to the date in question was the beneficial owner of 10% or more of the corporation's outstanding voting stock) for a period of five (5) years following the date the stockholder became an interested stockholder unless either (a) the board of directors of the corporation approved the business combination or transaction prior to the date the stockholder became an interested stockholder; (b) holders of two-thirds
( 2/3) of the outstanding voting stock, excluding any stock owned by the interested stockholder, have approved the business combination; or (c) the business combination meets each of the following conditions: (i) the nature, form and adequacy of the consideration to be received by the corporation's stockholders in the business combination transaction satisfies certain specific enumerated criteria; (ii) the holders of all the outstanding shares of stock of the corporation not beneficially owned by the interested stockholder are entitled to receive the specified consideration in the business combination transaction; and (iii) the interested stockholder shall not acquire additional shares of voting stock of the corporation except in certain specifically identified transactions.



     The restrictions prescribed by the statute will not be applicable to any business combination (a) involving a corporation that does not have a class of voting stock registered under the Exchange Act, unless the charter provides otherwise; (b) involving a corporation which did not have a class of voting stock registered under the Exchange Act at the time corporation's charter was amended to provide that the corporation shall be subject to the statutory restriction provisions and the interested stockholder's stock acquisition date is prior to the effective date of the charter amendment; (c) involving a corporation whose original charter contains a provision expressly electing not to be subject to the statutory restrictions or which adopted an amendment expressly electing not to be subject to the statutory restrictions either to its by-laws prior to March 31, 1991 or to its charter if such charter amendment is approved by the affirmative vote of holders, other than the interested shareholder, of two-thirds of the outstanding voting stock, excluding the voting stock of the interested stockholder; provided, that the amendment to the charter shall not be effective until 12 months after the vote of the stockholders and shall not apply to any business combination of the corporation with an interested stockholder whose stock acquisition date is on or prior to the effective date of the amendment; or (d) involving a corporation with an interested stockholder who became an interested stockholder inadvertently, if the interested stockholder divests itself of such number of shares so that it is no longer the beneficial owner of 10% of the outstanding voting stock and, but for such inadvertent ownership, was not an interested stockholder within the 5-year period preceding the announcement of the business combination. Neither the Fleet Restated Articles nor the original Fleet charter contain any provisions expressly relating to the non-applicability of the statute.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS


     Fleet. Fleet Common Stock is listed on the Stock Exchange under the symbol FNG. The following table sets forth the high and low sales prices for Fleet Common Stock as reported on the New York Stock Exchange Composite Tape, and the cash dividends declared, for the calendar periods indicated.



                                                                PRICE             CASH
                                                         -------------------    DIVIDEND
                             YEAR                         HIGH         LOW      DECLARED
        -----------------------------------------------  -------     -------    --------
        1991
          First Quarter................................  $18.000     $ 9.625     $.200
          Second Quarter...............................   25.875      15.500      .200
          Third Quarter................................   26.250      21.500      .200
          Fourth Quarter...............................   25.500      20.125      .200
        1992
          First Quarter................................  $30.750     $24.250     $.200
          Second Quarter...............................   31.000      26.750      .200
          Third Quarter................................   30.875      25.750      .200
          Fourth Quarter...............................   33.875      27.500      .225
        1993
          First Quarter................................  $37.875     $30.250     $.225
          Second Quarter...............................   37.625      28.250      .250
          Third Quarter................................   35.500      30.375      .250
          Fourth Quarter...............................   35.625      29.500      .300
        1994
          First Quarter (through February 1, 1994).....  $35.750     $32.500       N/A



     Sterling. Sterling Common Stock is quoted on the NASDAQ National Market under the symbol STLG. The following table sets forth the high and low sales prices for Sterling Common Stock as reported on the NASDAQ National Market, and the cash dividends declared for the calendar periods indicated. Amounts have been adjusted (rounded to the nearest eighth) to reflect stock splits and stock dividends where applicable.



                                                                PRICE              CASH
                                                         -------------------     DIVIDEND
                             YEAR                         HIGH         LOW       DECLARED
        -----------------------------------------------  -------     -------     --------
        1991
          First Quarter................................  $ 8.000     $ 3.250        $.12
          Second Quarter...............................    8.500       6.750         .12
          Third Quarter................................   10.000       7.500         .12
          Fourth Quarter...............................   11.250       9.250         .12
        1992
          First Quarter................................  $15.250     $10.500        $.12
          Second Quarter...............................   17.500      13.750         .12
          Third Quarter................................   17.000      14.250         .12
          Fourth Quarter...............................   20.500      15.500         .15
        1993
          First Quarter................................  $22.750     $19.000        $.15
          Second Quarter...............................   23.250      17.500         .15
          Third Quarter................................   26.500      18.750         .18
          Fourth Quarter...............................   38.000      25.500         .18
        1994
          First Quarter (through February 1, 1994).....  $38.375     $37.250        $.18



     On February 1, 1994, the closing sales price for Fleet Common Stock as reported on the New York Stock Exchange Composite Tape was $35.25 per share and the closing sales price for Sterling Common Stock as reported on the NASDAQ National Market was $37.25 per share. On October 8, 1993, the last full trading day prior to the announcement of the proposed Merger, the closing sales price of Fleet Common Stock as so reported was $34.125 per share, and the closing sales price of Sterling Common Stock as so reported was $30.50 per share.

                                    EXPERTS

     The consolidated financial statements of Fleet appearing in Fleet's 1992 Annual Report to Stockholders and incorporated by reference in Fleet's 1992 Annual Report on Form 10-K for the year ended December 31, 1992, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick, independent certified public accountants incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Sterling appearing in Sterling's Annual Report on Form 10-K for the year ended December 31, 1992 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Wolf & Company, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The legality of the shares of Fleet Common Stock to be issued to the Sterling stockholders pursuant to the Merger, and certain other legal matters in connection with the Merger, will be passed upon by Edwards & Angell, 2700 Hospital Trust Tower, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank and beneficially owns 4,052 shares of Fleet Common Stock.

     The Merger Agreement provides as a condition to Sterling's obligation to consummate the Merger that it receive the opinion of Goodwin, Procter & Hoar, Boston, Massachusetts, substantially to the effect that the Merger will constitute a "reorganization" under Section 368(a) of the Code and accordingly no gain or loss will be recognized by the stockholders of Sterling on the exchange of the Sterling Common Stock for Fleet Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional interest in Fleet Common Stock). Certain other legal matters in connection with the Merger will also be passed upon by Goodwin, Procter & Hoar.

     Goodwin, Procter & Hoar, counsel to Sterling, has from time to time acted as counsel in advising Fleet and its affiliates with respect to certain regulatory matters and in connection with various transactions. Goodwin, Procter & Hoar did not act as counsel to Fleet or its affiliates in regard to the Merger or any transaction in connection therewith.

                            SOLICITATION OF PROXIES


     The cost of solicitation of proxies from Sterling stockholders, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by Fleet. Fleet will not seek reimbursement from Sterling of such costs. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of Sterling who will not receive additional compensation therefor. Fleet and Sterling estimate the total cost to solicit proxies to be $7,000, including $500 incurred through February 1, 1994.

                             STOCKHOLDERS PROPOSALS

     Sterling intends to hold an annual meeting of stockholders in 1994 only if the Merger is not consummated on or before September 30, 1994. To the extent that an annual meeting of stockholders in 1994 is scheduled, Sterling will inform its stockholders of the date by which proposals of stockholders intended to be presented at such an annual meeting must be received in writing by Sterling in order to be included in the proxy statement and form of proxy relating to such meeting. Sterling's By-laws provide that notice of any director nominations or new business submitted by stockholders (which notice must satisfy the informational requirements set forth in Sterling's By-laws) must be filed with the Secretary of Sterling at least 60 days, but not more than 180 days, prior to the last Wednesday in April, the date established by Sterling's By-laws for annual meetings of stockholders (the "Scheduled Date"), regardless of any postponements, deferrals or adjournments to a later date, in order to be acted upon at an annual meeting, and that no other nominations or proposals by stockholders shall be acted upon at an annual meeting. Any such proposal or nomination should be mailed to Sterling Bancshares Corporation, One Moody Street, Waltham, Massachusetts 02154, Attention: Secretary.

                                   EXHIBIT A

                            ------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          FLEET FINANCIAL GROUP, INC.

                                      AND

                        STERLING BANCSHARES CORPORATION

                          DATED AS OF OCTOBER 11, 1993

                            ------------------------

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I       THE MERGER.............................................................    1
          1.01  The Merger.............................................................    1
          1.02  Effective Time.........................................................    1
          1.03  Effects of the Merger..................................................    1
          1.04  Conversion of Company Common Stock.....................................    1
          1.05  Dissenters' Rights.....................................................    2
          1.06  Options................................................................    3
          1.07  ESOP...................................................................    3
          1.08  Articles of Incorporation..............................................    3
          1.09  By-Laws................................................................    3
          1.10  Directors and Officers.................................................    3
          1.11  Tax Consequences.......................................................    3
          1.12  Stock Option Agreement.................................................    3
ARTICLE II      EXCHANGE OF SHARES.....................................................    4
          2.01  Parent to Make Shares Available........................................    4
          2.02  Exchange of Shares.....................................................    4
ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................    5
          3.01  Corporate Organization.................................................    5
          3.02  Capitalization.........................................................    6
          3.03  Authority; No Violation................................................    6
          3.04  Consents and Approvals.................................................    7
          3.05  Loan Portfolio.........................................................    8
          3.06  Financial Statements...................................................    8
          3.07  Broker's Fees..........................................................    8
          3.08  Absence of Certain Changes or Events...................................    9
          3.09  Legal Proceedings......................................................    9
          3.10  Taxes and Tax Returns..................................................    9
          3.11  Employees..............................................................   10
          3.12  SEC Reports............................................................   10
          3.13  Company Information....................................................   10
          3.14  Compliance with Applicable Law.........................................   10
          3.15  Certain Contracts......................................................   11
          3.16  Agreements with Regulatory Agencies....................................   11
          3.17  Investment Securities..................................................   11
          3.18  Environmental Matters..................................................   11
          3.19  Assistance Agreements..................................................   12
          3.20  Rights Agreement.......................................................   12
          3.21  Properties.............................................................   12
          3.22  Insurance..............................................................   12
          3.23  Material Interests of Certain Persons..................................   12
          3.24  Regulatory Approvals...................................................   12
ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PARENT...............................   13
          4.01  Corporate Organization.................................................   13
          4.02  Capitalization.........................................................   13
          4.03  Authority; No Violation................................................   14
          4.04  Consents and Approvals.................................................   14
          4.05  Financial Statements...................................................   15
          4.06  Broker's Fees..........................................................   15
          4.07  Absence of Certain Changes or Events...................................   15

                                       (i)

                                                                                         PAGE
                                                                                         ----
          4.08  Legal Proceedings......................................................   16
          4.09  SEC Reports............................................................   16
          4.10  Parent Information.....................................................   16
          4.11  Compliance with Applicable Law.........................................   16
          4.12  Ownership of Company Common Stock; Affiliates and Associates...........   16
          4.13  Agreements with Regulatory Agencies....................................   16
          4.14  Regulatory Approvals...................................................   17
ARTICLE V       COVENANTS RELATING TO CONDUCT OF BUSINESS..............................   17
          5.01  Covenants of the Company...............................................   17
          5.02  State Takeover Statute.................................................   19
          5.03  No Solicitation........................................................   19
          5.04  Covenants of Parent....................................................   19
ARTICLE VI      ADDITIONAL AGREEMENTS..................................................   20
          6.01  Regulatory Matters.....................................................   20
          6.02  Access to Information..................................................   20
          6.03  Shareholder Meeting....................................................   21
          6.04  Legal Conditions to Merger.............................................   22
          6.05  Affiliates; Publication of Combined Financial Results..................   22
          6.06  Stock Exchange Listing.................................................   22
          6.07  Employee Benefit Plans.................................................   22
          6.08  Employee Termination and Other Benefits................................   23
          6.09  Indemnification; Directors' and Officers' Insurance....................   23
          6.10  Subsequent Interim and Annual Financial Statements.....................   24
          6.11  Additional Agreements..................................................   24
          6.12  Disclosure Supplements.................................................   25
          6.13  Current Information....................................................   25
          6.14  Execution and Authorization of Bank Merger Agreement...................   25
ARTICLE VII     CONDITIONS PRECEDENT...................................................   25
          7.01  Conditions to Each Party's Obligation to Effect the Merger.............   25
                (a)   Shareholder Approval.............................................   25
                (b)   Stock Exchange Listing...........................................   25
                (c)   Other Approvals..................................................   26
                (d)   S-4..............................................................   26
                (e)   No Injunctions or Restraints; Illegality.........................   26
          7.02  Conditions to Obligations of Parent....................................   26
                (a)   Representations and Warranties...................................   26
                (b)   Performance of Obligations of the Company........................   26
                (c)   Consents Under Agreements........................................   26
                (d)   Legal Opinion....................................................   26
                (e)   Pooling of Interests.............................................   26
                (f)   Accountant's Letter..............................................   26
                (g)   Company Rights Agreement.........................................   27
          7.03  Conditions to Obligations of the Company...............................   27
                (a)   Representations and Warranties...................................   27
                (b)   Performance of Obligations of Parent.............................   27
                (c)   Consents Under Agreements........................................   27
                (d)   Federal Tax Opinion..............................................   27
                (e)   Legal Opinion....................................................   27

                                      (ii)

                                                                                         PAGE
                                                                                         ----
                (f)   Pooling of Interests.............................................   28
                (g)   Opinion of Financial Advisor.....................................   28
ARTICLE VIII    TERMINATION AND AMENDMENT..............................................   28
          8.01  Termination............................................................   28
          8.02  Effect of Termination; Expenses........................................   29
          8.03  Amendment..............................................................   29
          8.04  Extension; Waiver......................................................   29
    ARTICLE IX  GENERAL PROVISIONS.....................................................   30
          9.01  Closing................................................................   30
          9.02  Non-Survival of Representations, Warranties and Agreements.............   30
          9.03  Expenses...............................................................   30
          9.04  Notices................................................................   30
          9.05  Interpretation.........................................................   31
          9.06  Counterparts...........................................................   31
          9.07  Entire Agreement.......................................................   31
          9.08  Governing Law..........................................................   31
          9.09  Jurisdiction and Venue.................................................   31
          9.10  Enforcement of Agreement...............................................   31
          9.11  Severability...........................................................   31
          9.12  Publicity..............................................................   31
          9.13  Assignment.............................................................   31

                                      (iii)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 11, 1993, by and among Sterling Bancshares Corporation, a Delaware corporation (the "Company") and Fleet Financial Group, Inc., a Rhode Island corporation ("Parent"). The Company and Parent are herein sometimes collectively referred to herein as the "Constituent Corporations.")

     WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the "Merger"); and

     WHEREAS, as soon as practicable after the execution and delivery of this Agreement, Fleet Bank of Massachusetts, N.A., a national banking association and an indirect wholly owned subsidiary of Parent ("Massachusetts Bank," and sometimes referred to herein as the "Surviving Bank"), and Sterling Bank, a Massachusetts savings bank and a wholly owned subsidiary of the Company (the "Bank"), will enter into a Bank Agreement and Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Bank Merger"), of the Bank with and into Massachusetts Bank, and it is intended that the Bank Merger be consummated immediately following the consummation of the Merger; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.01 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the Rhode Island Business Corporation Law (the "RIBCL"), at the Effective Time (as defined in Section 1.02 hereof), the Company shall merge with and into Parent. Parent shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Rhode Island. The name of the Surviving Corporation shall continue to be Fleet Financial Group, Inc. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     1.02 EFFECTIVE TIME. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") and the articles of merger (the "Articles of Merger") which shall be filed with the Secretary of State of the State of Rhode Island (the "Rhode Island Secretary"), in each case on the Closing Date (as defined in Section 9.01 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger and the Articles of Merger.

     1.03 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL and Section 7-1.1-69 of the RIBCL.

     1.04  CONVERSION OF COMPANY COMMON STOCK.

          (a) At the Effective Time, subject to Section 2.02(c) hereof, each share of the common stock, par value $0.10 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held (x) in the Company's treasury or (y) directly or indirectly by Parent or the Company or any of their respective Subsidiaries (as defined below) (except for Dissenting Shares (as such term is defined in Section 1.05 hereof) and Trust Account Shares and DPC Shares (as such terms are defined in Section 1.04(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the number of shares (the "Exchange Ratio") of the common stock, par value $1.00 per share of Parent ("Parent Common Stock") (together with the number of Parent Rights (as defined in Section 4.02 hereof) associated therewith), rounded to the nearest thousandth of a share, determined by dividing $39.50 by the Average Closing Price (as defined below); provided, that (I) if the Average Closing Price is equal to or greater than $39.24, the Exchange Ratio shall be 1.0066 (the "Minimum Exchange Ratio"); and (II) if the Average Closing Price is equal to or less than $29.01, the Exchange Ratio shall be 1.3616 (the "Maximum Exchange Ratio"), provided, however, that if the Average Closing Price is equal to or less than $25.59, the Company shall have the right, waivable by it, to terminate this Agreement pursuant to Section 8.01(g) hereof, unless Parent elects, at its option, to adopt as the Exchange Ratio the "Adjusted Maximum Exchange Ratio" which shall be determined by dividing $34.84 by the Average Closing Price. For purposes of this Agreement, the "Average Closing Price" means the average closing sale price per share of Parent Common Stock on the New York Stock Exchange (the "Stock Exchange") (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 20 Stock Exchange trading days ending on the tenth business day after the date on which the last of the regulatory approvals required to consummate the transactions contemplated hereby is obtained. All of the shares of Company Common Stock converted into Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Parent Common Stock and (ii) cash in lieu of factional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.04(a) and Section 2.02(c) hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section
     2.02 hereof, without any interest thereon. If prior to the Effective Time Parent should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio (including, if applicable, the Minimum Exchange Ratio, the Maximum Exchange Ratio, and the Adjusted Maximum Exchange Ratio) shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

          (b) At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned directly or indirectly by Parent or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Company Common Stock held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock and Parent Preferred Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

     1.05 DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are owned by shareholders who, pursuant to applicable law, (a) deliver to the Company, before the taking of the vote of the Company's shareholders on the Merger, written demand for the appraisal of their shares, if the Merger is effected, and (b) whose shares are not voted in favor of the Merger, nor consented thereto in writing (the "Dissenting Shares"), shall not be converted into Parent Common Stock, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the Company Common Stock of such holder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, that number of whole shares of Parent Common Stock and cash in lieu of fractional shares determined pursuant to
Section 1.04(a) and Section 2.02(c) hereof.

     1.06 OPTIONS. At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option under the Fleet Financial Group, Inc. 1992 Employee Stock Option and Restricted Stock Plan (the "Parent Stock Option Plan") to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms (including those providing for accelerated vesting) of the Sterling Bancshares Corporation Amended and Restated Stock Option Plan (the "Company Stock Plan"):

          (1) The number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Exchange Ratio, provided, that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

          (2) The exercise price per share of Parent Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided, that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the Company shall be deemed to be references to Parent.

     1.07 ESOP. The parties hereto agree that, effective as of the Effective Time (or as soon thereafter as practicable), the Bank's Employee Stock Ownership Plan and Trust (the "Bank ESOP") will be terminated in accordance with applicable law and regulations, with any loan balance outstanding immediately prior to the Effective Time repaid from the proceeds of unallocated shares of Company Common Stock held by the Bank ESOP.

     1.08 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Parent, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

     1.09 BY-LAWS. At the Effective Time, the By-Laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.10 DIRECTORS AND OFFICERS. The directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     1.11 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

     1.12 STOCK OPTION AGREEMENT. In order to protect the integrity of this Agreement, Parent and the Company are entering into, as of the date of this Agreement, a stock option agreement (the "Stock Option Agreement"), providing for the issuance by the Company of shares of Company Common Stock, as set forth therein.

                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.01 PARENT TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company selected by Parent (and reasonably acceptable to the Company) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.04 and paid pursuant to
Section 2.02(a) in exchange for outstanding shares of Company Common Stock.

     2.02  EXCHANGE OF SHARES.

          (a) As soon as practicable after the Effective Time, and in no event later than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to approve both the letter of transmittal and the instructions. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
     Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

          (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Parent Common Stock as provided in this Article II.

          (c) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock, an amount in cash determined by multiplying (i) the closing sale price of Parent Common Stock on the Stock Exchange as reported by The Wall Street Journal for the trading day immediately preceding the date of the Effective Time by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.04 hereof.

          (d) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for eighteen months after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions of the Parent Common Stock deliverable in respect of each share of Company Common

     Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent as follows:

     3.01  CORPORATE ORGANIZATION.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent or the Company, as the case may be, a material adverse change in or effect on the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any such effect attributable to or resulting from changes in interest rates or general economic conditions. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial purposes. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Certificate of Incorporation and By-laws of the Company, copies of which have previously been made available to Parent, are true and complete copies of such documents as in effect as of the date of this Agreement.

          (b) The Bank is a savings bank duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") and by the Mutual Savings Central Fund, Inc., through the Deposit Insurance Fund, to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Bank. Each of the Company's other Subsidiaries that is a "Significant Subsidiary" (defined for purposes of this Agreement to mean subsidiaries other than those that are either inactive or have an immaterial amount of assets) is a corporation, partnership or business trust duly organized, and, in the case of any such corporation, is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Significant Subsidiary of the Company has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The articles of organization, by-laws and similar governing documents of each Significant Subsidiary of the Company, copies of which have previously been made available to Parent, are true and complete copies of such documents as in effect as of the date of this Agreement.

          (c) The minute books of the Company and each of its Subsidiaries contain true and complete records in all material respects of all meetings since January 1, 1986 of their respective shareholders and Boards of Directors.

     3.02  CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.10 per share (the "Company Preferred Stock"). As of the date of this Agreement, there are (x) 3,017,312 shares of Company Common Stock issued and outstanding and 726,588 shares of Company Common Stock held in the Company's treasury, (y) no shares of Company Common Stock reserved for issuance, except for 268,000 shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options pursuant to the Company Stock Plan and 250,000 shares of Company Common Stock reserved for issuance pursuant to the Company Dividend Reinvestment and Stock Purchase Plan (the "Company DRP"), and (z) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance, except for 100,000 shares of Company Series A Junior Participating Cumulative Preferred Stock reserved for issuance upon exercise of the rights (the "Company Rights") distributed to holders of Company Common Stock pursuant to the Shareholder Rights Agreement dated as of January 23, 1989, between the Company and The First National Bank of Boston, as Rights Agent (the "Company Rights Agreement"). All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as referred to above or reflected in Section 3.02 of the Disclosure Schedule which is being delivered to Parent concurrently herewith (the "Company Disclosure Schedule"), and except for the Company Stock Plan, the Company Rights Agreement and the Stock Option Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, Company Preferred Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, and the price at which each such option may be exercised under the Company Stock Plan are set forth in Section 3.02 of the Company Disclosure Schedule.

          (b) Section 3.02 of the Company Disclosure Schedule sets forth a true and correct list of all of the Company Subsidiaries as of the date of this Agreement. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Company Subsidiaries (or, in the case of Company Subsidiaries that are not corporations, all of the outstanding partnership interests or beneficial interests, as the case may be), free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares of capital stock are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with Section 1.06 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries, other than shares reserved for issuance under the Company DRP and the Rights.

     3.03  AUTHORITY; NO VIOLATION.

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this

     Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for consideration at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of the Company's shareholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming adoption of the Agreement by the requisite vote of the Company's shareholders and the due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.


          (b) The Bank has all necessary corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. Upon the due and valid approval of the Bank Merger Agreement by the Board of Directors of the Bank and by the Company as the sole shareholder of the Bank, no other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Bank, will be duly and validly executed and delivered by the Bank and will (assuming due authorization, execution and delivery by Massachusetts Bank) constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Except as set forth in Section 3.03 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company or the Bank Merger Agreement by the Bank, nor the consummation by the Company or the Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company or the Amended and Restated Charter or By-laws of the Bank, (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or the Bank, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Significant Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Significant Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except with respect to clause ii(x) and (y) above, for such violations, breaches or defaults which would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Stock Option Agreement does not violate any provisions of the Certificate of Incorporation or By-laws of the Company.

     3.04 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act, the Bank Merger Act and the Federal Reserve Act (the "FRA") and approval of such applications and notices, (b) the filing of applications with the Office of the Comptroller of the Currency (the "OCC") and the FDIC under the Bank Merger Act and approval of such applications, (c) the filing of an application with the Board of Bank Incorporation of The Commonwealth of Massachusetts (the "Massachusetts Board") (the "State Banking Approval"), (d) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the registration statement on Form S-4 (the "S-4") of which the Proxy Statement will be included as a prospectus, (e) the approval of this Agreement by the requisite vote of the shareholders of the Company,

(f) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL and the filing of the Articles of Merger with the Rhode Island Secretary pursuant to the RIBCL, (g) the filings required by the Bank Merger Agreement, (h) the approval of the Bank Merger Agreement by the requisite vote of the Board of Directors and the shareholders of the Bank, and (i) such filings, authorizations or approvals as may be set forth in Section 3.04 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, and (2) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated by the Bank Merger Agreement, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent or significantly delay the Merger or the Bank Merger or otherwise prevent the Company or the Bank from performing their respective obligations under this Agreement, or would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.05 LOAN PORTFOLIO. Section 3.05 of the Company Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $100,000 of the Company or any of its Subsidiaries that as of the date of this Agreement are classified by the Bank or any bank regulatory examiner as "Special Mention", "Substandard", "Doubtful", "Loss" or "Classified", together with the aggregate principal amount of and accrued and unpaid interest on such loans by category. Except for normal examinations conducted by (i) the Federal Reserve Board, (ii) the FDIC, and (iii) the Massachusetts Commissioner of Banks or any other state bank regulatory authority (collectively, "Regulatory Agencies"), in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding into the business or operations of the Company or any of its Subsidiaries since December 31, 1991.

     3.06 FINANCIAL STATEMENTS. The Company has previously made available to Parent copies of the consolidated balance sheets of the Company and its Subsidiaries as of December 31 for the fiscal years 1991 and 1992, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1990 through 1992, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 1993 and June 30, 1992, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the six month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993 filed with the SEC under the Exchange Act. The December 31, 1992 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.06 (including the related notes, where applicable) fairly present in all material respects, and the financial statements referred to in
Section 6.10 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) in all material respects, the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section
6.10 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Without limiting the generality of the foregoing, the financial statements as of, and for, the six month period ending June 30, 1993, were prepared on a basis consistent with the Company's audited financials for the year ended December 31, 1992.

     3.07 BROKER'S FEES. Neither the Company nor any Company Subsidiary, nor any or their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement, except that the Company has engaged, and will pay a fee or commission to Keefe,

Bruyette & Woods in accordance with the terms of a letter agreement between Keefe, Bruyette & Woods and the Company.

     3.08  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as may be set forth in Section 3.08 of the Company Disclosure Schedule or in the Company Reports, since December 31, 1992:

             (i) there has not been any Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

             (ii) there has not been any incurrence by the Company of any liability that has had, or to the knowledge of the Company, any liability that could reasonably be expected to have, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

             (iii) there has not been any agreement, contract or commitment entered into, or agreed to be entered into, except for those in the ordinary course of business, none of which, individually or in the aggregate, has had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

             (iv) there has not been any change in any of the accounting methods or practices of the Company or any of its Subsidiaries other than changes required by applicable law or generally accepted accounting principles.

          (b) Except as set forth in Section 3.08 of the Company Disclosure Schedule, or as consented to by Parent, and except for any increase, grant, payment or arrangement that, if effected after the date hereof, would be permitted pursuant to Section 5.01, since June 30, 1993, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of June 30, 1993 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into or amended any contract to make or grant any employment, severance or termination pay, or paid any bonus other than as listed in Section 3.08 of the Company Disclosure Schedule or (ii) suffered any material strike, work stoppage, slow-down, or other labor disturbance.

     3.09 LEGAL PROCEEDINGS. There are no pending or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any Significant Subsidiary, as to which there is a reasonable likelihood of adverse determination and which if adversely determined, would, individually or in the aggregate, (i) have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (ii) as of the date hereof, prevent or materially and adversely affect the Company's ability to consummate the transactions contemplated hereby.

     3.10 TAXES AND TAX RETURNS. Each of the Company and its Subsidiaries has filed all Federal, state and, to the best of the Company's knowledge, material local, information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being true and complete in all material respects) and has paid or made provisions for the payment of all taxes and other governmental charges, the non-filing of which or the non-payment of which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and which have been incurred or are due or claimed to be due from it by Federal, state, county or local taxing authorities on or prior to the date hereof other than taxes or other charges which (i) are not yet delinquent or are being contested in good faith and (ii) have not been finally determined. The amounts set up as reserves for taxes on the consolidated balance sheet of the Company included in its Form 10-Q for the period ended June 30, 1993 for the payment of all unpaid Federal, state, county and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the period ended June 30, 1993 or for any year or period prior thereto, and for which the Company or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity, are adequate under GAAP and are sufficient to cover all such taxes due, except where the failure to so accrue would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company has not received any written notice of any pending tax examinations or audits, material disputes or claims asserted for taxes or assessments upon the

Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period.

     3.11  EMPLOYEES.

          (a) Section 3.11 of the Company Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Plans") by the Company, any of its Significant Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of
     Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) The Company has heretofore made available to Parent true and complete, in all material respects, copies of each of the Plans and all related documents, including but not limited to (i) the most recent actuarial report for such Plan (if applicable), and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan.

          (c) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon reasonable actuarial assumptions used for funding purposes, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no liability under Title IV of ERISA has been incurred by the Company, its Significant Subsidiaries or any ERISA Affiliate that has not been satisfied in full, (v) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vi) all contributions or other amounts payable by the Company or its Significant Subsidiaries as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, and (vii) neither the Company, its Significant Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, its Significant Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, which would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.12 SEC REPORTS. The Company has previously made available to Parent a true and complete, in all material respects, copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1988 by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Company Reports"), and (b) communication mailed by the Company to its shareholders since January 1, 1988, and, as of their respective dates, no such Company Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     3.13 COMPANY INFORMATION. The information provided in writing by the Company for inclusion in the Proxy Statement and the S-4 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     3.14 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has received notice of any material violations of any of the above.

     3.15  CERTAIN CONTRACTS.

          (a) Except as set forth in Section 6.08 or in Section 3.15 of the Company Disclosure Schedule or in the Company Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will result in any payment becoming due from Parent, the Company, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $250,000 per annum, (v) which materially restricts the conduct of any line of business by the Company or any of its Significant Subsidiaries, or (vi) with or to a labor union or guild (including any collective bargaining agreement). Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a), whether or not set forth in Section 3.15 of the Company Disclosure Schedule, is referred to herein as a "Company Contract".

          (b) The Company and each of its Subsidiaries has performed in all material respects all obligations required to be performed by it to date under each Company Contract, except where such noncompliance would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and (ii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except where such default would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.16  AGREEMENTS WITH REGULATORY AGENCIES.  Except as set forth in Section
3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any Regulatory Agency or other Governmental Entity that restricts in any material respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has the Company or any of its Subsidiaries been notified by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.17 INVESTMENT SECURITIES. Section 3.17 of the Company Disclosure Schedule sets forth the book and market value as of September 30, 1993 of the investment securities, mortgage backed securities and securities held for sale of the Company and its Subsidiaries.

     3.18 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.18 of the Company Disclosure Schedule:

          (a) Each of the Company and its Subsidiaries is in compliance, and have in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; and

          (b) There is no suit, claim, action or proceeding pending before any court or Governmental Entity in which the Company or any of its Subsidiaries has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil at or on a site presently or formerly owned, leased or operated by the Company or any of its Subsidiaries or to the Company's knowledge, on a site with respect to which the Company has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar state law.

     3.19 ASSISTANCE AGREEMENTS. Except as set forth in the Company Reports, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Company or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

     3.20 RIGHTS AGREEMENT. The amendment to the Company Rights Agreement attached hereto as Exhibit 3.20 has been duly authorized and adopted by the Company and will be duly executed within five business days after the date of this Agreement.

     3.21 PROPERTIES. The Company and each Company Subsidiary has good and marketable title to all the real property and all other property owned by it and included in the December 31, 1992 consolidated balance sheet of the Company (the "Balance Sheet"), other than property disposed of in the ordinary course of business after December 31, 1992, except where the failure to so have title would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and owns such property subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items that secure liabilities that are reflected in the Balance Sheet or the notes thereto or incurred in the ordinary course of business after the date of the Balance Sheet,
(b) statutory liens for amounts not yet delinquent or which are being contested in good faith, (c) those items that secure public or statutory obligations or any discount with, borrowing from, or other obligations to, any Federal Reserve Bank or Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a subsidiary acting in a fiduciary capacity, and (d) such encumbrances, liens, mortgages, security interests, and pledges that do not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary has received any notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its properties, except such violations which would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.22 INSURANCE. To the knowledge of the Company, all of the policies relating to insurance maintained by the Company or any Significant Subsidiary with respect to its property and the conduct of its business (or any comparable policies entered into as a replacement therefor) are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of cancellation with respect thereto.

     3.23 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in the Company's proxy statement for its 1993 annual meeting of shareholders, no officer or director of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of the Company's Subsidiaries that would be required to be disclosed in a proxy statement to shareholders under Regulation 14A of the Exchange Act.

     3.24 REGULATORY APPROVALS. The Company is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or any of its Subsidiaries to consummate the Merger and the Bank Merger would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to the Company as follows:

     4.01  CORPORATE ORGANIZATION.

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. Parent is duly registered as a bank holding company under the BHC Act. The Certificate of Incorporation and By-laws of Parent, copies of which have previously been made available to the Company, are true and complete copies of such documents as in effect as of the date of this Agreement. The Charter and By-laws of Massachusetts Bank, copies of which have previously been made available to the Company, are true and complete copies of such documents as in effect as of the date of this Agreement.

     4.02  CAPITALIZATION.

          (a) The authorized capitalized stock of Parent consists of: (i) 300,000,000 shares of Parent Common Stock, of which at June 30, 1993, 136,551,549 shares were issued and outstanding, (ii) 16,000,000 shares of Preferred Stock, par value $1.00 per share, ("Parent Preferred Stock"), of which at June 30, 1993, (A) with respect to Cumulative and Adjustable Dividends, 1,000,000 shares were designated and issued and outstanding, (B) 12,553 shares were designated and 2,155 shares were issued and outstanding as Series I 12% Cumulative Convertible Preferred Stock, (C) 96,000 shares were designated and 31,000 were issued and outstanding as Series II 6 1/2% Cumulative Convertible Preferred Stock, (D) 1,100,000 shares were designated and 579,000 shares were issued and outstanding as Series III 10.12% Perpetual Preferred Stock, (E) 1,000,000 shares were designated and 480,000 shares were issued and outstanding as Series IV 9.375% Series IV Preferred Stock, (F) 1,500,000 shares were designated and no shares were issued and outstanding as Cumulative Participating Junior Preferred Stock pursuant to the Parent's Shareholder Rights Agreement ("Parent Rights"), and (G) 1,415,000 shares were designated and outstanding as Dual Convertible Preferred Stock and (iii) 1,500,000 shares of Preferred Stock, par value $20.00, of which at such date, with Cumulative and Adjustable Dividends, 1,500,000 shares were issued and outstanding. As of December 31, 1992, there were 38,263,778 shares reserved for issuance in connection with employee benefit, stock option, dividend reinvestment, and stock purchase plans, warrants, the 6 1/2% Cumulative Convertible Preferred Stock, the 12% Convertible Preferred Stock and the Dual Convertible Preferred Stock. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as referred to above or reflected in Section 4.02 of the Disclosure Schedule which is being delivered by Parent to the Company herewith (the "Parent Disclosure Schedule"), Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or Parent Preferred Stock or any other equity security of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock, or Parent Preferred Stock or any other equity security of Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights.

          (b) Section 4.02 of the Parent Disclosure Schedule sets forth a true and complete list of all of the Parent Subsidiaries as of the date of this Agreement. Except as set forth in Schedule 4.02 of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Parent Subsidiaries (or, in the case of Parent Subsidiaries that are not corporations, all of the outstanding partnership interests or beneficial interests, as the case may be), free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares of capital stock are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Parent Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.03  AUTHORITY; NO VIOLATION.

          (a) Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Massachusetts Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. Upon the due and valid approval of the Bank Merger Agreement by Parent as the sole shareholder of Massachusetts Bank, and by the Board of Directors of Massachusetts Bank, no other corporate proceedings on the part of Massachusetts Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by Massachusetts Bank, will be duly and validly executed and delivered by Massachusetts Bank and will (assuming due authorization, execution and delivery by the Bank) constitute a valid and binding obligation of Massachusetts Bank, enforceable against Massachusetts Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Except as set forth in Section 4.03 of the Parent Disclosure Statement, neither the execution and delivery of this Agreement by Parent or the Bank Merger Agreement by Massachusetts Bank, nor the consummation by Parent or Massachusetts Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Parent or Massachusetts Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or the Charter or By-laws or similar governing documents of Massachusetts Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Significant Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Significant Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Significant Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except with respect to clause ii(x) and (y) above, for such violations, breaches or defaults which would not have a Material Adverse Effect on Parent.

     4.04 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, the Bank Merger Act and the FRA and approval of such applications and notices,
(ii) the filing of applications with the OCC and the FDIC under the Bank Merger

Act and approvals of such applications, (iii) the State Banking Approval, (iv) the filing with the SEC of the Proxy Statement and the S-4, (v) the filing of the Certificate of Merger with the Delaware Secretary and the Articles of Merger with the Rhode Island Secretary, (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, (vii) filings required by the Bank Merger Agreement, (viii) the approval of the Bank Merger Agreement by the sole shareholder of Massachusetts Bank, and (ix) such filings, authorizations or approvals as may be set forth in
Section 4.04 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated hereby, and (2) the execution and delivery by Massachusetts Bank of the Bank Merger Agreement and the consummation of Massachusetts Bank of the transactions contemplated thereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent or delay the Merger or the Bank Merger or otherwise prevent Parent from performing its obligations under this Agreement, or would not have a Material Adverse Effect on Parent. The affirmative vote of the holders of the outstanding shares of Parent Common Stock is not required to approve this Agreement or the transactions contemplated hereby.

     4.05 FINANCIAL STATEMENTS. Parent has previously made available to the Company copies of (a) the consolidated balance sheets of Parent and its Subsidiaries as of December 31 for the fiscal years 1991 and 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1990 through 1992, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed with the SEC under the Exchange Act, and (b) the unaudited consolidated balance sheets of Parent and its Subsidiaries as of June 30, 1993 and June 30, 1992 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the six month periods then ended as reported in Parent's Quarterly Report on Form 10-Q for the period ended June 30, 1993 filed with the SEC under the Exchange Act. The December 31, 1992 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.05 (including the related notes where applicable) fairly present in all material respects and the financial statements referred to in Section 6.10 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) in all material respects, the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.10 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Without limiting the generality of the foregoing, the financial statements as of, and for, the six month period ending June 30, 1993, were prepared on a basis consistent with Parent's audited financials for the year ended December 31, 1992.

     4.06 BROKER'S FEES. Neither Parent, Massachusetts Bank nor any Parent Subsidiary, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement.

     4.07  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as may be set forth in Section 4.07 of the Parent Disclosure Schedule or in the Parent Reports, since December 31, 1992:

             (i) there has not been any Material Adverse Effect on Parent and its Subsidiaries taken as a whole;

             (ii) there has not been any incurrence by Parent of any liability that has had, or to the knowledge of Parent, could reasonably be expected to have, a Material Adverse Effect on Parent and its Subsidiaries taken as a whole;

             (iii) there has not been any agreement, contract or commitment entered into, or agreed to be entered into, except for those in the ordinary course of business none of which, individually or in the aggregate, has had a Material Adverse Effect on Parent and its Subsidiaries taken as a whole;

             (iv) there has not been any change in any of the accounting methods or practices of Parent or any of its Subsidiaries other than changes required by applicable law or generally accepted accounting principles.

     4.08 LEGAL PROCEEDINGS. There are no pending or to the knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Parent or any Significant Subsidiary of Parent, as to which there is a reasonable likelihood of adverse determination and which if adversely determined, would, individually or in the aggregate, (i) have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, or (ii) as of the date hereof, prevent or materially and adversely affect Parent's ability to consummate the transactions contemplated hereby.

     4.09 SEC REPORTS. Parent has previously made available to the Company a true and complete, in all material respects, copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1988 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and (b) communication mailed by Parent to its shareholders since January 1, 1988, and, as of their respective dates, no such Parent Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.10 PARENT INFORMATION. The information provided in writing by Parent for inclusion in the Proxy Statement and the S-4 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     4.11 COMPLIANCE WITH APPLICABLE LAW. Parent and each of its Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to Parent or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a Material Adverse Effect on Parent, and neither Parent nor any of its Subsidiaries has received notice of violation of any material violations of any of the above.

     4.12  OWNERSHIP OF COMPANY COMMON STOCK; AFFILIATES AND
ASSOCIATES. Neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares). Neither Parent nor any of its Subsidiaries is an "affiliate" (as such term is defined in DGCL Section 202(c)(1)) or an "associate" (as such term is defined in DGCL Section 203(C)(2)) of the Company.

     4.13  AGREEMENTS WITH REGULATORY AGENCIES.  Except as set forth in Section
4.13 of the Parent Disclosure Schedule or as disclosed in Parent's Annual Report on Form 10-K for the year ended December 31, 1992, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Parent Regulatory Agreement"), with any Regulatory Agency or other Governmental Entity that restricts in any material respect the conduct of its business or that relates in any manner to its capital adequacy, its credit policies or its management, nor has Parent or any of its Subsidiaries been notified by any Regulatory Agency of other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.14 REGULATORY APPROVALS. Parent is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or any of its Subsidiaries to consummate the Merger and the Bank Merger would not be satisfied within the time frame customary for transactions of the nature contemplated thereby.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.01 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement or with the prior written consent of Parent, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use all reasonable efforts to (x) preserve its business organization and that of its Significant Subsidiaries intact, (y) keep available to itself and Parent the present services of the employees of the Company and its Significant Subsidiaries and (z) preserve for itself and Parent the goodwill of the customers of the Company and its Significant Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 5.01 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, except (i) for the declaration and payment of regular quarterly cash dividends in an amount not to exceed the amount of the most recent quarterly cash dividend paid by the Company prior to the date of this Agreement; provided, however that the Company's regular quarterly cash dividend may be increased by up to $.04 per share of Company Common Stock beginning in the second quarter of 1994, and (ii) that the parties agree
     (x) to consult with respect to the amount of the last Company quarterly dividend payable prior to the Effective Time with the objective of assuring that the shareholders of the Company do not receive a shortfall based on the record and payment dates of their last dividend prior to the Merger and the record and payment dates of the first dividend of Parent following the Merger and (y) that the Company may pay a special dividend to holders of record of Company Common Stock immediately prior to the Effective Time consistent with the objective described in clause (x) above;

          (b) (i) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of shares pursuant to the Bank ESOP or the Company DRP or of Trust Account Shares and DPC Shares), any shares of the capital stock of the Company or any Company Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Company Subsidiary;


          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock pursuant to stock options or similar rights to acquire Company Stock granted pursuant to the Company Stock Plan and outstanding prior to the date of this Agreement, or (ii) the sale of Company Common Stock under the Company DRP or the Bank ESOP, in each case in accordance with their present terms;


          (d)  amend its Certificate of Incorporation or By-laws;

          (e) enter into any real property lease for a term longer than three years;

          (f) make any capital expenditures in excess of $50,000 individually, or $250,000 in the aggregate, nor make any material capital improvement to the building located at 1290 Main Street, Waltham, Massachusetts;

          (g) enter into any new line of business or offer deposit and loan pricing which is materially different relative to its competitors in the local market;

          (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to the Company;

          (i) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

          (j) change its methods of accounting in effect at June 30, 1993, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

          (k) except as required by applicable law or to maintain qualification pursuant to the Code, (i) adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any other the Company Subsidiary and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or as set forth in the Disclosure Schedule, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

          (l) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code;

          (m) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (o) file any application to open, relocate or terminate the operations of any banking office of its or any of its Subsidiaries;

          (p) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

          (q) purchase or sell loans in bulk other than residential mortgage loans sold in the ordinary course of business and up to $5 million per month of residential loans purchased pursuant to existing commitments;

          (r) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property; and shall not foreclosure upon such commercial real estate if such environmental assessment indicates the presence of hazardous material in amounts which, if such foreclosure were to occur, would be reasonably likely to result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

          (s)  agree to do any of the foregoing.

     5.02 STATE TAKEOVER STATUTE. The Company will make all reasonable efforts to cause the transactions contemplated by this Agreement to be exempt from any applicable Massachusetts or Delaware takeover law.

     5.03 NO SOLICITATION. Neither the Company nor any Company Subsidiary nor any of the directors, officers, employees, representatives or agents of the Company or other persons controlled by the Company shall, except to the extent required by applicable law relating to fiduciary obligations of directors, upon advice of counsel, solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity, or group (other than Parent) concerning any merger, disposition of a significant portion of its assets, or acquisition of a significant portion of its capital stock or similar transactions involving the Company or any Company Subsidiary. Nothing contained in this Section 5.03 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making such other disclosure to the Company's shareholders which, in the judgment of the Board of Directors, based upon the advice of counsel, may be required under applicable law. The Company will promptly communicate to Parent the terms of any proposal, discussion, negotiation, or inquiry relating to a merger or disposition of a significant portion of its capital stock or similar transaction involving the Company or any Company Subsidiary and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

     5.04 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, Parent and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing and as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to:

          (a) solely in the case of Parent, declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that Parent's regular quarterly cash dividend may be increased to an amount not to exceed $.35 per share of Parent Common Stock without the consent of the Company;

          (b) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

          (c) change its methods of accounting in effect at June 30, 1993, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Parent's independent auditors;

          (d) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code;

          (e) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger; or

          (f)  agree to do any of the foregoing.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.01  REGULATORY MATTERS.

          (a) The Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Parent and the Company shall use their best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter promptly mail the Proxy Statement to its shareholders. Parent shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

          (d) Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     6.02  ACCESS TO INFORMATION.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (other than information which the Company is not permitted to disclose under applicable law).

     Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Parent will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated September 28, 1993, between Parent and the Company (the "Confidentiality Agreement").

          (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Parent shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to such information regarding Parent and its Subsidiaries as shall be reasonably necessary for the Company to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for the Company to confirm that the representations and warranties of Parent contained herein are true and correct and that the covenants of Parent contained herein have been performed in all material respects. Neither Parent nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. During the period from the date of this Agreement to the Effective Time, Parent will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the Company and to report the general status of the ongoing operations of Parent and its Subsidiaries.

          (c) All information furnished by Parent to the Company or its representatives pursuant hereto shall be treated as the sole property of Parent and, if the Merger shall not occur, the Company and its representatives shall return to Parent or destroy all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Company shall, and shall use its reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the Company's possession prior to the disclosure thereof by Parent; (y) was then generally known to the public; or (z) was disclosed to the Company by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Company is nonetheless, in the opinion of its counsel, compelled to disclose information concerning Parent to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Company may disclose such information to such tribunal or governmental body or agency without liability hereunder.

     6.03 SHAREHOLDER MEETING. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement. The Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement; PROVIDED, HOWEVER, that nothing contained in this Section 6.03 or elsewhere in this Agreement shall prohibit the Company's Board of Directors from failing to make such recommendation or modifying or withdrawing its recommendation, if such Board shall have concluded in good faith with the advice of counsel that such action is required to prevent such Board from breaching its fiduciary duties to the shareholders of the Company, and no such action shall constitute a breach of this Agreement.

     6.04 LEGAL CONDITIONS TO MERGER. Each of Parent and the Company shall, and shall cause each of its Subsidiaries to, use its best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger or the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger and the Bank Merger and the other transactions contemplated by this Agreement. Parent also agrees to accept any conditions related to savings bank life insurance or the divestiture of the Company's or the Bank's direct or indirect interests in real estate which are required by any Regulatory Agency in connection with procuring the regulatory approvals required to consummate the Merger and the Bank Merger.

     6.05  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

          (a) Each of Parent and the Company shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders meeting called by the Company to approve this Agreement, a written agreement, in the form of Exhibit 6.05(a) hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock or Company Common Stock held by such "affiliate" and, in the case of the "affiliates" of the Company, the shares of Parent Common Stock to be received by such "affiliate" in the Merger:
     (1) in the case of shares of the Company in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (2) during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Parent and the Company.

          (b)  Parent shall use its best efforts to publish no later than thirty
     (30) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     6.06 STOCK EXCHANGE LISTING. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Stock Exchange, subject to official notice of insurance, prior to the Effective Time.

     6.07  EMPLOYEE BENEFIT PLANS.

          (a) From and after the Effective Time and subject to applicable law, the Surviving Corporation and the Surviving Bank shall provide the employees of the Company ("Company Employees") with the same benefits provided to its own employees; provided, that Parent shall not treat any such employee as a "new" employee for purposes of any exclusion for an existing condition under any health or similar plan of Parent, the Surviving Corporation, or the Surviving Bank. Notwithstanding anything to the contrary herein, with respect to benefits payable to employees who shall have retired from the Company and its Subsidiaries, whether before the Effective Time or after the Effective Time but before December 31, 1996, the Surviving Corporation and the Surviving Bank shall in no event take any action to reduce such benefits and shall take such action as it deems appropriate from time to time with respect to possible increases in the level of such benefits, taking into consideration among other factors any similar increases which Parent shall have effected with respect to its retired employees.

          (b) With respect to the provision of benefits to the Company's employees pursuant to Section 6.07(a) hereof, to the extent that Company Employees become participants in any employee benefit plans maintained by the Surviving Corporation, the Surviving Bank, Parent or any of its Subsidiaries ("Parent Plans"), Company Employees shall be credited under the Parent Plans for all prior years of service with the Company or any Subsidiary of the Company for all purposes to the extent such service was recognized by the Company or any Subsidiary of the Company under any of its plans.

          (c) The provisions of this Section 6.07 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director, officer and employee covered hereby and his or her heirs and representatives.

     6.08  EMPLOYEE TERMINATION AND OTHER BENEFITS.

          (a) Following the Effective Time, Parent shall honor and shall cause the Company or any successor thereto to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement, which are between the Company or the Bank and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule, and to assume all duties, liabilities and obligations under such agreements. Parent agrees for itself and its Subsidiaries that the consummation of the transactions contemplated hereby is a "Change in Control" as defined in the Special Termination Agreements entered into between the Company and/or the Bank and certain officers as disclosed in the Company Reports.

          (b) Parent agrees to offer, or cause the Surviving Bank to offer, continued employment on and after the Effective Time to all employees of the Company or the Company Subsidiaries who were such immediately prior to the Effective Time. Employees of the Company or the Company Subsidiaries who are terminated on or within two years after the Effective Time shall be provided, in addition to all other applicable benefits, severance and other benefits set forth in Section 6.08(b) of the Disclosure Schedule (except for Company Employees terminated for engaging in criminal conduct in connection with their employment).

          (c) The provisions of this Section 6.08 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director, officer and employee covered hereby and his or her heirs and representatives.

     6.09  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Company Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless and that after the Effective Time, the Surviving Corporation and Parent shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), (i) the Company, and the Surviving Corporation and Parent after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, (ii) the Indemnified Parties may retain counsel satisfactory to them, and the Company, and the Surviving

     Corporation and Parent after the Effective Time, shall pay all fees and expenses of such counsel for the Indemnified Parties within thirty days after statements therefor are received, and (iii) the Company, the Surviving Corporation and Parent will use their respective best efforts to assist in the vigorous defense of any such matter; provided, that none of the Company, the Surviving Corporation or Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further, that the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.09, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company and, after the Effective Time, the Surviving Corporation and Parent, thereof, provided, that the failure to so notify shall not affect the obligations of the Company, the Surviving Corporation and Parent, except to the extent such failure to notify materially prejudices such party.

          (b) Parent agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of the Indemnified Parties provided for in the Company's Certificate of Incorporation or By-Laws or the charter or by-laws or similar organizational documents of any of its Subsidiaries as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six
     (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim.

          (c) Parent shall use its best efforts to cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided, that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring at or prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall parent be required to expend more than the amount (the "Insurance Amount") equal to 200% of the current amount expended by the Company to maintain or procure insurance coverage pursuant hereto, and provided further, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.09, Parent shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

          (d) In the event Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

          (e) The provisions of this Section 6.09 are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.10 SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS. As soon as reasonably available, but in no event later than April 1, 1994, Parent will deliver to the Company and the Company will deliver to Parent their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 1993, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, Parent will deliver to the Company and the Company will deliver to Parent their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act.

     6.11 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, or the Bank Merger Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

     6.12 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by the Company or Parent, as the case may be, with the respective covenants set forth in Sections 5.01 and
5.04 hereof.

     6.13  CURRENT INFORMATION.

          (a) During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to be available to confer on a regular and frequent basis (not less than monthly) with representatives of Parent and to report the general status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify Parent of any material change in the normal course of business of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings or the institution of significant litigation involving the Company or any of its Subsidiaries and will keep Parent reasonably informed of such events.

          (b) Parent will promptly notify the Company of any material change in the normal course of business of Parent or any of its Subsidiaries and of any governmental complaints, investigations or hearings, or the institution of significant litigation involving Parent or any of its Subsidiaries, and will keep the Company reasonably informed of such events.

     6.14 EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT. As soon as reasonably practicable after the date of this Agreement, (a) Parent shall (i) cause the Board of Directors of Massachusetts Bank to approve the Bank Merger Agreement, (ii) cause Massachusetts Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole shareholder of Massachusetts Bank, and (b) the Company shall (i) cause the Board of Directors of the Bank to approve the Bank Merger Agreement, (ii) cause the Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole shareholder of the Bank. The Bank Merger Agreement shall contain terms that are normal and customary in light of the transactions contemplated hereby and necessary to carry out the purposes of this Agreement.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

          (b) STOCK EXCHANGE LISTING. The shares of Parent Common Stock which shall be issued to the shareholders of the Company upon consummation of the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

          (c) OTHER APPROVALS. All regulatory approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

          (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction (an "Injunction") preventing the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

     7.02 CONDITIONS TO OBLIGATIONS OF PARENT. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that, for purposes hereof, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, without giving effect to any exception in such representations and warranties relating to materiality, represent, in the aggregate, a Material Adverse Effect (as defined in Section 3.01 hereof). Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.01(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Company Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole.

          (d) LEGAL OPINION. Parent shall have received the opinion of Goodwin, Procter & Hoar, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.02(d). As to any matter in such opinion which involves matters of fact or matters relating to laws other than Federal securities law, such counsel may rely upon the certificates of officers and directors of the Company and of public officials and opinions of local counsel, reasonably acceptable to Parent.

          (e) POOLING OF INTERESTS. Parent shall have received a letter from KPMG Peat Marwick addressed to the Company and Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

          (f) ACCOUNTANT'S LETTER. The Company shall have caused to be delivered to Parent letters from Arthur Andersen & Co., independent public accountants with respect to the Company, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to Parent and the Company, with respect to the Company's consolidated financial position and results of operation, which letters shall be based upon agreed upon procedures to be specified by Parent, which procedures shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions.

          (g) COMPANY RIGHTS AGREEMENT. A Distribution Date, as such term is defined in the Company Rights Agreement, shall not have occurred, and the Company Rights shall not have become nonredeemable and the Company Rights shall not become exercisable for capital stock of Parent upon consummation of the Merger.

     7.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that, for purposes hereof, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, without giving effect to any exception in such representations and warranties relating to materiality, represent, in the aggregate, a Material Adverse Effect (as defined in Section 3.01 hereof). The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have each performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (c) CONSENTS UNDER AGREEMENTS. The consent or approval of each person (other than the Governmental Entities referred to in Section 7.01(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole (after giving effect to the transactions contemplated hereby).

          (d) FEDERAL TAX OPINION. The Company shall have received from its counsel, opinions dated as of the Effective Time, in form and substance reasonably satisfactory to the Company, rendered on the basis of facts, representations, and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes (i) the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, and (ii) accordingly no gain or loss will be recognized by shareholders of the Company with respect to Parent Common Stock received solely in exchange for Company Common Stock pursuant to this Agreement (noting, however, that nontaxability does not extend to cash received in lieu of a fractional shares interest in Parent Common Stock or to cash received by dissenters, if any). In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of the Company, Parent, affiliates of the foregoing, and others.

          (e) LEGAL OPINION. The Company shall have received the opinion of Edwards & Angell, counsel to Parent, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.03(e). As to any matter in such opinion which involves matters of fact or matters relating to laws other than Federal securities law, Rhode Island law or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Parent and of public officials and opinions of local counsel, reasonably acceptable to the Company.

          (f) POOLING OF INTERESTS. The Company shall have received a letter from Arthur Andersen & Co. addressed to the Company and Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

          (g) OPINION OF FINANCIAL ADVISOR. The Company shall have received an opinion, dated as of the date of the Proxy Statement, from Keefe, Bruyette & Woods to the effect that as of the date thereof the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

          (a) by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;


          (b) by either Parent or the Company upon written notice to the other party (i) forty-five days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such requisite regulatory approval, unless within the forty-five day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or
     (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;


          (c) by either Parent or the Company if the Merger shall not have been consummated on or before September 30, 1994, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

          (d) by either Parent or the Company (provided, that if the terminating party is the Company, the Company shall not be in material breach of any of its obligations under Section 6.03) if any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

          (e) by either Parent or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

          (f) by either Parent or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within forty-five days following receipt by the breaching party of written notice of such breach from the other party hereto; or

          (g) by the Company, whether before or after approval of the Merger by the shareholders of the Company, by giving written notice of such election to Parent, in the event that the Average Closing Price is equal to or less than $25.59, unless Parent provides written notice to the Company, by the twelfth business day after the date on which the last of the regulatory approvals required to consummate the transactions contemplated hereby is obtained, of its election to adopt the Adjusted Maximum Exchange Ratio as the Exchange Ratio.


     8.02  EFFECT OF TERMINATION; EXPENSES.

          (a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 6.02(a), and Sections 6.02(c), 8.02 and 9.03, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

          (b) If this Agreement is terminated, expenses of the parties hereto shall be determined as follows:

             (i) Any termination of this Agreement pursuant to Section 8.01(a) or Section 8.01(d) hereof shall be without cost, expense or liability on the part of any party to the other. Any termination of this Agreement pursuant to Section 8.01(e) or Section 8.01(f) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or the breach of a covenant is caused by the willful conduct or gross negligence of a party in which event said party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses").

             (ii) If this Agreement is terminated pursuant to Section 8.01(b) or Section 8.01(c) or the transactions contemplated hereby otherwise fail to be consummated, in any such case because of the failure to receive any required regulatory approval, Parent shall reimburse the Company for all Expenses up to a maximum of $1,000,000.

             (iii) The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity and notwithstanding anything to the contrary contained herein, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provisions of this Agreement.

     8.03 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduced the amount or changes the form of the consideration to be delivered to the Company's shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's shareholders, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the Company's shareholders hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.01 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at the offices of Goodwin, Procter & Hoar, One Exchange Place, Boston, Massachusetts 02109, at 10:00 a.m. on a date to be specified by Parent, which shall be not more than five business days after the satisfaction of the conditions set forth in Section 7.01 hereof or at such other date, time and place as is mutually agreed upon by the Company and Parent; provided, however, Parent may cause the Closing to be delayed until the earlier of (i) August 24, 1994, or (ii) a day selected by Parent that is not more than five business days after receipt of all regulatory approvals (and the expiration of all applicable waiting periods) required to consummate the Merger and the Bank Merger if it delivers to the Company a written notice irrevocably waiving all conditions to its obligations to effect the Merger. The date on which such Closing takes place is referred to herein as the "Closing Date". Parent shall provide the Company written notice of the date specified by it as the Closing Date at least two business days prior to such date.

     9.02 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.03 EXPENSES. Except as provided by Section 8.02(b) hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated hereby, shall be borne by Parent, provided, however, that nothing contained herein shall limit either party's rights under Section 8.02 hereof, including, but not limited to, the right to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

     9.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopies (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent, to:

               Fleet Financial Group, Inc.
               50 Kennedy Plaza
               Providence, Rhode Island 02903-2305
               Attn:  William C. Mutterperl, General Counsel

     with a copy to:

               Duncan Johnson, Esq.
               Edwards & Angell
               2700 Hospital Trust Plaza
               Providence, Rhode Island 02903-2305

          (b)  if to the Company, to:

               Sterling Bancshares Corporation
               One Moody Street
               Waltham, MA 02154
               Attn: John C. Warren, Chairman, President with a copy to:

               Martin Carmichael III, P.C.
               Goodwin, Procter & Hoar
               Exchange Place
               Boston, MA 02109

     9.05 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be October 11, 1993.

     9.06 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.07 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement and the Bank Merger Agreement.

     9.08 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

     9.09 JURISDICTION AND VENUE. The parties consent to the jurisdiction of all federal and state courts in Massachusetts, and agree that venue shall lie exclusively in Boston, Suffolk County, Massachusetts.

     9.10 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of Section 6.02(a) and in Section 6.02(c) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of Section 6.02(a) and
Section 6.02(c) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


     9.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreements is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


     9.12 PUBLICITY. Except as otherwise required by law or the rules of the Stock Exchange or the National Association of Securities Dealers, so long as this Agreement is in effect, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.13 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, the Company and Parent have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          STERLING BANCSHARES CORPORATION

                                          By /s/  JOHN C. WARREN
                                             -------------------------------
                                             Title:  President

Attest:

By /s/  JOHN F. TREANOR
   --------------------------------
   Title:  Clerk

                                          FLEET FINANCIAL GROUP, INC.

                                          By /s/  EUGENE M. MCQUADE
                                             -------------------------------
                                             Title:  Chief Financial Officer

Attest:

By /s/  BRIAN T. MOYNIHAN
   --------------------------------
   Title:  Assistant Secretary

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of October 11, 1993, between Sterling Bancshares Corporation ("Issuer") and Fleet Financial Group, Inc. ("Grantee").

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith ("Merger Agreement"), which agreement is being executed by the parties hereto simultaneously with this Agreement; and

     WHEREAS, as a condition to Grantee's entry into the Merger Agreement and in consideration for such entry, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase subject to the terms hereof, up to 512,943 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $.10 per share ("Common Stock"), of Issuer at a price of $30.50 per share (the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth provided that in no event shall the number of shares for which this Option is exercisable exceed 17.0% of the Issuer's issued and outstanding shares of Common Stock (without giving effect to any shares of Common Stock subject to or issued pursuant to the Option) less the number of shares previously issued pursuant to exercise of the Option.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to exercise of the Option pursuant to this Agreement or as contemplated by Section 5(a)(i) of this Agreement), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number equals 17.0% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (f) of this Section (2) within 30 days following such Subsequent Triggering Event.

     (b) The term "Exercise Termination Event" shall mean (i) the Effective Time of the Merger, (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; (iii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs after the occurrence of an Initial Triggering Event, except in the case of termination of the Merger Agreement based on the provisions of Section 8.01(d) if the Grantee or the Issuer terminates, the passage of 6 months after termination, or in the case of termination of the Merger Agreement based on the provisions of Section 8.01(e) or (f), if the Grantee terminates, the passage of 6 months after termination, or in the case of termination of the Merger Agreement based on the provisions of Section 8.01(e) or (f), if the Issuer terminates, immediately. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in whole or in part prior to the termination of the Option.

     (c) The term "Holder" shall mean the holder of the Option. The term "Schedule 13G Investor" shall mean either (i) any person holding voting securities of the Issuer eligible to report the beneficial ownership of such securities on Schedule 13G pursuant to the provisions of Rule 13d-1 under the Exchange Act or (ii) any Person holding voting securities of the Issuer who is required to report the beneficial ownership of such securities on Schedule 13D pursuant to the provisions of Rule 13d-1 under the Exchange Act and who indicates in such Schedule 13D that such Person has acquired such securities for passive investment purposes and not with the purpose nor with the effect of changing or influencing the control of the Issuer nor in connection with or as a participant in any transaction having such purpose or effect.

     (d) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any Subsidiary of Issuer, without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee, or, without the consent of the Grantee, the Board of Directors of Issuer shall have approved an Acquisition Transaction or recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, the term "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, with Issuer or any Subsidiary of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Subsidiary of Issuer or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Subsidiary of Issuer.

          (ii) Any person, other than Grantee or any Subsidiary of Grantee or other than Issuer or any Subsidiary of Issuer and other than a Schedule 13G Investor, shall have acquired beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and in the rules and regulations thereunder) or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock if such person beneficially owned less than 10% of the outstanding shares of Common Stock on the date of this Agreement, or any person shall have acquired beneficial ownership of an additional 3% of the outstanding shares of Common Stock if such person beneficially owned 10% or more of the outstanding shares of Common Stock on the date of this Agreement;

          (iii) Any person, other than Grantee or any Subsidiary of Grantee, shall have made a bona-fide proposal to Issuer or its shareholders to engage in an Acquisition Transaction by public announcement or written communication that shall be or become the subject of public disclosure; or

          (iv) After any person other than Grantee or any Subsidiary of Grantee has made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been remedied prior to the Notice Date (as defined below).

     (e) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person other than a Schedule 13G Investor of beneficial ownership of 15% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (d) of this Section 2, except that the percentage reference in clause (z) shall be 15%.

     (f) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (g) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

     (h) At the Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (i) At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (h) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (j) Certificates for the Common Stock delivered at a closing hereunder may (in the sole discretion of the Issuer) be endorsed with a restrictive legend that shall read substantially as follows:

     "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 11, 1993, A COPY OF WHICH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (k) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (g) of this Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, such Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates by Issuer under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock, (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (c) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. sec.18a and regulations promulgated thereunder and (y) cooperating fully with any Holders in preparing any applications or notices required under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law), in order to permit such Holders to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and
(d) promptly to take all action provided herein to protect the rights of any Holders against dilution.



     4. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby), may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer.


     5. In addition to the adjustment in the number of Option Shares pursuant to Section 1 of this Agreement, the number of Option Shares shall be subject to adjustment from time to time as provided in this Section 5.

          (a)(i) In the event of any change in the shares of Common Stock by reason of stock dividend, split-up, merger, recapitalization, subdivision, conversion, combination, exchange of shares or similar transaction, the type and number of Option Shares shall be adjusted so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. The term "Option Shares" shall include any such shares or other securities or property issued or issuable upon exercise of the Option.

          (a)(ii) Issuer may make such increases in the number of Option Shares, in addition to those required under subsection (a)(i), as shall be determined by its Board of Directors to be advisable in order to avoid taxation, so far as practicable, of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients.

          (b) Whenever the number of Option Shares purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Option Shares prior to the adjustment and the denominator of which is equal to the number of Option Shares (or other securities) purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 30 days of such Subsequent Triggering Event, promptly prepare, file and keep current, with respect to the Option Shares, a "shelf" registration statement under Rule 415 of the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such Option Shares under any applicable state securities laws. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for each period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect sales or other dispositions of the Option Shares. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer in such underwritten public offering, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that if such reduction occurs, the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder, delivered within 30 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, plus, to the extent not previously reimbursed, Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including without limitation legal, accounting and investment banking fees (the "Grantee's Out-of-Pocket Expenses") and (ii) at the request of any owner of Option Shares from time to time (the "Owner"), delivered within 30 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from such Owner as the Owner shall designate at a price per share ("Option Share Repurchase Price") equal to the greater of (A) the market/offer price and (b) the average exercise price per share paid by Owner for the Option Shares so designated, plus the Grantee's Out-of-Pocket Expenses. The term "market/offer price" shall mean the highest of (w) the price per share of the Common Stock at which a tender offer or exchange offer therefor has been made, (x) the price per share of the Common Stock to be paid by any person, other than Grantee or a Subsidiary of Grantee, pursuant to an agreement with Issuer, (y) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (z) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or Owners, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or Owners, as the case may be, and reasonably acceptable to the Issuer.

     (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to each Holder the Option Repurchase Price and/or to each Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited: provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to any Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use its best efforts to receive all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon Issuer shall promptly (i) deliver to such Holder and/or Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to such Holder, a new Stock Option Agreement evidencing the right of such Holder to purchase that number of Option Shares for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of Grantee's Subsidiaries, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Common Stock shall, after such merger, represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of Grantee's Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (y) the Acquiring Corporation (as hereinafter defined) or (z) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

          (i) The term "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) the Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

          (ii) The term "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) The term "Assigned Value" shall mean the "market/offer price", as defined in Section 7.

          (iv) The term "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option shall also enter into an agreement with the then Holder of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of the Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of Option Shares and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 17.0% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option (without giving effect to any shares of Substitute Common Stock issued pursuant to the Substitute Option) less the number of shares previously issued pursuant to the Substitute Option. In the event that the Substitute Option would be exercisable for more than 17.0% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). The difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder, as the case may be.

     (f)  Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation shall have assumed in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of the Substitute Common Stock for which the Substitute Option may then be exercised, plus the Grantee's Out-of-Pocket Expenses, and at the request of each owner (the "Substitute Share Owner") of shares of the Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price per share (the "Substitute Share Repurchase Price") equal to the greater of (y) the Highest Closing Price and (z) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated plus Grantee's Out-of-Pocket Expenses. The term "Highest Closing Price" shall mean the highest closing price for shares of the Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) Each Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement, and certificates for Substitute Shares accompanied by a written notice or notices stating that such Substitute Option Holder or Substitute Share Owner elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions if this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or the certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in full, the Substitute Option Issuer shall immediately so notify each Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or Substitute Share Owner, as appropriate, that portion of the Substitute

Option Repurchase Price and the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is, at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in part or in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The 30-day period for exercise of certain rights under Section 2, 6, 7 and 12 hereof shall be extended in each such case: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided that notice of intent to exercise such rights shall be given to Issuer within the requisite 30-day period and Grantee and Holders shall use their best efforts to promptly obtain all requisite approvals and cause the expiration of all requisite waiting periods; and further provided that no further extension shall be made with respect to any requlatory approval which shall have been denied pursuant to a final, unappealable action by the regulatory authority from which such approval was sought.

     11.  Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Issuer.

          (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

     13. If at any time after the occurrence of a Subsequent Triggering Event and, with respect to shares of Common Stock or other securities acquired by the Grantee pursuant to an exercise of the Option, prior to the expiration of 24 months after the expiration of the Option pursuant to Section 2(b), Grantee shall desire to sell, assign, transfer or otherwise dispose of the Option, in whole or in part, or of all or any of the shares of Common Stock or other Securities acquired by Grantee pursuant to the Option, Grantee shall give Issuer written notice of the proposed transaction (the "Offeror's Notice"), identifying the proposed transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted within ten business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer the Option or such shares or securities to such transferee. The purchase of the Option or such shares or other securities by Issuer shall be settled within 5 business days of the date of acceptance of the offer and the purchase price shall be paid to the Grantee in immediately available funds; provided that, if prior notification to or approval, consent or waiver of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, Issuer shall promptly file the required notice or application for approval, consent or waiver and shall expeditiously process the same (and Grantee shall cooperate with Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) the required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of Issuer to purchase the Option or the shares or other securities, as the case may be, covered by the Offeror's Notice or if the Federal Reserve Board or any other regulatory authority disapproves Issuer's proposed purchase of the Option or such shares or other securities, Grantee may, within 60 days from the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval or waiting periods), sell all, but not less than all, of the portion of the Option (which may be 100%) or such shares or other securities, as the case may be, proposed to be transferred to the proposed transferee identified in the Offeror's Notice at no less than the price specified and on terms no less favorable to the proposed transferee than those set forth in the Offeror's Notice. The requirements of this Section 13 shall not apply to (i) any disposition of the Option or any shares of Common Stock or securities by a Person to whom Grantee has assigned its rights under the Option with the prior written consent of the Issuer, (ii) any sale by means of a public offering registered under the Securities Act in which steps are taken to reasonably ensure that no purchaser will acquire securities representing more than 2% of the outstanding shares of Common Stock of the Issuer or (iii) any transfer of a direct or indirect wholly-owned subsidiary of Grantee who agrees in writing to be bound by the terms hereof.

     14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

     15. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof (as hereinafter defined) is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Merger Agreement), then (i) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. For purposes of this Agreement, a Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder and any person that is required to file a Schedule 13D with the Holder with respect to shares of Common Stock or options to acquire the Common Stock.

     16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court of regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     19. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     22. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement, provided that references to "Subsidiaries" or "Grantee" and "Issuer" shall be deemed to refer to Subsidiaries (as defined in the Merger Agreement) of Grantee and Issuer, respectively.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as a sealed instrument on its behalf by its officers thereunder duly authorized, all as of the day and year first above written.

                                          STERLING BANCSHARES CORPORATION

                                          By /s/  JOHN C. WARREN
                                             -------------------------------
                                             Title:  President



                                          FLEET FINANCIAL GROUP, INC.

                                          By /s/  EUGENE M. MCQUADE
                                             -------------------------------
                                             Title:  Chief Financial Officer

                                                                       EXHIBIT C


                         KEEFE, BRUYETTE & WOODS, INC.

                             SPECIALISTS IN BANKING
            TWO WORLD TRADE CENTER  35th Floor  NEW YORK, N.Y. 10048

  CABLE ADDRESS                                                        Telephone
KEEFEBANK, NEW YORK                                                 212-323-8300


                                                                February  , 1994


The Board of Directors
Sterling Bancshares Corporation
One Moody Street
Waltham, Massachusetts 02154

Members of the Board:


     You have requested our opinion as investment bankers as to the fairness from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $.10 per share (the "Common Shares") of Sterling Bancshares Corporation ("Sterling") of the Exchange Ratio, as hereinafter defined, with respect to the shares of Common Stock, par value $.01 per share (the "Fleet Common Stock"), of Fleet Financial Group, Inc. ("Fleet") to be received for each Common Share in the proposed merger ("Merger") of Sterling with and into Fleet pursuant to the Agreement and Plan of Merger dated as of October 11, 1993 (the "Agreement"). Under the terms of the Agreement, the Exchange Ratio will be determined by dividing $39.50 by the average closing price of Fleet Common Stock (the "Average Closing Price") as reported by The New York Stock Exchange (the "Stock Exchange") for the twenty Stock Exchange trading days ending on the tenth business day after the date on which the last of the regulatory approvals required is obtained; provided, that (i) if the Average Closing Price is equal to or greater than $39.24, the Exchange Ratio will be 1.0066, (ii) if the Average Closing Price is equal to or less than $29.01, the Exchange Ratio will be 1.3616, and (iii) if the Average Closing Price is equal to or less than $25.59, Sterling shall have the right, waivable by it, to terminate the Agreement unless Fleet elects, at its option, to adopt the Exchange Ratio determined by dividing $34.84 by the Average Closing Price.


     Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Sterling and Fleet and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Sterling and Fleet for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Sterling. We have acted exclusively for the Board of Directors of Sterling in rendering this fairness opinion and will receive a fee from Sterling for our services.

     In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Sterling and Fleet, including, among other things, the following: (i) the Agreement; (ii) the Registration Statement on Form S-4 filed by Fleet to register the shares of its common stock to be issued in the Merger; (iii) Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 1992 of Sterling and Fleet; (iv) certain interim reports to shareholders of Sterling and Fleet and Quarterly Reports on Form 10-Q of Sterling and Fleet to their respective shareholders; (v) other financial information concerning the businesses and operations of Sterling and Fleet furnished to us by Sterling and Fleet for purposes of our analysis, including certain internal financial analyses and forecasts for Sterling and Fleet prepared by the senior management of Sterling and Fleet; (vi) plans of the combined company and the strategic objectives of the Merger with the senior executives of Sterling and Fleet;

Board of Directors
Sterling Bancshares Corporation

February   , 1994


(vii) certain publicly available information concerning the trading of, and the trading market for, the common stock of Sterling and Fleet; and (viii) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that we consider relevant to our inquiry.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not attempted independently to verify such information. We have relied upon the management of Sterling and Fleet as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgements of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We have also assumed, without independent verification, that the aggregate allowances for loan losses for Sterling and Fleet are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Sterling or Fleet, nor have we examined any individual loan credit files. Finally, you have informed us and we have assumed that the Merger will be recorded as a pooling of interests under generally accepted accounting principles.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position, results of operations and assets and liabilities of Sterling and Fleet; and (ii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Shares.

                                          Very truly yours,


                                          Keefe, Bruyette & Woods, Inc.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a) Exhibits.  The following is a list of Exhibits to this Registration Statement.


     2.1   --   Agreement and Plan of Merger dated as of October 11, 1993, as amended, between
                Fleet Financial Group, Inc. and Sterling Bancshares Corporation (incorporated by reference to Exhibit 2.1 of Fleet's Current Report on Form 8-K dated
                October 11, 1993 and included in Part I and annexed as Exhibit A to the Proxy
                Statement-Prospectus included in this Registration Statement)*
     4.1   --   Shareholder Rights Plan of Fleet (incorporated by reference to Fleet's
                Registration Statement on Form 8-A dated November 29, 1990, as amended by a
                First Amendment to Rights Agreement dated March 28, 1991 and as further amended by a Second Amendment to Rights Agreement dated July 12, 1991, as reported on a Form 8 Amendment to Application or Report dated September 6,
                1991)*
     4.2   --   Instruments defining the rights of security holders, including indentures
                (Fleet has no instruments defining the rights of holders of equity or debt securities where the amount of securities authorized thereunder exceeds 10% of the total assets of Fleet and its subsidiaries on a consolidated basis. Fleet hereby agrees to furnish a copy of any such instrument to the Commission upon request)*
     4.3   --   Form of Rights Certificate for stock purchase rights issued to Whitehall
                Associates, L.P., and KKR Partners II, L.P. (incorporated by reference to
                Exhibit 4(c) of Fleet's Form 8-K Current Report dated July 12, 1991)*
     5     --   Opinion of Edwards & Angell as to legality*
     8     --   Form of Opinion of Goodwin, Procter & Hoar as to federal income tax matters
    10     --   Stock Option Agreement dated as of October 11, 1993 between Fleet Financial
                Group, Inc. and Sterling Bancshares Corporation (incorporated by reference to
                Exhibit 10.1 of Fleet's Current Report on Form 8-K dated October 11, 1993 and included in Part I and annexed as Exhibit B to the Proxy Statement-Prospectus included in this Registration Statement)*
    12     --   Calculation of Ratio of Earnings to Fixed Charges and Preferred Stock
                Dividends*
    24(a)  --   Consent of KPMG Peat Marwick*
    24(b)  --   Consent of Wolf & Company, P.C.*
    24(c)  --   Consent of Keefe, Bruyette & Woods, Inc.
    24(d)  --   Consent of Edwards & Angell (included in Exhibit 5)*
    24(e)  --   Consent of Goodwin, Procter & Hoar
    25     --   Powers of Attorney (included on signature pages to this Registration
                Statement)*
    99(a)  --   Form of Opinion of Keefe, Bruyette & Woods, Inc. (included in Part I and annexed as Exhibit C to the Proxy Statement-Prospectus included in this
                Registration Statement)*
    99(b)  --   Form of Proxy

- ---------------


* Previously filed or incorporated by reference.



     (b) Financial Statement Schedules.


     Not Applicable.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to Form S-4 Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, and State of Rhode Island, on the dates indicated.


                                      FLEET FINANCIAL GROUP, INC.


                                      By: /s/      WILLIAM C. MUTTERPERL
                                          -------------------------------------
                                                    William C. Mutterperl
                                                    Senior Vice President,
Dated: February 4, 1994                         General Counsel and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURES                               TITLE                       DATE
               ----------                               -----                       ----
/s/                *                      Chairman and President,            February 4, 1994
- ------------------------------------      Chief Executive Officer
            Terrence Murray               and Director

/s/                *                      Executive Vice President, and      February 4, 1994
- ------------------------------------        Chief Financial Officer
           Eugene M. McQuade

/s/                *                      Controller                         February 4, 1994
- ------------------------------------
            Robert C. Lamb, Jr.

/s/                *                      Director                           February 4, 1994
- ------------------------------------
          William Barnet, III

/s/                *                      Director                           February 4, 1994
- ------------------------------------
           Bradford R. Boss

/s/                *                      Director                           February 4, 1994
- ------------------------------------
           James E. Chandler

/s/                *                      Director                           February 4, 1994
- ------------------------------------
          Paul J. Choquette, Jr.

/s/                *                      Director                           February 4, 1994
- ------------------------------------
           James F. Hardymon

/s/                *                      Director                           February 4, 1994
- ------------------------------------
           Robert M. Kavner

/s/                *                      Director                           February 4, 1994
- ------------------------------------
           Lafayette Keeney

/s/                *                      Director                           February 4, 1994
- ------------------------------------
           E. Douglas Kenna

               SIGNATURES                               TITLE                       DATE
               ----------                               -----                       ----
/s/                *                      Director                           February 4, 1994
- -------------------------------------
          Raymond C. Kennedy

/s/                *                      Director                           February 4, 1994
- -------------------------------------
           Ruth R. McMullin

/s/                *                      Director                           February 4, 1994
- -------------------------------------
           Arthur C. Milot

/s/                *                      Director                           February 4, 1994
- -------------------------------------
         Thomas D. O'Connor

/s/                *                      Director                           February 4, 1994
- -------------------------------------
         Michael B. Picotte

/s/                *                      Director                           February 4, 1994
- -------------------------------------
          James J. Preble

/s/                *                      Director                           February 4, 1994
- -------------------------------------
          John D. Reardon

/s/                *                      Director                           February 4, 1994
- -------------------------------------
          John A. Reeves

/s/                *                      Director                           February 4, 1994
- -------------------------------------
          John R. Riedman

/s/                *                      Director                           February 4, 1994
- -------------------------------------
           John S. Scott

*By: /s/   WILLIAM C. MUTTERPERL
- -------------------------------------
         William C. Mutterperl
         Senior Vice President,
     General Counsel and Secretary
            Attorney-in-fact